SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [x]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[x] Definitive proxy statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to/section/240.14a-11(c) or /section/240.14a-12


                            nSTOR TECHNOLOGIES, INC.
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Persons(s) Filing proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each  class of  securities  to  which  transaction applies:
        (2) Aggregate  number  of  securities  to  which  transaction   applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check  box if  any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date:
        (5) Filed:

                            nSTOR TECHNOLOGIES, INC.
                               10140 Mesa Rim Road
                           San Diego, California 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 8, 2002
                    ----------------------------------------

To the Stockholders of
nStor Technologies, Inc.

The board of directors of nStor Technologies, Inc. invites you to attend the 2002 annual meeting of Stockholders of nStor to be held on October 8, 2002, at 10:00 a.m., local time, at The Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida for the following purposes, all of which are described more completely in the accompanying proxy statement:

(1) To approve the issuance of the following shares of our common stock to Pacific Technology Group, Inc. in connection with our acquisition of 100% of the outstanding capital stock of Stonehouse Technologies, Inc. on June 7, 2002: (a) 4,527,027 shares upon the conversion of our Series L Convertible Preferred Stock, and (b) up to 8,687,258 shares as earn-out consideration;

(2) To approve the issuance of shares of our common stock to Halco Investments L.C., an entity controlled by Maurice Halperin, the chairman of our board of directors, in connection with the potential conversion of a $3,100,000 promissory note in order to maintain our listing on The American Stock Exchange;

(3) To approve the issuance of shares of our common stock to H. Irwin Levy, the vice-chairman of our board of directors and our chief executive officer, in connection with the potential conversion of a $650,000 promissory note in order to maintain our listing on The American Stock Exchange;

(4) To approve the issuance of up to 30,000,000 shares of our common stock upon the potential exercise of an option granted to Pacific Technology Services, Inc.;

(5)  To approve an amendment to our certificate of incorporation  increasing the
     number  of  authorized   shares  of  common  stock  from   200,000,000   to
     230,000,000;

(6) To amend nStor's 2001 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 5,000,000 to 7,500,000;

(7) To elect five persons to our board of directors to hold office until our next annual meeting of stockholders or until their successors are duly elected and qualified;

(8) To ratify the re-appointment of Swenson Advisors LLP, certified public accountants, as our independent auditors for 2002; and

(9) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Approval of proposals 2 and 3 is conditioned upon the approval of proposal 5. If proposal 5 is not approved, proposals 2 and 3 will also not be approved even if proposals 2 and 3 receive the requisite stockholder approval.

        Current stockholders who own, as of the record date, shares of our common stock representing approximately 47% of our outstanding common stock, or 56% of our outstanding common stock excluding shares held by Pacific Technology Group, Inc. or its affiliates, have executed proxies instructing the proxyholders to vote in favor of proposals 1 and 4. As a result, approval of proposal 1 is assured.

        The board of directors has fixed the close of business on August 12, 2002 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        Whether or not you expect to be present, please promptly mark, sign and date the enclosed proxy and return it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States.

                                       By Order of the board of directors
                                       Orilla F. Floyd, Secretary
West Palm Beach, Florida
September 12, 2002

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                            Page

PURPOSES OF THE MEETING........................................................1

SUMMARY TERM SHEET.............................................................3

GENERAL INFORMATION ABOUT THE MEETING AND VOTING...............................5

FORWARD LOOKING STATEMENTS.....................................................7

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS................................7

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.................8

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934...........9

PROPOSALS.....................................................................10

MANAGEMENT....................................................................29

EXECUTIVE COMPENSATION........................................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................37

OTHER BUSINESS................................................................39

INFORMATION CONCERNING STOCKHOLDER PROPOSALS..................................39

GENERAL.......................................................................40



ANNEX 1        QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED
               JUNE 30, 2002................................................A1-1

ANNEX 2        CURRENT REPORT ON FROM 8-K/A FILED WITH THE SECURITIES
               AND EXCHANGE COMMISSION ON AUGUST 13, 2002...................A2-1

ANNEX 3        AUDIT COMMITTEE CHARTER......................................A3-1

ANNEX 4        TEXT OF PROPOSED AMENDMENT TO CERTIFICATE
               OF INCORPORATION.............................................A4-1

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            nSTOR TECHNOLOGIES, INC.
                          -----------------------------

                                 PROXY STATEMENT

                             ----------------------

        This proxy statement is furnished in connection with the solicitation by our board of directors of proxies from the holders of our common stock, par value $.05 per share, for use at our 2002 annual meeting of our Stockholders to be held at 10:00 a.m., local time, on October 8, 2002, at The Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida, or at any
adjournment(s) or postponement(s), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

        The approximate date that this proxy statement and the enclosed proxy are first being sent to stockholders is September 12, 2002. Stockholders should review the information provided in this proxy statement in conjunction with our Form 10-K, as amended, for the year ended December 31, 2001. Our executive offices are located at 10140 Mesa Rim Road, San Diego, California 92121, and our telephone number is (858) 453-9191.

                             PURPOSES OF THE MEETING

        At the annual meeting, our stockholders will consider and vote upon the following matters:

     (1) To approve the issuance of the following shares of our common stock to Pacific Technology Group, Inc. in connection with our acquisition of 100% of the outstanding capital stock of Stonehouse Technologies, Inc. on June 7, 2002: (a) 4,527,027 shares upon the conversion of our Series L Convertible Preferred Stock, and (b) up to 8,687,258 shares as earn-out consideration;

     (2) To approve the issuance of shares of our common stock issuable to Halco Investments L.C. ("Halco"), an entity controlled by Maurice Halperin, the chairman of our board of directors, in connection with the potential conversion of a $3,100,000 promissory note in order to maintain our listing on The American Stock Exchange (the "AMEX");

     (3)  To approve  the  issuance  of shares of our  common  stock to H. Irwin
          Levy, the vice-chairman of our board of directors and our chief executive officer, in connection with the potential conversion of a $650,000 promissory note in order to maintain our listing on the AMEX;

     (4) To approve the issuance of up to 30,000,000 shares of our common stock upon the potential exercise of an option granted to Pacific Technology Services, Inc.;

     (5) To approve an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 200,000,000 to 230,000,000;

     (6) To amend nStor's 2001 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 5,000,000 to 7,500,000;

     (7) To elect five persons to our board of directors to hold office until our next annual meeting of stockholders or until their successors are duly elected and qualified;

     (8) To ratify the re-appointment of Swenson Advisors LLP, certified public accountants, as our independent auditors for 2002; and

     (9) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. We are not aware of any other business, which will be voted upon at the annual meeting.

        Approval of proposals 2 and 3 is conditioned upon the approval of proposal 5. If proposal 5 is not approved, proposals 2 and 3 will also not be approved even if proposals 2 and 3 receive the requisite stockholder approval.

        Once you have completed the enclosed proxy, sign and date the proxy and mail it back to us in the enclosed envelope. The giving of a proxy does not preclude you from voting in person at the annual meeting. Stockholders have an unconditional right to revoke their proxy at any time prior to exercise, either in person at the annual meeting or by filing with our Secretary at our offices located at 100 Century Boulevard, West Palm Beach, Florida 33417 a written revocation or duly executed proxy bearing a later date. However, no such revocation will be effective unless we receive written notice of the revocation or a duly executed proxy bearing a later date at or prior to the annual meeting.

        We will bear the cost of preparing, assembling and mailing this proxy statement, the notice of annual meeting of Stockholders and the enclosed proxy. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone. Those persons will receive no compensation for soliciting proxies other than their regular compensation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

                               Summary Term Sheet

        This summary describes the material terms of Proposal 1 that you will be voting on at the annual meeting. Proposal 1 relates to the issuance of shares of our common stock in connection with our acquisition of Stonehouse Technologies, Inc. It also describes the material terms of our acquisition of Stonehouse Technologies, Inc. You will not be voting on the acquisition, which has been completed, but we are describing its material terms because the shares that are the subject of Proposal 1 are issuable in connection with the acquisition. To better understand Proposal 1 and the acquisition, as well as the other proposals that you are voting on at the annual meeting, you should carefully read this entire document, its attachments and the other documents to which we refer.

When did we acquire Stonehouse Technologies, Inc.?

        On June 7, 2002, we acquired all of the outstanding capital stock of Stonehouse Technologies, Inc. and Stonehouse Technologies, Inc. became our wholly-owned subsidiary. See "Proposal 1 - The Stonehouse Acquisition."

What was the purchase price for Stonehouse Technologies, Inc.?

        In exchange for all the capital stock of Stonehouse Technologies, Inc., on June 7, 2002 we issued 22,500,000 shares of our common stock and 1,000 shares of our Series L Preferred Stock to Pacific Technology Group, Inc., the sole shareholder of Stonehouse Technologies, Inc. In addition, we are obligated to issue up to 8,687,258 shares of common stock as additional consideration in the acquisition (the "Earn-Out Shares") to Pacific Technology Group, Inc. if Stonehouse Technologies, Inc.'s income before income taxes (as defined in the stock purchase agreement) exceeds $1,000,000 during the four quarters beginning on October 1, 2002. See "Proposal 1 - The Stonehouse Acquisition."

What are stockholders being asked to vote on with respect to the acquisition of Stonehouse Technologies, Inc.?

        Stockholders are being asked to approve the issuance of shares of our common stock upon conversion of the Series L Preferred Stock we issued in connection with our acquisition of Stonehouse Technologies, Inc. and the issuance of Earn-Out Shares, to the extent we are required to issue Earn-Out Shares. The Series L Preferred Stock is not initially convertible into common stock. However, we are asking you to approve the conversion of each share of Series L Preferred Stock into 4,527.027 shares of common stock. In addition, we are asking you to approve the issuance of Earn-Out Shares if certain income thresholds are met by Stonehouse Technologies, Inc. See "Proposal 1 -The Stonehouse Acquisition."

Why do stockholders have to approve the conversion of the Series L Preferred Stock and the issuance of the Earn-Out Shares?

        We issued 22,500,000 shares of our common stock to Pacific Technology Group, Inc. upon the closing of the acquisition of Stonehouse Technologies, Inc., which represented approximately 19.6% of our outstanding common stock. The rules of AMEX require that our stockholders approve the issuance of more than 20% of our common stock in an acquisition. The conversion of the Series L Preferred Stock and the issuance of the Earn-Out Shares will represent approximately 9.6%. Because the issuance of common stock upon conversion of the Series L Preferred Stock and as Earn-Out Shares, when combined with the original 22,500,000 shares we issued in the acquisition, will exceed 20% of our outstanding shares, we are required to seek stockholder approval before we can issue those shares. See "Proposal 1 - Stockholder Approval Required."

Why was stockholder approval not required for the acquisition of Stonehouse Technologies, Inc.?

        Under Delaware law, stockholder approval was not required in connection with the acquisition. The rules of AMEX did not require stockholder approval because we issued less than 20% of our common stock at the closing of the transaction, and the Series L Preferred Stock cannot be converted, and the Earn-Out Shares cannot be issued, unless we obtain stockholder approval. See "Proposal 1 - Stockholder Approval Required."

What is the board of directors' recommendation on how to vote?

        Our board of directors recommends that you vote for the approval of Proposal 1. See "Proposal 1 - Recommendation of the Board of Directors."

What effects will the proposed issuances of common stock have on stockholders?

        The proposed issuances of common stock upon conversion of the Series L Preferred Stock and issuance of the Earn-Out Shares will result in dilution in the percentage ownership interest of our existing stockholders. We currently have 137,549,920 shares of our common stock outstanding. If our stockholders approve Proposal 1, the Series L Preferred Stock will be converted into 4,527,027 shares of our common stock and we may issue an additional 8,687,258 shares of our common stock as Earn-Out Shares. We will then have 150,764,205 shares outstanding, and the common stock issued upon conversion of the Series L Preferred Stock and as Earn-Out Shares will represent approximately 8.76%. See "Proposal 1 - Effect of Stock Issuances."

        Pacific Technology Group, Inc., which was the owner of Stonehouse Technologies, Inc. and received 22,500,000 shares of common stock and 1,000 shares of the Series L Preferred Stock in the acquisition, beneficially owns approximately 16.4% of our currently outstanding common stock. In addition, an affiliate of Pacific Technology Group, Inc. has the right to receive an additional 30,000,000 shares upon the exercise of an option. See "Security Ownership of Management and Certain Beneficial Owners."

Who is entitled to vote on Proposal 1?

        Only the holders of shares of our common stock are entitled to vote on Proposal 1. The holders of the Series L Preferred Stock will not vote on Proposal 1. Further, under the rules of AMEX , Pacific Technology Group, Inc. will not be able to vote the 22,500,000 shares of common stock it received upon the completion of the acquisition of Stonehouse Technologies, Inc. in favor of Proposal 1. See "Outstanding Voting Securities and Voting Rights" and "Proposal 1 - Vote Required."

What vote is required to approve Proposal 1?

        AMEX rules require that in order to approve the proposal, a majority of the votes cast by our stockholders, other than Pacific Technology Group, Inc. or its affiliates, must approve the proposal. See "Proposal 1 - Vote Required."

Have any stockholders agreed to vote in favor of Proposal 1?

        Current stockholders who own approximately 56% of the shares of our common stock held by stockholders, other than Pacific Technology Group, Inc. or its affiliates, have given their proxy instructing the proxy holder to vote in favor of Proposal 1. As a result, approval of Proposal 1 is assured. See "Proposal 1 - The Stonehouse Acquisition."

        In addition, these stockholders entered into an agreement with us and Pacific Technology Group, Inc. which provides that these stockholders cannot sell, pledge or otherwise transfer 80% of their shares unless they first offer to sell, pledge or transfer such shares to Pacific Technology Group, Inc. upon the same terms. Further, these stockholders have agreed to vote to elect to our board of directors at our annual meetings of stockholders two designees of Pacific USA Holdings Corp., the parent corporation of Pacific Technology Group, Inc. As of the date of this proxy statement, Pacific USA Holdings Corp. has not named its designees. This stockholders' agreement terminates when Pacific Technology Group, Inc., Pacific USA Holdings Corp. and their affiliates no longer own at least 5% of our common stock. See "Proposal 1 - The Stonehouse Acquisition."

What do I need to do now?

        First, read this proxy statement carefully. Then, as soon as possible, you should submit your proxy by executing and returning the enclosed proxy card. Your shares represented by proxy will be voted in accordance with your directions. If you submit a proxy, but have not specified any directions, your shares will be voted FOR approval of all of the proposals in this proxy statement, including proposal 1. See "Purposes of the Meeting."

Who can help answer my questions?

        If you have any questions concerning Proposal 1, any other proposal or the annual meeting, if you would like additional copies of the proxy statement or if you will need special assistance at the meeting, please call Orilla Floyd, our Secretary, at 561-640-3145.

        The summary information provided above in "question and answer" format is merely a brief description of material information contained in this proxy statement.

                 YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT
                  (INCLUDING THE ATTACHMENTS) IN ITS ENTIRETY.

             GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2002 annual meeting of stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting on October 8, 2002, and at any adjournment of the meeting, for the purposes indicated in the accompanying Notice of Annual Meeting of Stockholders. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        This proxy statement and the accompanying proxy card will be mailed to stockholders on or about September 11, 2002.

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares at the close of business on August 12, 2002. A total of 137,549,920 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock you own.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR the issuance of common stock in connection with the acquisition of Stonehouse Technologies, Inc., FOR the issuance of common stock upon conversion of a $3,100,000 promissory note, FOR the issuance of common stock upon conversion of a $650,000 promissory note, FOR the issuance of common stock upon exercise of an option granted to Pacific Technology Group, Inc., FOR the amendment to our certificate of incorporation to increase the number of authorized shares, FOR the amendment to our 2001 Stock Option Plan, FOR each of the five director nominees, FOR the ratification of the re-appointment of Swenson Advisors, LLP as our independent auditors for 2002, and will use their judgment to vote FOR or AGAINST any other proposals to be considered at the meetings.

What if other matters come up at the annual meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card, signing, dating and returning to us a new proxy card, or by attending the annual meeting and voting in person. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

        We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the annual meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. A majority of the outstanding shares will constitute a quorum at the meeting.

Who will count the votes?

        Mellon Investor Services ("Mellon"), our transfer agent, will tabulate the returned proxy votes by mail and Mellon's inspector of the election will tabulate the votes at the meeting. The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions from voting as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

Who pays for this proxy solicitation?

        nStor. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We may request persons holding shares in their names for others to forward soliciting materials to our principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

        You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                           FORWARD LOOKING STATEMENTS

        With the exception of discussion regarding historical information, this proxy statement contains or incorporates by reference forward-looking statements. Such statements inherently involve risks and uncertainties that could cause actual results of operations to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our inability to increase sales to current customers and to expand our customer base, our inability to integrate the operations of Stonehouse into our operations and to obtain the anticipated benefits of the Stonehouse acquisition, acceptance of our products in the marketplace, technological obsolescence of our products, timing and volume of sales orders, our inability to improve the gross margin on our products, material cost fluctuations, competitive factors, dependence upon third-party vendors, our future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the technology industry and the economy in general, legal proceedings, our failure to remain listed on AMEX and other risks detailed in our periodic report filings with the Securities and Exchange Commission (the "SEC"). Historical results are not necessarily indicative of the operating results for any future period.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        The board of directors has set the close of business on August 12, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 137,549,920 shares of common stock issued and outstanding, all of which are entitled to be voted at the annual meeting. Each share of common stock is entitled to one vote on each matter submitted to stockholders for approval at the annual meeting.

        The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum. Shares represented by proxies which are marked "abstain" will only be counted for determining the presence of a quorum. For all of the proposals, except for the election of directors, an abstention will have the effect of a negative vote. An abstention will have no effect on the election of directors.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will have the effect of a negative vote on proposal 5, and will not be counted in determining the number of shares necessary for approval of the remaining proposals. Shares represented by such "broker non-votes" will, however, be counted in determining the presence of a quorum.

        The affirmative vote of a majority of votes cast by all stockholders entitled to vote at the meeting other than Pacific Technology Group, Inc. or its affiliates will be required for approval of proposal 1. The affirmative vote of a majority of votes cast by all stockholders entitled to vote at the meeting other than Maurice Halperin or his affiliates will be required for approval of proposal 2. The affirmative vote of a majority of votes cast by all stockholders entitled to vote at the meeting other than H. Irwin Levy or his affiliates will be required for approval of proposal 3. The affirmative vote of a majority of shares entitled to vote will be required for approval of proposal 5. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the election of directors. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote, will be required for approval of proposals 4 , 6 and 8.

        Current stockholders who own, as of the record date, shares of our common stock representing approximately 47% of our outstanding common stock, or 56% of our outstanding common stock excluding shares held by Pacific Technology Group, Inc. or its affiliates, have executed proxies instructing the proxyholders to vote in favor of proposals 1 and 4. As a result, approval of proposal 1 is assured since it requires the affirmative vote of a majority of votes cast by all stockholders entitled to vote at the meeting other than Pacific Technology Group, Inc. or its affiliates for approval.

        A list of the stockholders entitled to vote at the special meeting will be available at our offices located at 100 Century Boulevard, West Palm Beach, Florida 33417, for a period of ten days prior to the annual meeting for examination by any stockholder.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of June 30, 2002, information with respect to the beneficial ownership of our common stock by (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) our chief executive officer and other executive officers whose compensation is required to be disclosed pursuant to the rules of the SEC (collectively referred to as the "Named Officers") and each of our directors, and (iii) all of our directors and executive officers as a group.
                                                                      Percent of
Name and Address of                    Amount and Nature of          Outstanding
Beneficial Owner                       Beneficial Ownership (1)         Shares
------------------------------------   ------------------------      -----------

Pacific USA Holdings Corp.(2)                52,500,000                    31.3%
2740 North Dallas Parkway
Plano, TX  75093

Pacific Electric Wire &
 Cable Co., Ltd. (2)                         52,500,000                    31.3%
2740 North Dallas Parkway
Plano, TX  75093

Maurice A. Halperin                          42,077,844 (3)                30.6%
17890 Deauville Lane
Boca Raton, FL  33496

Pacific Technology Services, Inc.(2)         30,000,000                    17.9%
2740 North Dallas Parkway
Plano, TX 75093

H. Irwin Levy                                23,635,093 (4)                17.0%
100 Century Blvd.
West Palm Beach, FL  33417

Pacific Technology Group, Inc. (2)           22,500,000                    16.4%
2740 North Dallas Parkway
Plano, TX 75093

Bernard A. Marden                            12,604,788 (5)                 9.1%
1290 S. Ocean Blvd.
Palm Beach, FL 33480

Joel F. Brody                                       100 (6)                  -

Roger H. Felberbaum                             172,500 (7)                  *

Bernard R. Green                                361,348                      *

Thomas L. Gruber                                250,000                      *

Larry Hemmerich                                 605,585 (8)                  *

M. Thomas Makmann                                  -                         -

Michael L. Wise                                 666,412 (9)                  *

Thomas G. Wrightson                             122,666                      *

All executive officers and directors,        67,674,642                    48.6%
   as a group (12 persons)

------------- * Less than 1%

(1) Unless otherwise indicated, each stockholder listed has the sole power to vote and direct disposition of the shares of common stock shown as beneficially owned by such stockholder. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of the following shares which such person or group has the right to acquire pursuant to options and warrants that are exercisable within 60 days of the date hereof: Pacific USA Holdings Corp., Pacific Electric Wire & Cable Co., Ltd. and Pacific Technology Services, Inc. - 30,000,000 shares; Mr. Levy - 1,072,500 shares; Mr. Marden - 537,500 shares; Mr. Green - 80,000 shares; Mr. Felberbaum - 40,000 shares; Mr. Hemmerich - 300,000 shares; Mr. Wise - 212,000 shares; Mr. Wrightson - 122,666 shares; and all executive officers and directors as a group - 1,716,164 shares. See "Executive Compensation".
(2) Pacific Electric Wire & Cable Co., Ltd. is the parent corporation of Pacific USA Holdings Corp., which is the parent corporation of Pacific Technology Services, Inc. and Pacific Technology Group, Inc. and as such, may be deemed the beneficial owner of the shares held by such entities.
(3)  Includes 39,000,000 shares owned indirectly through Halco.
(4) Includes 5,284,357 shares owned by corporations controlled by Mr. Levy and 1,000 shares owned jointly with Mr. Levy's spouse.
(5) Includes 2,888,391 shares owned indirectly by a trust for which Mr. Marden is a trustee.
(6)  Represents shares held in a retirement account by Mr. Brody's spouse.
(7)  Includes 7,500 shares held by Mr. Felberbaum's spouse.
(8) Mr. Hemmerich's beneficial ownership is based on the last Statement of Changes in Beneficial Ownership on Form 4 filed by Mr. Hemmerich in February 2002 for transactions that occurred in January 2002.
(9) Includes 143,002 shares owned indirectly as follows, as to which Mr. Wise disclaims beneficial ownership: 92,602 shares owned by Mr. Wise's spouse, and 50,400 shares owned jointly by Mr. Wise's spouse and his mother.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, the officers, directors and greater than ten percent beneficial owners of our common stock have complied with all applicable Section 16(a) filing requirements except as follows (due to administrative oversights): (i) Former President and Chief Executive Officer Larry Hemmerich did not file Statements of Changes in Beneficial Ownership on Form 4 on a timely basis for (a) receiving 128 shares of Series I Convertible Preferred Stock in April 2001 in satisfaction of a promissory note, (b) the cancellation in June 2001 of stock options to purchase an aggregate of 1,250,000 shares of common stock, and (c) the grant in June 2001 of a stock option to purchase 300,000 shares of common stock; (ii) H. Irwin Levy, Vice Chairman of the Board and Chief Executive Officer did not timely file a Statement of Changes in Beneficial Ownership on Form 4 for the issuance in April 2001 of 4,604 shares of Series I Convertible Preferred Stock in exchange for (a) convertible promissory notes, (b) Series G Convertible Preferred Stock, and (c) the cancellation of a warrant to purchase 500,000 shares of common stock; and (iii) Bernard A. Marden, a significant stockholder, did not timely file Statements of Changes in Beneficial Ownership on Form 4 for (a) the issuance in April 2001 of 1,263 shares of Series I Convertible Preferred Stock in exchange for convertible promissory notes, (b) the October 2001 automatic conversion of Series D Convertible Preferred Stock into 1,000,000 shares of common stock, and (c) the December 2001 purchase of 1,700 shares of Series H Convertible Preferred Stock in a private transaction.

                                    PROPOSALS

Proposal 1.    To  approve  the  issuance of the following  shares of our common stock to Pacific  Technology  Group,  Inc. in connection with our
               acquisition  of  100%  of  the   outstanding   capital  stock  of
               Stonehouse  Technologies,  Inc.  on June 7, 2002:  (a)  4,527,027
               shares  upon  conversion  of our Series L  Convertible  Preferred
               Stock and (b) up to 8,687,258 shares as earn-out consideration.

General

        On June 7, 2002, we entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Stonehouse Technologies, Inc., a Texas corporation ("Stonehouse"), Pacific Technology Group, Inc. ("PTG"), the sole shareholder of Stonehouse, and Pacific USA Holdings Corp., a Texas corporation and the sole shareholder of PTG ("Parent"). Pursuant to the Stock Purchase Agreement, we acquired 100% of the outstanding capital stock of Stonehouse from PTG (the "Stonehouse Acquisition"). Stonehouse is a provider of software and services for communication service management solutions that help enterprises manage and control telecommunications expenses, assets and processes. The purchase price for the Stonehouse Acquisition consisted of the sum of the following: (i)(A) 22,500,000 shares of our common stock and (B) 1,000 shares of our Series L Convertible Preferred Stock ("Series L Preferred Stock"), which were issued and delivered to PTG at the closing of the Stonehouse Acquisition and (ii) Earn-Out Shares (as defined below), if any.

        On June 7, 2002, we filed with the Secretary of State of Delaware a Certificate of Designation establishing the Series L Preferred Stock, consisting of 1,000 shares with a stated value of $1,000 per share. Each share of Series L Preferred Stock is initially convertible into 4,527.027 shares of our common stock. The issuance of the common stock upon conversion of the Series L Preferred Stock is conditioned on stockholder approval of proposal 1. Upon stockholder approval, the Series L Preferred Stock will automatically be converted into 4,527,027 shares of common stock.

        If income before income taxes as defined in the Stock Purchase Agreement ("Net Revenues") of Stonehouse during the four consecutive calendar quarters beginning on October 1, 2002 (the "Valuation Period") exceeds $1,000,000, we will be required to issue to PTG that number of additional shares of common stock equal to the product of (i) 27.027, subject to anti-dilution adjustments and (ii) the amount of Net Revenues in excess of $1,000,000, up to a maximum of 8,687,258 shares of our common stock (the "Earn-Out Shares") within 45 days after the expiration of the Valuation Period, subject to extension in the event of a dispute. The issuance of the Earn-Out Shares is conditioned on stockholder approval of proposal 1. If at the time we are obligated to issue all or any portion of the Earn-Out Shares, we have not obtained stockholder approval of such issuance, we will issue to PTG preferred stock that will be convertible into the same number of shares of common stock described in the preceding sentence upon stockholder approval. In the event that prior to 30 days after the expiration of the Valuation Period, we are, or Stonehouse is, acquired or merged with anyone other than an affiliate or an affiliate of our affiliates, we will immediately prior to the closing of such acquisition or merger, issue the Earn-Out Shares or additional preferred stock convertible into the Earn-Out Shares to PTG.

Effect of Stock Issuances

        The proposed issuances of common stock upon conversion of the Series L Preferred Stock and issuance of the Earn-Out Shares will result in dilution in the percentage ownership interest of our existing stockholders. The conversion of the Series L Preferred Stock and the Earn-Out Shares could result in the issuance of an additional 9.6% of our currently outstanding shares.

Stockholder Approval Required

        Section 712 of the Listing Standards, Policies and Requirements of the AMEX requires stockholder approval prior to approving the listing of additional shares to be issued in connection with an acquisition of the stock or assets of another company if the issuance of common stock or securities convertible into common stock could result in an increase in our outstanding common shares of 20% or more. We issued 22,500,000 shares of our common stock to PTG upon closing of the Stonehouse Acquisition on June 7, 2002, which increased our outstanding shares by approximately 19.5%. As described above, upon stockholder approval of proposal 1, we will issue PTG 4,527,027 shares of our common stock upon conversion of the Series L Preferred Stock, and we may issue up to an additional 8,687,258 shares as Earn-Out Shares, which will increase our outstanding shares by an additional 9.6%. Because we are issuing shares of our common stock that would result in an increase in our outstanding shares by more than 20%, the AMEX requires approval by our stockholders, other than PTG or its affiliates, of the issuance of common stock to PTG upon conversion of the Series L Preferred Stock and as Earn-Out Shares.

Vote Required

        For this proposal to be approved in accordance with the requirements of AMEX, the affirmative vote of a majority of the votes cast by our stockholders other than PTG or its affiliates, in person or by proxy, on this proposal 1 is required.

        Current stockholders who own, as of the record date, approximately 56% of the shares of our common stock held by our stockholders, other than PTG or its affiliates, have executed proxies instructing the proxyholder to vote in favor of this proposal 1. As a result, approval of proposal 1 is assured.

Recommendation of the Board of Directors

        The members of our board of directors recommend that you vote "FOR" the approval of proposal 1.

                           The Stonehouse Acquisition

Overview

        The following information about the Stonehouse Acquisition is provided in connection with Proposal 1 described above. Stockholders are not being asked to vote upon the Stonehouse Acquisition, which has already been consummated.

        On June 7, 2002, we entered into the Stock Purchase Agreement with Stonehouse, PTG and Parent. Pursuant to the Stock Purchase Agreement, we acquired 100% of the outstanding capital stock of Stonehouse from PTG on June 7, 2002 and Stonehouse became a wholly-owned subsidiary of ours. The purchase price for the Stonehouse Acquisition consisted of the sum of the following: (i)(A) 22,500,000 shares of our common stock and (B) 1,000 shares of our Series L Preferred Stock which were issued and delivered to PTG on June 7, 2002 at the closing of the Stonehouse Acquisition and (ii) up to 8,687,258 Earn-Out Shares.

Description of Series L Preferred Stock

        Our board of directors is authorized, without action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights and relative preferences thereof. In accordance with this authority, the board of directors created 1,000 shares of Series L Preferred Stock with the rights and preferences described below.

        Voting Rights: Holders of the Series L Preferred Stock are not entitled to vote on any matters submitted to the holders of common stock.

        Dividends: Holders of the Series L Preferred Stock are not entitled to receive dividends.

        Liquidation Rights and Preferences: Each share of Series L Preferred Stock has a liquidation preference equal to its stated value of $1,000. The liquidation preference is payable to the holders of the Series L Preferred Stock upon the liquidation, dissolution or winding up of nStor. The liquidation preference may not be paid to the holders of the Series L Preferred Stock until the payment in full of (i) any distribution made with respect to any other preferred stock existing on, or issued after, June 7, 2002 or (ii) any amounts received by us from our stockholders (or entities controlled by our stockholders) after the issuance of the Series L Preferred Stock for the purpose of funding any deficiency in our working capital.

        Restricted Actions: We are not permitted to take the following actions without the approval of a majority of the shares of Series L Preferred Stock:
(i) complete any reorganization or take any action, or fail to take any action, which would adversely affect the rights of the holders of the Series L Preferred Stock and (ii) amend our certificate of incorporation if such amendment would cancel or modify the conversion rights of the Series L Preferred Stock. In addition, we are not permitted to take any action that would dilute or impair the rights of the holders of the Series L Preferred Stock. Further, we are not permitted to consolidate or merge with any other person, or permit any person to consolidate or merge with us (if we are not the surviving person), unless the other person expressly assumes and will be bound by all of the terms of the Series L Preferred Stock.

        Mandatory Conversion: The Series L Preferred Stock is not initially convertible into shares of our common stock. The holders of the Series L Preferred Stock do not have the right to convert the Series L Preferred Stock into shares of common stock without the prior approval of the stockholders. If the stockholders approve Proposal 1, each share of Series L Preferred Stock will be automatically converted into 4,527.027 shares of common stock.

Background of the Stonehouse Acquisition

        As previously reported in our filings with the SEC, we have received a "going-concern" opinion from our auditors with respect to our most recent audited financial statements, i.e., our financial statements for the year ended December 31, 2001. As described more completely under "Certain Relationships and Related Transactions", during the past several years our working capital needs have been satisfied primarily by loans or investments from our principal stockholders. As a result of our adverse financial condition, we explored various capital raising transactions with a variety of private investors.

        In June, 2001, we began discussions with Parent and Pacific Electric Wire & Cable Co., Ltd., ("PEWC"), the parent corporation of Parent, to discuss PEWC making a potential equity investment in our company. PEWC is a Taiwanese corporation and is traded on the Taiwan Stock Exchange. During our discussions with principals of PEWC, we provided Parent and PEWC with detailed written materials about our company.

        On June 26, 2001, we received an investment proposal from Halco to acquire an approximately 49% interest in our company for $16.4 million (including a $3 million loan). In connection with interim financing provided by Halco, in August 2001, our board of directors elected Maurice Halperin as chairman of our board of directors. The Halco transaction was initially expected to close in August 2002.

        From June through early October, 2001 we continued discussions with PEWC. The discussions with PEWC contemplated the distribution of our products in Asia, as well as PEWC making a potential equity investment in nStor. As a result of our continuing negotiations with PEWC regarding a potential equity investment by PEWC, we reached agreements with Maurice Halperin to defer the closing of the Halco transaction until September 28, 2001 and, subsequently, until October 31, 2001.

        On October 23, 2001, we received a letter from Parent proposing to enter into a strategic business relationship with our company. The proposal contemplated an international distribution agreement, an equity investment in our company and certain other business relationships subject to terms and conditions to be negotiated. The letter contemplated that these agreements could be finalized by the week of November 12, 2001. As a result of this proposal and at our request, Halco agreed to extend until November 16, 2001 its previously announced offer to purchase an equity interest in nStor.

        We were unable to reach an agreement with PEWC regarding its making an equity investment in nStor, and accordingly, on November 20, 2001 we completed the stock purchase transaction with Halco. The terms of the Halco transaction were modified from the original proposal and provided that Halco purchase an approximate 34% equity interest in, and make certain loans to, our company for an aggregate investment of approximately $12.1 million. Pursuant to the Stock Purchase Agreement dated November 20, 2001 between us and Halco, Halco purchased 8,970 shares of our Series K Convertible Preferred Stock with a face amount of $8,970,000, and we issued a $3.1 million, 5-year, 8% note to Halco. Halco invested $6 million in cash and marketable securities having a fair market value (based on the closing market price for such securities on November 19, 2001, as reported on the New York Stock Exchange on which the securities were traded) of $6.1 million.

        Although we were unable to reach an agreement with PEWC regarding its making an equity investment in nStor, in an effort to improve our financial condition and increase our potential future revenues, we continued to be interested in developing a strategic business relationship with PEWC. As described in Proposal 4, effective March 1, 2002, we (i) entered into a Reseller Agreement with a subsidiary of Parent, which granted that subsidiary the right to market and sell our products for a period of two years in Mainland China and Taiwan, and (ii) granted that subsidiary an option to purchase up to 30,000,000 shares of our common stock at an exercise price of $0.40 per share. Following our entering into the Reseller Agreement, we began exploring ways to further our relationship with PEWC by combining our company with Stonehouse, also a subsidiary of Parent.

        In this regard, in early March 2002, Mr. Levy and representatives from PEWC and Stonehouse commenced negotiation on a non-binding letter of intent that would memorialize their mutual understanding of the structure of a transaction whereby we would acquire all of the capital stock of Stonehouse. At this time, the parties' negotiations focused on the form and amount of the purchase price. Both parties desired a transaction in which we would issue shares of our common stock. Our board of directors was interested in pursuing a transaction with this structure since it would not require us to use any cash or incur any debt. The amount of the consideration was determined by arms-length negotiations between the parties. Factors in those negotiations included Stonehouse's anticipated cash flow from operations, book value, revenues and prospects and the price of our common stock, as well as its high volatility and low trading volume.

        After several weeks of negotiations, and following consultation with our respective boards and legal advisors, on March 21, 2002 we entered into a letter of intent with Parent regarding the acquisition of Stonehouse. The parties initially agreed on a purchase price of approximately $15,000,000, subject to our being satisfied with the projected cash flow from operations, and agreed to fix the number of shares of our common stock to be issued in the acquisition at 35,714,285 shares, based on the approximate price of our common stock at that time of $0.42. We also agreed to enter into an employment agreement with John E. Gates, the chief executive officer of Stonehouse, to become the chief operating officer of nStor upon closing. Our board of directors did not seek an opinion of an independent financial advisor as to the fairness, from a financial point of view, of the acquisition, primarily due to the costs associated with obtaining a fairness opinion.

        After the execution of the letter of intent, we commenced a due diligence investigation of Stonehouse. Representatives of PTG and Stonehouse, together with their counsel, and representatives of nStor met to discuss various aspects of the proposed transaction. As a result of these discussions, our due diligence review and a further analysis of applicable state laws and AMEX rules, on April 30, 2002 the parties entered into a term sheet which amended and supplemented the letter of intent. Based on our due diligence that showed that Stonehouse's cash flow from operations was less than originally disclosed and that there were expenses that could be reduced to increase cash flow, we required that the purchase price consist of a fixed portion and a contingent portion. The fixed portion was valued at $10,000,000 and consisted of 1,000 shares of newly issued convertible preferred stock which was convertible into 27,027,027 shares of our common stock at a price of $0.37 per share upon stockholder approval. The contingent portion of the purchase price consisted of the issuance of up to an additional 8,687,258 Earn-Out Shares if certain income levels (as described above) were met by Stonehouse following the acquisition. The structure of the transaction was altered to provide for the issuance of convertible preferred stock rather than common stock as provided in the letter of intent so that we would not need to obtain stockholder approval prior to the acquisition under AMEX rules.

        The term sheet provided that the preferred stock would have no preferential or accumulated dividend rights and would be subordinate to any funding provided to us by any of our stockholders (or any entity controlled by a stockholder) after the closing of the acquisition which was made to support our negative cash flow through year-end. The term sheet further provided that at the closing of the acquisition, Stonehouse would enter into a marketing agreement with Parent concerning the marketing of certain non-Stonehouse software.

        Further, the term sheet provided that John Gates would serve as the chief executive officer of Stonehouse following the acquisition, rather than the chief operating officer of nStor, as provided in the letter of intent. In addition, the term sheet provided that we, Parent and the Principal Stockholders enter into the Stockholders' Agreement, as described below. Also, Parent agreed to lease to us a portion of Parent's current offices in Plano, Texas. On May 15, 2002, we publicly announced that we had entered into an agreement in principal to acquire a privately-owned telecommunications company.

        After the execution of the term sheet, we continued to perform and update our due diligence while drafts of the Stock Purchase Agreement and various ancillary agreements were distributed, reviewed and negotiated. Based on further analysis of AMEX rules and discussions with AMEX staff, the parties agreed to issue 22,500,000 shares of common stock, or approximately 19.5% of our outstanding common stock, and 1,000 shares of Series L Convertible Preferred Stock at the closing. The conversion of the Series L Preferred Stock and the issuance of the Earn-Out Shares was subject to stockholder approval. Among the other matters negotiated were the conditions to the parties' obligations to close the acquisition, provisions related to indemnification of the parties, the determination of the liabilities and obligations to be assumed by us and Parent in the acquisition, and the negotiation of certain related agreements.

        After several weeks of further negotiations and revisions to the documentation, the respective boards of nStor and PTG met, and following detailed discussions regarding the terms of the Stock Purchase Agreement and related documents, including a summary of the representations, warranties, covenants, conditions, termination events and termination consequences, as well as the structure of the proposed transaction, approved the Stonehouse Acquisition and authorized the respective officers of both companies to undertake all acts necessary or desirable to effect the Stonehouse Acquisition. The parties then executed the Stock Purchase Agreement after the market closed on Friday, June 7, 2002 and publicly announced the transaction on Monday, June 10, 2002.

Purposes of the Stonehouse Acquisition

        Our board of directors determined that the terms of the Stock Purchase Agreement, which were the product of arm's length negotiations between representatives of us and Stonehouse, were in the best interests of our stockholders. In reaching this determination, our board of directors considered the following positive factors:

o we believe Stonehouse's anticipated positive cash flow from operations will have a positive impact on our operating results from both a cash flow standpoint, and as a contribution to our operating income;

o Stonehouse has an expansive customer base, including major U.S. corporations and government agencies, through which we believe we will be able to market our computer storage products, which in turn should have a positive impact on our revenues;

o we believe the Stonehouse Acquisition will further our relationship with PEWC, which will provide us with greater opportunity to sell our products in Asia;

o as previously disclosed in our filings with the SEC, on May 28, 2002, we received correspondence from AMEX regarding the potential delisting of our common stock from AMEX due to our failure to meet certain of AMEX's continued listing standards related to minimum shareholders' equity and our ability to continue operations and/or meet our obligations as they mature. On June 26, 2002, we submitted a plan and supporting documentation to AMEX to demonstrate our ability to regain compliance. On August 13, 2002, AMEX notified us that it had accepted our plan and granted us an extension through June 20, 2003 within which we must regain compliance, subject to periodic review by AMEX staff. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in our being delisted. We believe that we will be successful in regaining compliance and the Stonehouse Acquisition is expected to assist us in this effort, although there can be no assurance that we will remain listed on AMEX;

o the structure of the transaction which would not require us to use any cash or incur any debt; and

o the ability to complete the transaction in a timely manner without the need for regulatory or stockholder approval.

Approvals Needed to Complete the Stonehouse Acquisition

        We were not required to obtain the approval of any regulatory agency in order to consummate the Stonehouse Acquisition, nor were we required to obtain the approval of our stockholders under state law or AMEX rules.

Other Provisions of the Stock Purchase Agreement and Related Agreements

        The following is a brief summary of the material terms of the Stock Purchase Agreement. The complete text of the Stock Purchase Agreement is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on June 21, 2002.

        The parties executed the Stock Purchase Agreement on June 7, 2002. The Stock Purchase Agreement contained customary representations and warranties from the parties relating, among other things, to their organization, capitalization, authority relative to the Stock Purchase Agreement, financial statements, material contracts, absence of undisclosed liabilities and conflicts, intellectual property, litigation, contracts, tax matters. In addition, the respective obligations of the parties to consummate the Stonehouse Acquisition were conditioned on the satisfaction or occurrence of certain closing conditions, including obtaining required approvals (if any), delivering copies of board resolutions approving the transaction, and that we deliver certain documents, including the following:

o a Marketing Agreement providing for the sale of certain non-Stonehouse software products;

o    a Stockholders' Agreement (as described below);

o an Employment Agreement providing that John Gates would be the chief executive officer of Stonehouse;

o a Registration Rights Agreement which requires that once we are eligible for short-form registration under SEC rules, we register for resale the shares of common stock issued or issuable to PTG in connection with the Stonehouse Acquisition and the shares issuable upon the potential exercise of an option held by an affiliate of PTG, as described under Proposal 4, with the SEC;

o an irrevocable proxy from stockholders who hold 56% of our outstanding common stock, other than PTG or its affiliates, agreeing to vote in favor of Proposals 1 and 4;

o    the New Halco Note, as described in Proposal 2;

o    the Working Capital Agreement (as described below); and

o a sublease agreement, executed by us providing that Parent would sublease a portion of Parent's current offices in Plano, Texas.

    All of the closing conditions were met or waived, and the acquisition was consummated on June 7, 2002.

    The Stock Purchase Agreement also contained certain obligations of each of the parties that continued after the consummation of the acquisition. For example, the Stock Purchase Agreement requires us to (i) hold a stockholders' meeting to approve Proposals 1 and 4 and (ii) use our best efforts to cause the common stock issuable upon conversion of the Series L Preferred Stock and as Earn-Out Shares to be listed on the AMEX. The listing with the AMEX for such shares was filed on June 13, 2002.

The Stockholders' Agreement

        As a condition to closing the Stonehouse Acquisition, effective June 7, 2002, we entered into a Stockholders' Agreement (the "Stockholders' Agreement") with PTG and certain of our stockholders who, following the issuance of 22,500,000 of our shares to PTG in the Stonehouse Acquisition, hold approximately 47% of our outstanding common stock (collectively the "Principal Stockholders"). The Stockholders' Agreement prohibits the sale, pledge or other transfer of 80% of designated shares, as defined in the Stockholders' Agreement, of our common stock held by the Principal Stockholders unless they first offer to sell, pledge or transfer such shares to PTG on the same terms. In addition, pursuant to the Stockholders' Agreement, each of the Principal Stockholders have agreed to vote to elect to our board of directors at each of our annual meetings of stockholders two designees of Parent reasonably acceptable to such Principal Stockholders. As of the date hereof, Parent has elected not to name two designees as nominees for our board of directors for the 2002 Annual Meeting. The Stockholders' Agreement terminates on the date on which PTG, Parent and/or their respective affiliates cease to own at least 5% of our common stock.

The Working Capital Agreement

        As a condition to the closing of the Stonehouse Acquisition, we entered into the Working Capital Assurance Agreement (the "Working Capital Agreement") as of June 7, 2002 with Hilcoast Development Corp. ("Hilcoast"), a company controlled by H. Irwin Levy, the vice-chairman of the board of directors, chief executive officer and a principal stockholder of our company. Pursuant to the Working Capital Agreement, Hilcoast committed to loan, upon our demand, in the event of a working capital deficit, an aggregate amount not in excess of $1,250,000, including the amounts previously loaned to us by Hilcoast in the amount of $940,000, as of June 7, 2002 for a period of 180 days from that date at an interest rate of 8%.

Accounting Treatment of the Stonehouse Acquisition

        The Stonehouse Acquisition was accounted for under the purchase method of accounting with assets acquired and liabilities assumed recorded at estimated fair values as of the Stonehouse Acquisition date in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, and the results of Stonehouse's operations included in our consolidated financial statements from the acquisition date. Allocation of the purchase price has been made on a preliminary basis subject to adjustment should new or additional facts about the business become known over the ensuing twelve months after the Stonehouse Acquisition, and included a valuation analysis of intangible assets completed by an independent valuation firm. The excess of the purchase price over the fair value of net assets acquired (goodwill) will be subject to a review for impairment on an annual basis and whenever events or circumstances occur which indicate that goodwill might be impaired, in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, adopted by us in 2002.

Selected Financial Data

The following table summarizes certain selected financial data of Stonehouse for the five years ended December 31, 2001 (in thousands):


                              Five Months
                                 Ended                  Year Ended December 31,
                                 May 31,   -------------------------------------------------
                                  2002      2001       2000      1999       1998       1997
                                 ------    ------     ------    ------     ------     ------
Selected Operating Data:

Revenues                         $2,814    $6,608     $7,270    $7,838     $8,728     $9,093
Net income (loss)                   133    (2,830)(1)   (228)      114       (790)      (705)

Selected Balance Sheet Data:

Total assets                      7,660     7,457      9,085     9,455     10,075     11,500
Total liabilities                 2,996     2,926      2,664     2,807      3,947      4,582
Stockholders' equity              4,664     4,531      6,421     6,648      6,128      6,918


------------
(1) The 2001 net loss reflects the implementation of a revised business plan, beginning in February 2001, by a newly-employed business team, which contemplated substantial increases to marketing, sales and administrative programs, in order to significantly expand future revenues. Stonehouse subsequently determined that the new plan was not in its best interests and, as a result, during the fourth quarter of 2001, this plan was discontinued. Stonehouse's previous top executive reassumed the chief executive officer duties and the new business team and certain other employees were terminated in the fourth quarter of 2001 or early 2002. Stonehouse estimated that operating expenses in excess of $3 million related to the discontinued business plan were incurred in 2001.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

        The following unaudited pro forma condensed combined statements of operations reflect the Stonehouse Acquisition. The statements are derived from and should be read in conjunction with our historical financial statements and notes thereto, as presented in the our Form 10-Q for the six months ended June 30, 2002 (see Annex 1) and Annual Report on Form 10-K, as amended for the year ended December 31, 2001, which is being delivered with this proxy statement. They should also be read in conjunction with Stonehouse's historical financial statements included in our current report on Form 8-K/A (see Annex 2).

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and for the six months ended June 30, 2002 give effect to the Stonehouse Acquisition as if it had occurred as of January 1, 2001. The pro forma adjustments are based on management's preliminary estimates of the value of tangible and intangible assets acquired, including a valuation of goodwill and certain other intangible assets performed by an independent valuation firm. However, those estimates could change as additional information becomes available or as additional events occur.

        The unaudited pro forma financial information is not designed to represent and does not represent what the combined results of operations would have been had the Stonehouse Acquisition been completed as of the dates assumed, and is not intended to project the combined results of operations for any future period.

        As shown in the historical Statement of Operations, during 2001 Stonehouse incurred a net loss of $2,830,000, which represents a significant decline in operating results from prior years. During 2000, Stonehouse incurred a net loss of $228,000 and during 1999, Stonehouse realized net income of $114,000. These amounts are net of depreciation and amortization of $320,000 and $592,000, respectively. The 2001 loss reflects the implementation of a revised business plan beginning in February 2001, by a newly-employed business team, which contemplated substantial increases to marketing, sales and administrative programs, in order to significantly expand future revenues. Stonehouse subsequently determined that the new plan was not in its best interests and, as a result, during the fourth quarter of 2001, this plan was discontinued. Stonehouse's previous top executive reassumed the chief executive officer duties and the new business team and certain other employees were terminated in the fourth quarter of 2001 or early 2002. Stonehouse estimates that operating expenses in excess of $3 million related to the discontinued business plan were incurred in 2001. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 excludes the pro forma effect of the operating expense reductions implemented during the fourth quarter of 2001 and in early 2002 as a result of the discontinuation of the business plan, as well as certain additional expense reductions that are expected to result from the Stonehouse Acquisition.


                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                  (dollars in thousands, except per share data)

                                      Historical (audited)               Pro Forma
                                 -----------------------------    -----------------------
                                     nStor        Stonehouse
                                 Technologies    Technologies     Adjustments    Combined
                                 -----------------------------    -----------------------
Sales                               $17,886         $ 6,608       $   -          $24,494
Cost of sales                        15,837           3,699          (57)(a)      19,402
                                                                     (77)(b)
                                    -------         -------       ------         -------
    Gross  margin                     2,049           2,909          134           5,092
                                    -------         -------       ------         -------
Operating expenses:
  Selling, general
    and administrative               10,354           4,604         (227)(a)      14,669
                                                                     (62)(b)
  Research and development            3,579             940            -           4,519
  Depreciation and amortization       1,622             201          284 (a)       2,529
                                                                     422 (c)
                                    -------         -------       ------         -------
 Total operating expenses            15,555           5,745          417          21,717
                                    -------         -------       ------         -------
Loss from operations                (13,506)         (2,836)        (283)        (16,625)
Realized and unrealized losses
  on marketable securities, net        (811)              -            -            (811)
Interest expense                       (912)              -            -            (912)
Other income, net                       402               6            -             408
                                    -------         -------       ------         -------
Loss before preferred stock
  dividends, extraordinary
  items and induced conversion      (14,827)         (2,830)        (283)        (17,940)

Extraordinary gains from debt
  extinguishment                        869               -            -             869
                                    -------         -------       ------         -------
Net loss                            (13,958)         (2,830)        (283)        (17,071)

Preferred stock dividends            (1,560)              -            -          (1,560)
Induced conversion of convertible
  preferred stock                    (3,000)              -            -          (3,000)
                                    -------         -------       ------         -------
Net loss available to
  common stock                     ($18,518)       ($ 2,830)      ($ 283)       ($21,631)
                                    =======         =======       ======         =======
Basic and diluted net loss per
 common share:
  Loss before extraordinary
   items                           ($   .43)                                    ($   .33)
  Extraordinary gains                   .02                                          .01
                                    -------                                      -------
  Net loss per common share        ($   .41)                                    ($   .32)
                                    =======                                      =======
Weighted average number of
  common shares outstanding,
  basic and diluted              44,832,503                    22,500,000     67,332,503
                                 ==========                    ==========     ==========

        See accompanying notes to unaudited pro forma condensed combined statements of operations.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2002
                                   (unaudited)
                  (dollars in thousands, except per share data)

                                          Historical                     Pro Forma
                                -----------------------------    -----------------------
                                    nStor        Stonehouse
                                Technologies(1) Technologies(2)  Adjustments    Combined
                                -----------------------------    -----------------------
Sales                              $ 4,010         $ 2,814       $    -          $ 6,824
Cost of sales                        4,026           1,473          (22)(a)        5,453
                                                                    (24)(b)
                                   -------         -------       ------          -------
     Gross (loss) margin               (16)          1,341           46            1,371
                                   -------         -------       ------          -------
Operating expenses:
  Selling, general and
   administrative                    2,645             906          (12)(b)        3,539
  Research and development           1,387             289            -            1,676
  Depreciation and amortization        593              13           22 (a)          804
                                                                    176 (c)
                                  --------         -------       ------          -------
     Total operating expenses        4,625           1,208          186            6,019
                                   -------         -------       ------          -------
(Loss) income from operations       (4,641)            133         (140)          (4,648)

Realized losses on marketable
  securities                        (1,123)              -                        (1,123)
Fair value of option granted
  to customer                         (670)              -            -             (670)
Interest expense                      (257)              -            -             (257)
Other expense, net                     (54)              -            -              (54)
                                   -------         -------       ------          -------
Net (loss) income before
  preferred stock dividends
  and extraordinary items           (6,745)            133         (140)          (6,752)

Extraordinary gain from debt
  extinguishment                       137               -            -              137
                                   -------         -------       ------          -------
Net (loss) income available
  to common stock                  ($6,608)          $ 133       ($ 140)         ($6,615)
                                   =======         =======       ======          =======
Basic and diluted net loss
  per common share
   Loss before extraordinary items ($  .06)                                     ($   .05)
   Extraordinary gain                  .00                                           .00
                                   -------                                       -------
                                   ($  .06)                                     ($   .05)
                                   =======                                       =======
Weighted average number of
  common shares outstanding,
  basic and diluted            117,979,041                    22,500,000     140,479,041
                               ===========                    ==========     ===========

(1) Historical amounts for nStor Technologies include Stonehouse's results of operations for June 2002.

(2) Historical amounts for Stonehouse Technologies are for the five months ended May 31, 2002.

        See accompanying notes to unaudited pro forma condensed combined statements of operations.

NOTE 1.    PRO FORMA ADJUSTMENTS

The following are descriptions of the pro forma Stonehouse Acquisition related adjustments, identified as (a) through (c), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Statements of Operations (in thousands):

a) reclassification of depreciation expense included in cost of sales and selling, general and administrative expenses to depreciation and amortization.
b) reduction in historical rent expense pursuant to a new lease for the Stonehouse office facilities
c) amortization of fair value of intangible assets acquired based on the following estimated useful lives:

               Customer relationships              ten (10) years
               Software                            five (5) years
               Non-compete agreements              four (4) years


                 Information About Stonehouse Technologies, Inc.

General

        Stonehouse was founded in 1978 as an independent consulting firm providing telemanagement solutions for the operators of both public and private telecommunications networks. In April 1996, Stonehouse was acquired by a subsidiary of Parent. As described above, on June 7, 2002, we acquired 100% of the capital stock of Stonehouse. Stonehouse's corporate headquarters are located at 2740 North Dallas Parkway, Suite 100, Plano, Texas 75093, and its telephone number is (972) 543-2100. Stonehouse has regional offices in Florida, Arkansas and Virginia.

        Stonehouse provides software and services solutions to help large enterprises manage their communications expenses, assets and processes. Its solutions include applications and consulting services, which allow enterprises to manage voice, data and wireless services by providing a systematic approach to automate order processing, monitor expenses, manage vendor invoices, track asset inventory and allocate costs. These solutions enable its customers to realize ongoing cost savings, increase management control, and improve productivity.

        Stonehouse's integrated suite of applications, MONIES(R) (Management of Network Income, Expense, and Services), introduced in 1983, enables customers to centralize the processing and tracking of communications assets and expenses, reduce billing errors, consolidate inventory and invoice data, and streamline internal ordering processes.

        Stonehouse's professional services team provides installation, integration, training and consulting support. As customer requirements expand, Stonehouse also offers turnkey managed solutions from assuming responsibility for one function, such as billing management, to complete outsourcing of a customer's communications operations.

        Stonehouse's applications and services are targeted to large corporations (greater than 1,000 employees), educational institutions, state governments and other organizations with large and complex public, private, and hybrid communications networks. Stonehouse has licensed systems to more than 80 customers in the United States, Mexico, Canada, Australia, Saudi Arabia, and Japan. MONIES(R) customers cover industries and organizations in government, education, finance, petroleum and chemical, transportation, entertainment, utilities, and telecommunications. Stonehouse employs a direct sales force as its primary source of distribution and augments this with informal co-marketing and other partnership arrangements.

        As of June 30, 2002, Stonehouse employed 38 full-time equivalent personnel, including 10 sales and marketing, 12 custom operations/outsourcing, 5 customer care, 6 technology services and 5 executive, finance and administrative.

        Stonehouse leases approximately 9,000 square feet of office space in Plano Texas under a sublease with PTG, which expires in June 2005. Stonehouse also leases approximately 3,000 square feet in Herndon Virginia under a sublease which expires on October 31, 2002.

Proposal 2.    To  approve  the  issuance of shares of our common stock to Halco
               Investments L.C., an entity controlled by Maurice Halperin, the chairman of our board of directors, in connection with the potential conversion of a $3,100,000 promissory note in order to maintain our AMEX listing.

        As a condition to the closing of the Stonehouse Acquisition, we issued an 8% Convertible Subordinated Promissory Note (the "New Halco Note") to Halco , an entity controlled by Maurice Halperin, the chairman of our board of directors, in the original principal amount of $3,100,000, with interest at 8% per annum. The New Halco Note replaces a promissory note dated November 20, 2001 that we issued to Halco in the original principal amount of $3,100,000. The New Halco Note is convertible at our option at any time prior to maturity on November 20, 2006 and after the earlier of: (i) May 31, 2003 or (ii) the date on which we receive a notice of delisting from the AMEX, in each case, only to the extent deemed necessary to maintain our listing on the AMEX, at a per share conversion price equal to 85% of the closing bid price of our common stock on the AMEX on the trading day immediately prior to the date of conversion. The New Halco Note is convertible at the holder's option at any time after May 31, 2003 and prior to maturity at a per share conversion price equal to 110% of the closing bid price of the common stock on the AMEX on the trading day immediately prior to the date of conversion.

Purpose of the Stock Issuance

        As described above, the AMEX has advised us that we are not currently in compliance with the AMEX net worth listing standards. We can require that all or a portion of the New Halco Note be converted in the event there is a need for additional equity in order to maintain our AMEX listing. In the event the New Halco Note is converted, this would result in an increase in our net worth of $3.1 million.

Effect of Stock Issuance

        The proposed issuance of common stock upon conversion of the New Halco Note will result in dilution in the percentage ownership interest of our existing stockholders. Because the conversion price of the New Halco Note is based on our market price at the time of conversion, we are unable to determine the actual number of shares of common stock issuable upon conversion of the New Halco Note. If we required the New Halco Note to be converted on June 7, 2002, the New Halco Note would have been convertible into approximately 14,761,905 shares, or 11% of our currently outstanding common stock. The number of shares issuable upon conversion of the New Halco Note could prove to be significantly greater if our stock price decreases. Conversely, if our stock price increases, the number of shares issuable upon the conversion of the New Halco Note could prove to be significantly less.

Stockholder Approval Required

        Section 711 of the Listing Standards, Policies and Requirements of the AMEX requires stockholder approval prior to approving the listing of additional shares pursuant to any arrangement under which controlling stockholders, officers, directors or key employees may acquire common stock or securities convertible into common stock equal to 5% or more of the presently outstanding common stock at a price below the market price at the time such stock is acquired. As described above, the conversion price of the New Halco Note is equal to a percentage of the market price at the time of conversion, which may be less than the market price at the time we issued the New Halco Note (which was $0.25). Based on the conversion price equal to 85% of our closing price on June 7, 2002, the New Halco Note would be convertible into approximately 14,761,905 shares, or 11% of our currently outstanding common stock. Because we may be required to issue more than 5% of our outstanding common stock to Halco at a price less than the market price on the date of issuance of the New Halco Note, the AMEX requires approval by our stockholders other than Halco or its affiliates.

Vote Required

        For this proposal to be approved in accordance with the requirements of the AMEX, the affirmative vote of a majority of the votes cast by our stockholders other than Halco or its affiliates, in person or by proxy, on the proposal is required.

Recommendation of the Board of Directors

        The disinterested members of our board of directors recommend that you vote "FOR" the approval of proposal 2.

        Approval of this proposal is  conditioned  upon the approval of proposal
5. If proposal 5 is not approved, this proposal 2 will not be approved even if it receives the requisite stockholder approval.

Proposal 3.    To  approve  the  issuance  of shares  of our common  stock to H.
               Irwin Levy, the vice-chairman of our board of directors and our chief executive officer, upon the potential conversion of a $650,000 promissory note in order to maintain our AMEX listing.

        As described under "Certain Relationships and Related Transactions", we had outstanding borrowings payable to Mr. Levy at December 31, 2001 of $650,000, with interest at 10% per annum, which were scheduled to mature on December 15, 2002. On June 14, 2002, our wholly-owned subsidiary, nStor Corporation, Inc. ,issued a 10% Convertible Promissory Note to Mr. Levy in the original principal amount of $650,000 (the "New Levy Note") to replace the currently outstanding notes. In the event there is any need for additional equity in order to maintain our AMEX listing after the full conversion of the New Halco Note, we can require that all or a portion of the New Levy Note be converted. The New Levy Note is convertible at our option at any time prior to maturity and after the date on which we receive a notice of delisting from the AMEX, only to the extent deemed necessary to maintain our listing on the AMEX following the full conversion of the New Halco Note, at a per share conversion price equal to 85% of the closing bid price of our common stock on the AMEX on the trading day immediately prior to the date of conversion.

Purpose of the Stock Issuance

        As described above, AMEX has advised us that we are not currently in compliance with the AMEX net worth listing standards. In the event there is any need for additional equity in order to maintain our AMEX listing after the full conversion of the New Halco Note, we can require that all or a portion of the New Levy Note be converted.

Effect of Stock Issuance

        The proposed issuance of common stock upon conversion of the New Levy Note will result in dilution in the percentage ownership interest of our existing stockholders. Because the conversion price of the New Levy Note is based on our market price at the time of conversion, we are unable to determine the actual number of shares of common stock issuable upon conversion of the New Levy Note. If we required the New Levy Note to be converted on June 14, 2002 , the New Levy Note would have been convertible into approximately 3,475,936 shares, or 2.5% of our currently outstanding common stock. The number of shares issuable upon conversion of the New Levy Note could prove to be significantly greater if our stock price decreases. Conversely, if our stock price increases, the number of shares issuable upon conversion of the New Levy Note could prove to be significantly less.

Stockholder Approval Required

        Section 711 of the Listing Standards, Policies and Requirements of the AMEX requires stockholder approval prior to approving the listing of additional shares pursuant to any arrangement under which controlling stockholders, officers, directors or key employees may acquire common stock or securities convertible into common stock equal to 5% or more of the presently outstanding common stock at a price below the market price at the time such stock is acquired. As described above, the conversion price of the New Levy Note is equal to a percentage of the market price at the time of conversion, which may be less than the market price at the time we issued the New Levy Note (which was $0.22). Based on the conversion price equal to 85% of our closing price on June 14, 2002, the New Levy Note would be convertible into approximately 3,475,936 shares, or 2.5% of our currently outstanding common stock. Because we may be required to issue more than 5% of our outstanding common stock to Mr. Levy at a price less than the market price on the date of issuance of the New Levy Note, the AMEX requires approval by our stockholders other than Mr. Levy or his affiliates.

Vote Required

        For this proposal to be approved in accordance with the requirements of the AMEX, the affirmative vote of a majority of the votes cast by our stockholders other than Mr. Levy or his affiliates, in person or by proxy, on the proposal is required.

Recommendation of the Board of Directors

        The disinterested members of our board of directors recommend that you vote "FOR" the approval of proposal 3.

        Approval of this proposal is  conditioned  upon the approval of proposal
5. If proposal 5 is not approved, this proposal 3 will not be approved even if it receives the requisite stockholder approval.

Proposal 4.    To approve the issuance of up to 30,000,000  shares of our common stock to Pacific Technology Services, Inc. upon the potential exercise of an option.

        On March 1, 2002, we granted an option to purchase up to 30,000,000 shares of our common stock at an exercise price of $0.40 per share to Pacific Technology Services, Inc. ("PTS"), a wholly owned subsidiary of Parent. The shares issuable upon exercise of the option would represent approximately 22% of our currently outstanding common stock. The option is immediately exercisable, in whole or in part, and expires on November 30, 2002.

        We granted the option in connection with our entering into a Reseller Agreement with PTS effective as of March 1, 2002 and our efforts to develop further strategic business relationships with Parent and PEWC. Under the Reseller Agreement, PTS is a reseller of our products for Mainland China and Taiwan for a period of two years.

Effect of Stock Issuance

        The proposed issuance of common stock upon conversion of the option will result in substantial dilution in the percentage ownership interest of our existing stockholders.

Stockholder Approval Required

        The Stock Purchase Agreement requires that we submit this proposal to stockholders for approval. If stockholders do not approve the issuance, we will only issue the shares if we believe it is in the stockholders' best interest taking into consideration the effect of the non-issuance on our relationship with Parent and PEWC.

Vote Required

        For this proposal to be approved, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal is required.

        Current stockholders who own, as of the record date, approximately 47% of the shares of our common stock have executed proxies instructing the proxyholder to vote in favor of this proposal 4.

Recommendation of the Board of Directors

        The members of our board of directors recommend that you vote "FOR" the approval of proposal 4.

Proposal 5.    To  approve  an  amendment to our  certificate  of  incorporation increasing the number of authorized shares of our common stock from 200,000,000 to 230,000,000.

        Our board of directors has proposed amending Article Fourth of our certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 230,000,000 shares. The number of shares of preferred stock will remain unchanged at 1,000,000 shares. The full text of this proposed amendment is attached to this proxy statement as Annex 4.

Purpose of the Increase in Authorized Shares

        Of the 200,000,000 shares of common stock presently authorized for issuance, approximately 52,778,747 shares are unissued and unreserved. On the record date, we had 137,549,920 shares of common stock issued and outstanding. The following chart summarizes (i) the number of common shares necessary for issuance pursuant to the proposals described in this proxy statement and (ii) the number of common shares reserved for issuance as described below.

                                                          No. of Shares Issuable
                                                          ----------------------
Issuable upon conversion of Series L Preferred Stock                4,527,027
Issuable as Earn-Out Shares                                         8,687,258
Issuable upon exercise of New Halco Note                           14,761,905(1)
Issuable upon exercise of New Levy Note                             3,475,936(2)
Issuable upon exercise of option to PTS                            30,000,000

Additional shares issuable upon exercise of options
  under our 2001 Stock Option Plan, as amended                      2,500,000
                                                                   ----------
     Total Shares Required Pursuant to Proposals 1-4, and 6        63,952,126
                                                                   ----------
Issuable upon exercise of outstanding warrants as of
  June 30, 2002                                                     2,382,500(3)
Issuable upon exercise of outstanding stock options as of
  June 30, 2002                                                     2,328,833(3)
Issuable upon exercise of stock options under 2001 Stock
  Option Plan                                                       4,960,000(3)
                                                                   ----------
     Total Shares Reserved for Issuance                             9,671,333
                                                                   ----------
               Total                                               73,623,459
                                                                   ==========
------------
(1) Represents the number of shares issuable upon conversion of the New Halco Note based on a conversion price equal to 85% of our market price as of June 7, 2002. The actual amount of shares may be more than or less than this amount, depending on the market price at the time of conversion.

(2) Represents the number of shares issuable upon conversion of the New Levy Note based on a conversion price equal to 85% of our market price as of June 14, 2002. The actual amount of shares may be more than or less than this amount, depending on the market price at the time of conversion.

(3) The exercise price of options and warrants outstanding as of June 30, 2002 exceeds the market price of our stock based on the closing market price of $.23 on June 30, 2002.

        As described above, we will require up to 63,952,126 shares of our common stock (i) to issue stock upon conversion of the Series L Preferred Stock,
(ii) to issue Earn-Out Shares, (iii) to issue stock upon conversion of the New Halco Note, (iv) to issue stock upon conversion of the New Levy Note, (v) to issue stock upon exercise of option to PTS, and (vi) to issue additional shares upon exercise of options under our 2001 Stock Option Plan. Further, we may have to issue more shares than we anticipated upon conversion of the New Halco Note and the New Levy Note if our stock price declines. Since there are only approximately 52,778,747 shares which are unissued and unreserved, we will need to increase the number of authorized shares to consummate these transactions.

        In addition, given that we may have to issue shares of our common stock or securities convertible into our common stock in the future to raise additional capital to effectively operate our business, our board of directors believes that our authorized common stock should be increased to 230,000,000 shares. Adoption of the amendment to our certificate of incorporation is required in order for us to issue these shares.

        Our board of directors believes that it is in our best interests to issue the shares described in this proxy statement and also have the flexibility to issue additional shares of common stock or securities convertible into common stock as needs may arise without further stockholder action, unless required by applicable law, regulation, listing requirements or our certificate of incorporation. Except as set forth herein, we have no agreements, understandings or plans for the issuance or use of the additional shares of common stock proposed to be authorized. The availability of additional shares will enhance our flexibility in connection with possible future actions, such as corporate mergers, stock dividends, stock splits, financings and other corporate purposes. The board of directors will decide whether, when and on what terms the issuance of shares of common stock may be appropriate in connection with any of the foregoing purposes, without the expense and delay of a special meeting of stockholders.

        The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of our common stock. Holders of our common stock have no preemptive rights.

        The availability for issuance of additional shares of common stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of us. For example, the issuance of shares of common stock (within the limits imposed by applicable law and the rules of any exchange upon which the common stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of us. The issuance of additional shares of common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of stockholders. Other than as set forth herein, we are not aware of any efforts to obtain control of us.

        In sum, the board believes that the increase in authorized shares will provide us with sufficient shares to issue the shares described in this proxy statement and enhance our flexibility to satisfy our future financing and capitalization needs.

        Our board of directors may approve the issuance of additional shares of common stock only if the action is permissible under Delaware law and the AMEX rules. For example, if our board of directors were to approve the issuance of our stock, which resulted in an increase of 20% or more in the number of shares of our common stock outstanding, the AMEX rules would require stockholder approval.

Vote Required

        The affirmative vote of the holders of not less than a majority of our outstanding shares of capital stock entitled to vote is required for approval of the amendment increasing our authorized shares of common stock to 230,000,000 shares.

Recommendation of the Board of Directors

        The members of our board of directors recommend that you vote "FOR" the approval of proposal 5.

Proposal 6.    Amendment to nStor's 2001 Stock Option Plan

General

        Our 2001 Stock Option Plan (the "Plan") was adopted by our board of directors on October 29, 2001, subject to stockholder approval, to provide for the grant of options to purchase shares of common stock to our employees, directors and independent contractors. The Plan was approved by our stockholders at a special meeting held on January 10, 2002.

        We believe that stock options are important to attract and to encourage the continued employment and service of officers, other key employees, directors and key independent contractors, by facilitating their acquisitions of an equity interest in our company. The acquisition and holding of an equity interest by such persons aligns their interest with those of our stockholders.

        Our board of directors has unanimously approved, subject to stockholder approval at the annual meeting, an amendment to the Plan to increase from 5,000,000 to 7,500,000 the number of shares of our common stock available for issuance.

        The principal provisions of the Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Plan.

Summary of the 2001 Stock Option Plan

In furtherance of its purposes, the 2001 Stock Option Plan authorizes, among other things:

o the granting of incentive or nonqualified stock options to purchase our common stock to persons selected by our board of directors from a class of our employees, directors, officers and consultants, including non-employees who render valuable contributions to our company (presently approximately 115 persons);

o initial grants of stock options to purchase such number of shares of common stock as the board of directors may determine, to non-employee directors elected to the board by the stockholders or appointed to the board by the board, subsequent to January 10, 2002, and

o automatic annual grants to non-employee directors, effective each anniversary of those directors' appointment to the board, of stock options to purchase 20,000 shares each of common stock.

        The Plan provides that it is to be administered by a committee consisting of not less than two non-employee directors designated by our board or, if a committee is not designated, then by the entire board.

        Except for the annual grants to non-employee directors, our board of directors, in its sole discretion determine the persons to be awarded options, the number of shares subject to the options and the exercise price and other terms of the options. In addition, the Plan's administrators have full power and authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The acts of our board of directors with respect to the Plan are final, conclusive and binding upon all persons. The Plan's administrators, however, have no discretion with respect to options granted pursuant to the annual grants to non-employee directors.

        As originally adopted, an aggregate of 5,000,000 shares of common stock were reserved for issuance upon exercise of options granted under the Plan. If this proposal is approved by our stockholders, the aggregate number of shares reserved for issuance upon the exercise of options granted under the Plan would be increased to 7,500,000. The maximum number of shares subject to options granted in any one calendar year to our employees covered by Section 162(m) of the Internal Revenue Code is 1,500,000. The shares acquired upon exercise of options granted under the Plan are authorized and issued shares of common stock. Our stockholders have no preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. If any option granted under the Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the Plan.

Certain Terms and Conditions

        All grants of options under the 2001 Stock Option Plan must be evidenced by a written option agreement between us and the grantee. Such agreement must contain such terms and conditions as the Plan's administrators prescribe, consistent with the Plan, including, without limitation, the number of shares, the exercise price, term and any restrictions on the exercisability of the options granted.

        Under the Plan, the option price per share of common stock may be any price determined by the Plan's administrators at the time of grant; except that the option price of an incentive stock option granted under the Plan may not be less than the fair market value per share of common stock on the date of grant (or less than 110% of the fair market value for stockholders who own more than 10% of the company's stock). The term "fair market value" is defined under the Plan as the average high and low sale prices of the common stock as reported by AMEX or such other exchange or over-the-counter market on which our common stock is traded on the date of grant, as reported by the Wall Street Journal. The closing price per share of our common stock as of the record date, August 12, 2002, as reported by AMEX was $.25. The exercise price of an option may be paid in cash, by certified check, or by a combination of the foregoing. Cash payments will be used for general corporate purposes. The board of directors (or committee) may provide, but is not required to, that the exercise price of an option may be paid by delivery of already owned shares of common stock having a fair market value equal to the exercise price.

        To the extent the board of directors provides that the exercise price of an option may be paid by delivery of already owned shares of common stock having a fair market value equal to the exercise price, the use of already owned shares of common stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, "pyramiding" permits an option holder to start with as little as one share of common stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an option.

        No incentive stock option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution.
Non-qualified stock options are transferable to the extent permitted by our board of directors and applicable law. During the lifetime of an optionee, an option is exercisable only by the optionee or its permitted transferee. Our board of directors determine the expiration date of an option at the time of the grant, but in no event may an option be exercised after the expiration of 10 years from the date of grant. Options will vest in accordance with the terms set forth in a written option agreement between us and the optionee. Our board of directors may, in its sole discretion, accelerate the date on which any option may be exercised. The board of directors may provide, but is not required to, that each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all our assets.

        Unless otherwise provided for by our board of directors, one year after the date on which an optionee's employment is terminated by reason of retirement, death, or permanent and total disability (as defined in the Plan), the unexercised portion of any vested options granted under the Plan shall expire. Unless otherwise provided by the Plan's administrators, the unexercised portion of any vested options granted under the Plan will automatically be terminated thirty days after the date on which an optionee's employment is terminated for any other reason, other than retirement, death or disability, provided, however, that if an optionee's employment is terminated for "cause," as defined in the Plan, the unexercised portion of any vested options will automatically be terminated immediately on the date of the termination of the optionee's employment.

        To prevent certain types of dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our capital stock resulting from a stock dividend, recapitalization, merger, reorganization or other capital adjustment. The board has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization.

        The Plan will expire on October 29, 2011, and any option outstanding on such date will remain outstanding until it expires or is exercised. Our board of directors may amend or terminate the Plan or any option at any time, without the approval of the stockholders, provided that any amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee's consent. No such amendment may, without approval of our stockholders, increase the number of shares of common stock reserved for issuance under the Plan or modify the requirements for eligibility to receive options under the Plan. In addition, stockholder approval is required for any amendment to the Plan if such stockholder approval is required by federal or state law.

Federal Income Tax Consequences

        Our 2001 Stock  Option Plan is not  qualified  under the  provisions  of
Section 401(a) of the Internal Revenue Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options

        An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the nonqualified stock option. This taxable ordinary income will be subject to federal income tax withholding requirements, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable, and provided that either the optionee includes that amount in his or her income, or we timely satisfy our reporting requirements with respect to that amount.

        If an optionee exercises a nonqualified stock option by delivering shares of our common stock, the optionee will be taxed as described above with respect to the exercise of the nonqualified stock option as if he or she had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction. The optionee, however, will not recognize gain or loss with respect to the exchange of such shares, even if the fair market value of those shares is different from the optionee's tax basis. Provided a separate identifiable stock certificate is issued therefore, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered, and his or her holding period for such number of shares received will include the holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

Incentive Stock Options

        The Plan provides for the grant of stock options to employees that qualify as "incentive stock options" as defined in section 422 of the Internal Revenue Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "disqualifying disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

        If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds two years from the date such incentive stock option was granted or, if later, one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

        In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the required holding period (as described in the preceding paragraph), such optionee would be deemed to receive ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the shares, as of the date the incentive stock option was exercised, over the exercise price. Such an event is sometimes referred to as a "disqualifying disposition." If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Internal Revenue Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

        The amount by which the fair market value of the shares of common stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a disqualifying disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a disqualifying disposition in a year after the year of exercise, the income on the disqualifying disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his or her alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

        An income tax deduction is not allowed to the company with respect to the grant or exercise of an incentive stock option or the disposition, after the required holding period described above, of shares acquired upon exercise. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable, and either the employee includes that amount in his or her income or the company timely satisfies its reporting requirements with respect to that amount.

Equity Compensation Plan Information

        The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of June 30, 2001, including our 1996 Stock Option Plan and our 2001 Stock Option Plan, both of which have been approved by our stockholders.

                                                                                                      (c)
                                                                                              Number of Securities
                                             (a)                         (b)                Remaining Available for
                                   Number of Securities to        Weighted Average        Future Issuance Under Equity
                                   be Issued Upon Exercise       Exercise Price of              Compensation Plans
                                   of Outstanding Options,      Outstanding Options,          (excluding securities
Plan Category                      Warrants and Rights (#)     Warrants and Rights ($)     reflected in column (a))(#)
-------------                      -----------------------     -----------------------    ----------------------------
Equity Compensation Plans
  approved by security holders             2,328,833                   $2.51                    4,960,000 (1)

Equity Compensation Plans not
  approved by security holders             2,382,500 (2)               $1.86                         -
                                           ---------                                            ---------
                                           4,711,333                                            4,960,000
                                           =========                                            =========

---------------
1) Effective December 31, 2001, our board of directors decided to cease issuing options to purchase our common stock under our 1996 Stock Option Plan. Accordingly, the number of securities remaining available for future issuance under equity compensation plans represents shares remaining available for future issuance under our 2001 Stock Option Plan, before stockholder approval to amend the Plan to increase the number of authorized shares under the Plan from 5,000,000 to 7,500,000.

2) Represents outstanding warrants primarily issued in connection with our borrowings from private investors.

Vote Required

        The affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote is required to approve the amendment of the Plan.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote "FOR" the proposal to approve and ratify the adoption of the amendment to our 2001 Stock Option Plan.

Proposal 7.    Election of Directors:  Nominees

        Our certificate of incorporation provides that the number of directors constituting our board of directors shall be not less than three, the exact number of which shall be fixed from time to time by our board of directors. The board of directors has fixed at seven the number of directors that will constitute the board for the ensuing year.

        Pursuant to the terms of the Stonehouse Acquisition, Parent is entitled to nominate two members of our board of directors. At the time of mailing this proxy statement, Parent has not selected the two remaining nominees for election to the board of directors. Accordingly, the two vacancies will be filled with Parent's nominees by the affirmative vote of a majority of the board of directors after the annual meeting. The directors filling such vacancies will serve for the ensuing year and until the successors are elected and qualified.

        Messrs. Roger H. Felberbaum, Bernard R. Green, Maurice A. Halperin - Chairman of the Board, H. Irwin Levy - Vice Chairman and Michael L. Wise have been nominated for election as our directors. Messrs. Felberbaum, Green, Halperin, Levy and Wise are current members of the board of directors.

        The board of directors has no reason to believe that any of the nominees will refuse to act or be unable to accept election; however, in the event that one or more of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the board of directors.

Vote Required

        For this proposal to be approved, the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required. You may vote in favor of all the nominees or you may withhold your vote from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Recommendation of the Board of Directors

        The members of our board of directors recommend that you vote "FOR" the election of all the nominees for election as directors.

                                   MANAGEMENT

Our Directors and Executive Officers

        Set forth below is the name, age, position with us, the month and year in which each was first appointed or elected an officer or director, and certain other information with respect to each director and executive officer:

       Name               Age               Position                Director Since       Officer Since
-------------------       ---        -------------------------      --------------       -------------

Maurice A. Halperin        81        Chairman of the Board            August 2001              -

H. Irwin Levy              76        Vice Chairman of the
                                     Board and Chief Executive        1998 (1)             June 2001
                                     Officer




Guy Carbonneau             40        Vice President, Hardware
                                     Engineering                         -                 April 2002

Roger H. Felberbaum        60        Director                         February 2000            -

John E. Gates              64        Chief Executive Officer
                                     and President of
                                     Stonehouse Technologies             -                 June 2002

David L. Geene             50        Senior Vice President, Sales     April 2002
                                     and Marketing                                             -

Bernard R. Green           83        Director                         May 1997                 -

Thomas L. Gruber           57        Acting President and
                                     Chief Operating and                 -                 2001 (2)
                                     Financial Officer

Jack Jaiven                56        Vice President, Treasurer           -                 1999 (3)

Bruce E. Menn              56        Vice President, Customer
                                     Satisfaction                        -                 April 2002

Michael L. Wise            59        Director                         1989 (4)                 (4)

Thomas G. Wrightson        56        Vice President, Operations          -                 March 2000

----------------
(1) Mr. Levy previously served as our Chairman of the Board of Directors from 1987 until July 1991 and from June 1998 until August 2001.
(2) Mr. Gruber was appointed Vice President, Finance and Chief Financial Officer in August 2001. In February 2002, Mr. Gruber was appointed Acting President and Chief Operating Officer, retaining his Chief Financial Officer position.
(3) Mr. Jaiven previously served as Vice President and Chief Financial Officer from July 1989 until June 1991, from January 1997 until October 1997 and from July 1999 until July 2001.
(4) Mr. Wise previously served as our President from March 1989 until December 1990 and from October 1992 until July 1996. He served as Vice President from June 1998 to November 1999. He also served as Chairman of the board of directors from July 1991 until June 1998 and Vice Chairman of the board of directors from June 1998 until November 1999.

    The terms of the directors will expire at the 2003 annual meeting of stockholders.

        Maurice A. Halperin has been a private investor for more than thirty years and currently is the owner and President of two private companies, one of which is in the real estate development business, and the second of which is in the hospitality industry. Mr. Halperin has been active in the turn-around of several unprofitable public companies in the past, including Empire of Carolina, Deltona Corporation, and Clabir.

        H. Irwin Levy has been Chairman of the Board and Chief Executive Officer of Hilcoast Development Corp. ("Hilcoast"), a real estate development and management company, and certain affiliated companies, all of which are privately held businesses, since August 1992. Mr. Levy was Chairman of the Board of CV Reit, Inc., a NYSE listed Real Estate Investment Trust ("CV Reit") from December 1997 until June 2000 at which time he became a director of Kramont Realty Trust, successor in merger to CV Reit. Mr. Levy also served as Chairman of the Board and Chief Executive Officer of CV Reit from 1985 until July 1992. He is currently of counsel to the West Palm Beach law firm of Levy Kneen Mariani LLC.

        Guy Carbonneau has been employed by us since June 1996 when we acquired the net assets of Seagate Peripherals. Previously Mr. Carbonneau had been employed by Seagate and its predecessor, Conner Storage Systems Group since 1992. Mr. Carbonneau has held various management and development positions focused on research and development for external storage, has over 20 years experience in the computer industry and holds five US patents in the area of computer storage and systems architectures.

        Roger H. Felberbaum is currently Senior Vice President with Legg Mason, a NYSE money management firm, and was most recently Managing Director at ING Baring from September 1997 until March 2001. Previously, Mr. Felberbaum was Senior Managing Director of Furman Selz from October 1983 until September 1997.

        John E. Gates joined us in June 2002 in connection with our Stonehouse Acquisition. Mr. Gates previously served as President and Chief Executive Officer of various companies affiliated with Pacific USA Holdings Corp. including Stonehouse since March 1996. Mr. Gates has over thirty years experience in technology business management.

        David L. Geene was employed by Eurologic Systems from October 1996 until April 2001, where he held the position of Senior Vice President of Sales and Marketing and served as a member of the Board of Directors. From April 1989 until October 1996, Mr. Geene held various sales positions with Digital Equipment's Storageworks Division and Government Sales Unit. Mr. Geene has 29 years experience in the computer industry.

        Bernard R. Green was for more than forty years, managing or senior partner of, or consultant to the accounting firm of Friedman, Alpren & Green of New York, New York and West Palm Beach, Florida. Mr. Green previously served as a director of Hilcoast from July 1992 until February 1997 and has been a private investor for more than twenty years.

        Thomas L. Gruber, a certified public accountant, was most recently General Manager for Wireless Power Group from April 1999 until March 2001 and previously from June 1992 until March 1999, President and Chief Executive Officer of Signature Holding Corporation. He has in excess of thirty years experience as an executive in various industries.

        Jack Jaiven, a certified public accountant, has served as a Vice President of Hilcoast since July 1992 and as a Vice President of Cenvill Recreation, Inc. and various affiliates (real estate management companies affiliated with Hilcoast) since May 1999. From October 1997 through April 1999, he served as Executive Vice President and Treasurer of Avatar Retirement Communities, Inc., a wholly owned subsidiary of Avatar Holdings, Inc., a NYSE listed real estate development company.

        Bruce E. Menn held various executive management positions with Printronix from July 1988 to November 2000, and most recently held the position of Vice President of Customer Support from August 1998 to November 2000. Mr. Menn has in excess of thirty years experience in design, development, engineering and product management and customer support.

        Michael L. Wise is currently Chairman of the board of directors, President and Chief Executive Officer of Netword, Inc., a publicly held company that provides a utility for navigating the internet. Mr. Wise has been associated with our company in various positions since 1986 and was the founder of IMNET Corporation of Delaware ("IMNET"), which became a subsidiary of our company in 1988. Mr. Wise served as President and Chairman of the Board of IMNET from July 1986 to June 1990. Mr. Wise has a PhD in physics.

        Thomas G. Wrightson held various management positions with Storage Technology Corporation from December 1991 until March 2000, and was most recently Director of Support Services Development and Management. Mr. Wrightson has in excess of twenty-five years of experience in information technology.

Meetings and Committees of the Board of Directors

        During the year ended December 31, 2001, the board of directors held one meeting (which was attended by each of our directors) and on five occasions took action by unanimous written consent.

        The board of directors has an Audit Committee. The Audit Committee, which held one meeting during 2001, is composed of Michael L. Wise and Bernard
R. Green. The Audit Committee performs its duties pursuant to the Audit Committee Charter, as amended, a copy of which is attached as Annex 3 to this Proxy Statement in the form in which it was adopted by the Audit Committee on April 16, 2001 and which was subsequently reviewed and approved again in accordance with AMEX requirements at the March 18, 2002 Audit Committee meeting. Both members of the Audit Committee qualify as an "independent" director under the current listing standards of the AMEX. The functions of the Audit Committee are described in the Audit Committee Charter and include overseeing the financial reporting process and the effectiveness of our internal, accounting and financial controls, and making recommendations to the Board, including the designation of independent auditors on an annual basis.

Proposal 8.    To ratify the re-appointment  of Swenson Advisors LLP,  certified public accountants, as our independent auditors for 2002.

        The firm of Swenson Advisors LLP ("Swenson"), certified public accountants, served as our independent auditors for the fiscal year ended December 31, 2001. Swenson has advised us that the firm does not have any direct or indirect financial interest in us or any of our subsidiaries, nor has the firm had any such interest in connection with us or our subsidiaries since their engagement in December 2001, other than in its capacity as our independent auditors. The board of directors has selected Swenson as our independent auditors for the fiscal year ending December 31, 2002. Although the Board is not required to do so, it is submitting its selection of our independent auditors for ratification at the annual meeting, in order to ascertain the views of its stockholders. The Board will not be bound by the vote of the stockholders; however, if the selection is not ratified, the Board would reconsider its selection. One or more representatives of Swenson may be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

        The board of directors recommends that you vote "FOR" the approval of proposal 8.

Change of Auditors

        On December 11, 2001, we engaged Swenson as our independent certifying accountants for the fiscal year ending December 31, 2001. On November 30, 2001, we notified BDO Seidman, LLP ("BDO") of their dismissal. BDO was the independent certifying accountants previously engaged to audit our financial statements for the period ended December 31, 2000.

        Our engagement of Swenson and the dismissal of BDO were recommended by our audit committee and approved by our board of directors. During the two fiscal years ended December 31, 1999 and December 31, 2000, and through the subsequent interim period ended November 30, 2001, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused that firm to make reference in connection with its report on our financial statements for such years.

        During the two fiscal years ended December 31, 1999 and December 31, 2000, and through the subsequent interim period ended September 30, 2001, in accordance with Rule 304 (a) (1) (iv) and in conjunction with the audit of our financial statements for the fiscal year ended December 31, 2000, and in conjunction with the review of our financial statements for the quarter ended September 30, 2001, there were no reportable events.

        We have authorized BDO to respond fully to all inquiries of Swenson. The reports of BDO on the financial statements, as of and for the years ended December 31, 1999 and December 31, 2000, contained no adverse opinions or disclaimers of opinion, and were not modified or qualified as to audit scope or accounting principles, but did contain modifications as to our ability to continue as a going concern for the year ended December 31, 2000.

        We requested that BDO furnish a letter to us addressed to the SEC stating whether or not it agreed with the above statements. A copy of the BDO letter to the SEC, dated December 11, 2001, is filed as Exhibit 16.1 to the Form 8-K filed with the SEC on December 13, 2001.

Fees

        The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2001 by Swenson and BDO (for services rendered prior to its dismissal):

        Audit Fees                                 $78,000(1)
        Financial Information Systems Design
          and Implementation Fees                  $     -
        All Other Fees                             $     -
        ---------------
        (1) Includes fees for the audit of our financial statements for the fiscal year ended December 31, 2001 and the reviews of our Forms 10-Q for such year.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth for the years ended December 31, 2001, 2000 and 1999, the compensation awarded to, earned by or paid to those persons who were, during 2001, our Chief Executive Officer and the Named Officers.

                                                                            All               Securities
         Name and                            Annual Compensation         Other Annual     Underlying Options/
    Principal Position          Year        Salary         Bonus         Compensation           SAR's (#)
---------------------------     ----     ---------------------------     ------------     -------------------
H. Irwin Levy (1)               2001         -              -             $13,500                20,000
  Chief Executive               2000         -              -             $16,500                20,000
    Officer                     1999         -              -             $18,000                20,000

Thomas L. Gruber                2001     $111,417(2)        -                -                     -
  Acting President, Chief       2000         -              -                -                     -
    Operating and Financial     1999         -              -                -                     -
    Officer

M. Thomas Makmann (3)           2001     $193,115       $ 20,000             -                     -
  Former President and          2000         -   (4)        -                -                  175,000
    Chief Operating Officer     1999         -              -                -                     -

Larry Hemmerich                 2001     $164,582(5)        -                -                  300,000(8)
  Former President and          2000     $297,917(6)    $125,000(7)          -                1,250,000(8)
    Chief Executive Officer     1999         -              -                -                     -

Joel F. Brody (9)               2001     $136,667       $ 17,500             -                     -
  Former Vice President,        2000     $ 47,834(10)   $ 17,500             -                  105,000
    Engineering                 1999         -              -                -                     -

Thomas G. Wrightson             2001     $150,000           -                -                     -
  Vice President,               2000     $114,231(11)       -             $26,046(12)          205,000
    Operations                  1999         -              -                -                     -


----------
(1) The compensation reported represents fees earned in his capacity as a Director and Vice Chairman of the Board (see Directors Compensation). Mr. Levy was appointed Chief Executive Officer in June 2001 for which Mr. Levy does not receive compensation.
(2) Represents compensation paid to Mr. Gruber commencing April 2, 2001, the first date Mr. Gruber was retained by us.
(3)  Mr. Makmann's employment with us ended February 14, 2002.
(4)  Mr. Makmann commenced employment with us on December 29, 2000.
(5) Represents salary paid to Mr. Hemmerich from January 1, 2001, through June 22, 2001, the date Mr. Hemmerich's employment with us ended pursuant to a Separation Agreement (see Employment Agreements).
(6) Represents salary received by Mr. Hemmerich commencing January 17, 2000, the first date Mr. Hemmerich became employed by us.
(7) See the discussion under Employment Agreements regarding Mr. Hemmerich's 2000 bonus.
(8) Effective June 22, 2001, pursuant to the Separation Agreement between us and Mr. Hemmerich, previously granted options totaling 1,250,000 were cancelled and Mr. Hemmerich was granted a new option for 300,000 shares.
(9)  Mr. Brody's employment with us ended February 15, 2002.
(10) Represents salary paid to Mr. Brody commencing August 14, 2000, the first date Mr. Brody was employed by us.
(11) Represents salary paid to Mr. Wrightson commencing March 13, 2000, the first date Mr. Wrightson was employed by us.
(12) Represents certain relocation expenses paid to Mr. Wrightson in connection with his relocation efforts upon commencement of employment with us.


Option Grants During Last Fiscal Year

        The following table sets forth information regarding options to purchase our common stock that were granted during fiscal 2001 to the Named Officers. No
SARs were granted.

                             Individual Grants
                        -----------------------------
                        Number of        Percent of                                    Potential Realizable
                        Securities     Total Options/                                    Value at Assumed
                        Underlying         SARs                                        Annual Rates of Stock
                         Options/        Granted to        Exercise                    Price Appreciation for
                           SARs          Employees         or  Base                         Option Term
                         Granted         in Fiscal          Price       Expiration     ----------------------
                           (#)             2001             ($/sh)         Date          5%($)         10%($)
                        ----------     --------------     ----------    ----------     ----------------------
H. Irwin Levy              20,000            3%             $.40         10/08/11      $  13,031     $ 20,750
Thomas L. Gruber             -               -                -             -               -            -
M. Thomas Makmann            -               -                -             -               -            -
Larry Hemmerich           300,000           41%             $.45         06/22/06       $219,901     $350,155
Joel F. Brody                -               -                -             -               -            -
Thomas G. Wrightson          -               -                -             -               -            -





Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

        The following table sets forth certain information concerning exercised and unexercised stock options held by the Named Officers as of December 31, 2001 and the value of unexercised stock options as of December 31, 2001. No SARs have been granted or are outstanding.

                                                           Number of                Value of Unexercised
                         Shares                     Unexercised Options at        In-the-Money Options at
                        Acquired                    December 31, 2001 (#)         December 31, 2001 ($)(1)
                           on         Value       --------------------------     --------------------------
Name                    Exercise     Realized     Exercisable  Unexercisable     Exercisable  Unexercisable
-------------------     --------     --------     -----------  -------------     -----------  -------------
H. Irwin Levy             -0-           -0-        160,000         20,000            -0-            -0-

Thomas L. Gruber          -0-           -0-           -0-            -0-             -0-            -0-

M. Thomas Makmann         -0-           -0-         58,333(2)     116,667(2)         -0-            -0-

Larry Hemmerich           -0-           -0-        300,000           -0-             -0-            -0-

Joel F. Brody             -0-           -0-         31,000(2)      74,000(2)         -0-            -0-

Thomas G. Wrightson       -0-           -0-         64,333        140,667            -0-            -0-


----------
1) The closing price for our common stock, as reported by AMEX on December 31, 2001, was $.28. Since the exercise price exceeds the closing price at year-end, none of the exercisable or unexercisable options were in-the-money at December 31, 2001.

2) Options for Mr. Makmann and Mr. Brody were forfeited in 2002 following termination of employment.

Compensation Committee Interlocks and Insider Participation

        Since we did not have a Compensation Committee during 2001, the entire board of directors participated in deliberations concerning compensation paid to our executive officers.

        Larry Hemmerich, our former president and chief executive officer, was also a member of the board of directors until March 2002.

Directors Compensation

        With the exception of Larry Hemmerich, none of our directors were also our employees in 2001. Our non-employee directors are entitled to receive $1,500 for each directors' meeting attended. In addition, during 2001, non-employee directors earned annual compensation in the form of monthly management/consulting and board fees for services rendered to us in their respective capacities as directors as follows: Roger H. Felberbaum, Bernard R. Green, H. Irwin Levy and Michael L. Wise, - $13,500 each, and Maurice A. Halperin - $4,000.

        Commencing in February 2000, all of the then directors agreed to defer receipt of all compensation earned until certain events occur. As a result, no directors' fees have been paid since January 2000. Mr. Wise's compensation is payable to Yadgim Partners, of which Mr. Wise's wife is a general partner.

        Effective January 10, 2002, our stockholders approved our 2001 Stock Option Plan and we ceased issuing options under our 1996 Stock Option Plan. The terms of any option issued under the 1996 Stock Option Plan will continue to be governed by the 1996 Stock Option Plan and the option agreement currently in effect for such option. Pursuant to our 1996 Stock Option Plan and our 2001 Stock Option Plan, each non-employee director is automatically granted, effective each anniversary of said director's appointment to the board, an option to purchase 20,000 shares of common stock at the then fair market value of our common stock.

Employment Agreements

        We entered into an employment agreement with Larry Hemmerich effective January 17, 2000, pursuant to which Mr. Hemmerich was employed as our President, Chief Executive Officer and a director. The agreement provided for the employment of Mr. Hemmerich through January 16, 2002, at an annual base salary of $325,000. The agreement further provided for a $125,000 cash bonus for the first year of employment, and an undetermined bonus in year two based on the achievement of certain performance objectives set by our board of directors. Mr. Hemmerich was also granted options to purchase 1,000,000 shares of our common stock at $2.50 per share, with one-third vesting on January 17, 2001, one-third on July 17, 2001 and the remainder on January 17, 2002. The employment agreement provided that 50% of Mr. Hemmerich's options would vest immediately in the event we terminated his employment without cause (as defined in the agreement). The agreement further provided that if Mr. Hemmerich resigned his employment or we terminated Mr. Hemmerich for cause (as defined in the agreement), he would be entitled to receive his base compensation through the date of resignation or termination. In the case of voluntary resignation, all unexercised options were to expire 30 days from the date of resignation and in the case of termination for cause, all of the unexercised options were to terminate immediately.

        On October 18, 2000, we agreed to extend the term of Mr. Hemmerich's employment agreement to January 16, 2003, and made the following revisions to the original agreement: (i) a bonus of $100,000 to be paid in January 2002 in the event that during 2001 we experienced three consecutive quarters of revenue growth of not less than 5% of the previous quarter, or in the event the closing market price of our common stock was equal to or exceeded $5.00 per share on December 31, 2001(which conditions did not occur and no bonus was paid for 2001); (ii) Mr. Hemmerich was granted an option to purchase an additional 250,000 shares at $2.00 per share with 100% vesting on January 16, 2003; and
(iii) in the event of the sale of substantially all of our assets or a change in control of more than 51% of our current ownership, 100% of all options granted would vest immediately.

        Effective  January 17, 2001, Mr. Hemmerich agreed to accept a promissory note in the amount of $125,000 as payment for the bonus due to him for 2000, as outlined in his original employment agreement. The note bore interest at 10% per annum, payable quarterly, and was due thirty days from demand, but no earlier than June 30, 2001. Effective April 12, 2001, Mr. Hemmerich agreed to exchange his $125,000 note and the accrued interest of $2,900 for 128 shares of our Series I Convertible Preferred Stock with a face value of $127,900, which accrued quarterly dividends at 10% per annum and was convertible into 177,653 shares of our common stock based on a fixed conversion price of $.72 per share. Effective with the Halco Investment (see Certain Relationships and Related
Transactions - Loans and or Investments Made by Directors - Maurice A. Halperin), in January 2002, the Series I Convertible Preferred Stock held by Mr. Hemmerich and all accrued dividends thereon were converted to 305,585 shares of common stock, including 106,594 Inducement Shares and 21,238 Dividend Shares. "Inducement Shares" and "Dividend Shares" are defined under "Certain Relationships and Related Transactions."

        Effective June 22, 2001, under a Separation Agreement between us and Mr. Hemmerich, Mr. Hemmerich ceased to hold the positions of President and Chief Executive Officer; however, he continued to be a member of the board of directors and was retained as a consultant for a period of six months at $5,000 per month. The Separation Agreement further provided for the cancellation of all options previously granted to Mr. Hemmerich and the grant of a new option to purchase 300,000 shares of our common stock at $.45 per share. In March 2002, Mr. Hemmerich resigned as a member of our board of directors.

         Effective June 26, 2001, M. Thomas Makmann was appointed as our President and Chief Operating Officer and H. Irwin Levy was appointed Chief Executive Officer. Effective February 14, 2002, Mr. Makmann's employment with us ended and Thomas L. Gruber was appointed Acting President and Chief Operating Officer. None of these individuals were or are performing their duties under employment agreements.

Report on Executive Compensation

        During 2001, our board of directors administered the compensation program for executive officers.

        Executive Compensation Policy - Our overall compensation philosophy is as follows:

  * Attract and retain quality talent, which is critical to both our short-term and long-term success;

  * Foster a performance-oriented environment, where compensation is based upon corporate performance as measured by achievement of short and long-term objectives, taking into account economic conditions and competitive compensation levels;

  * Create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision making; and

  * Promote a cohesive, team-oriented ethic among members of senior management in order to maintain the competitive advantage of efficiently integrating diverse business capabilities.

        The board's approach to base compensation is to offer competitive salaries in comparison to those of other computer equipment manufacturers. Increases in base compensation are based on the competence and performance of our executives and take into account our performance as a company.

        The board also believes that stock ownership enhances management's focus on maximizing stockholder value. Consequently, we have also adopted an incentive stock option plan for our officers and employees. The administrators of that plan allocate options to employees, including executive officers, based on an evaluation of their relative levels of responsibility for, and contribution to, our operating results (in relation to our other optionees) and the number of options then owned by the employee.

        Our executive compensation program for 2001 generally consisted of three components: (i) monthly consultant/management fees for non-salaried directors,
(ii) an annual salary for the executive officers and (iii) a long-term component consisting of grants of stock options to non-salaried directors/officers and to salaried officers. See "Directors Compensation" for amounts earned by non-salaried directors and a discussion regarding automatic annual option grants.

        Mr. Hemmerich who served as our chief executive officer until June 2001 was compensated in accordance with his employment agreement. See "Employment Agreements". Mr. Levy, who was appointed chief executive officer in June 2001, does not receive compensation for serving as our chief executive officer.

                             Respectfully submitted,

                               Roger H. Felberbaum
                               Bernard R. Green
                               Maurice A. Halperin
                               H. Irwin Levy
                               Michael L. Wise

Audit Committee Report

        The Audit Committee has (i) reviewed and discussed our audited financial statements for the year ended December 31, 2001 with management; (ii) discussed with Swenson Advisors LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (such as the quality of our accounting principles and internal controls); (iii) received written disclosures and a letter from Swenson Advisors LLP regarding independence from us as required by Independence Standards Board Standard No. 1, and discussed with Swenson Advisors LLP the independence of that firm. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the board that the audited financial statements be included in our annual report on Form 10-K for our year ended December 31, 2001. The board of directors has determined that the members of the Audit Committee are independent of us.
                                            Bernard R. Green
                                            Michael L. Wise

Performance Graph

        The following graph compares the five-year cumulative return on our common stock to total returns on the Standard and Poor's Smallcap 600 Index ("S&P Smallcap 600") and a component peer group of Standard and Poor's Technology-500 ("S&P Technology-500"). The graph assumes that the value of the investment in our common stock, the S&P Smallcap 600 and the S&P Technology-500 peer group was $100 on October 31, 1996, and that all dividends were reinvested.

                Comparison of Five Year Cumulative Total Returns

                             Base
                             Date                   December 31,
                           Oct. 31,   -----------------------------------------
                             1996     1997     1998     1999     2000     2001
 Company/Index                $         $        $        $        $        $
------------------------   -------   ------   ------   ------   ------   ------
nStor Technologies, Inc.     100      86.51   110.83    94.62    54.07    12.11
S&P Smallcap  600            100     132.73   131.00   147.25   164.62   175.38
Technology-500               100     142.59   246.65   431.96   259.39   197.76

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans and/or Investments Made by Directors

Maurice A. Halperin

        On November 20, 2001 (the "Closing Date"), we completed a transaction in which Halco acquired a 34% equity interest in, and made certain loans to, us for an aggregate investment of $12.1 million (the "Halco Investment"). On the Closing Date, Halco acquired 8,970 shares of our newly created Series K Convertible Preferred Stock with a face amount of $9 million, and we issued a $3.1 million, 5-year, 8% note (the "Halco Note"). Halco invested $6 million in cash and marketable securities having a quoted market value of $6.1 million, based on the closing price for such securities on November 19, 2001.

        Mr. Halperin first submitted an investment proposal to us on June 26, 2001. We subsequently negotiated the terms of the offer from July to November 2001, during which time, Halco made short-term working capital loans to us in the aggregate amount of $5 million at an interest rate of 8% per annum. Of that amount, at the Closing Date, $3.1 million was converted into the Halco Note and the remaining $1.9 million was applied to the cash paid by Halco for the Series K Preferred Stock.

        In connection with and as conditions to the Halco Investment, it was agreed that an aggregate of 76,884,122 common shares ("New Common Shares") were to be issued as follows: (i) the Series K Preferred Stock, owned by Halco, was to be automatically converted into 39,000,000 shares of our common stock, based upon a conversion price of $.23 per share, upon approval of our stockholders;
(ii) all of the holders of our other convertible preferred stock ("Other Preferred Stock") agreed to convert their shares of preferred stock into 20,877,432 shares of common stock ("Conversion Shares"); (iii) our company and the holders of the Other Preferred Stock agreed to the issuance of: (a) 12,993,072 shares of common stock to induce those holders to convert their shares, all of which were entitled to periodic dividends, into shares of common stock, which had never received a dividend ("Inducement Shares"), and (b) 3,263,618 shares of common stock ("Dividend Shares") in satisfaction of an aggregate of $1.5 million of accrued dividends on the date of conversion (the Inducement Shares and Dividend Shares were based upon a conversion price of $.45 per share); and (iv) Mr. Levy agreed to the receipt of 750,000 shares of our common stock in exchange for $300,000 owed by us to Mr. Levy ("Note Shares") based upon a conversion price of $.40 per share.

        On the Closing Date, stockholders who owned in excess of 50% of our voting stock executed proxies to vote in favor of the foregoing transactions. However, formal stockholder approval of the transactions was required before we could issue the common stock necessary for the conversion of the Series K Preferred Stock, the Note Shares, the Inducement Shares and the Dividend Shares, and for an increase in the number of authorized common shares from 75 million to 200 million. On January 10, 2002, stockholder approval was received and we issued the New Common Shares effective January 11, 2002.

        In connection with the Stonehouse Acquisition on June 7, 2002, we issued the New Halco Note to Halco to replace the Halco Note. The terms of the New Halco Note are the same as the Halco Note except that the New Halco Note is convertible into shares of our common stock. The New Halco Note (i) gives us the right, after the earlier of May 31, 2003, or the date on which we receive a notice of delisting from the AMEX, and in each case, only to the extent deemed necessary to maintain our listing on the AMEX, to convert all or a portion of the outstanding balance of the New Halco Note into our common shares at 85% of the closing bid price on the trading day immediately prior to the date of conversion, and (ii) gives Halco the right, after May 31, 2003, to convert all or a portion of the outstanding balance of the New Halco Note into our common shares, at 110% of the closing bid price on the trading day immediately prior to the date of conversion.

        In connection with the Stonehouse Acquisition on June 7, 2002, Mr. Halperin and Halco agreed that, (i) through June 7, 2004, they will give PTG a right of first refusal if they intend to sell, pledge or transfer nStor common shares in excess of 20% of the nStor shares which they held as of June 7, 2002 (33,662,275 shares), plus 80% of any shares acquired upon conversion of the New Halco Note, and (ii) they will vote to elect to our board of directors two designees of Parent, reasonably acceptable to H. Irwin Levy and Halco, until Parent ceases to own at least 5% of our capital stock.

H. Irwin Levy

        At December 31, 2000, our outstanding borrowings included $1.7 million owed to H. Irwin Levy at 10% per annum. From January through March 31, 2001, Mr. Levy or a company controlled by Mr. Levy (collectively, Mr. Levy) advanced an additional $1.9 million to us, of which $1.25 million was convertible into our common stock at $1.00 per share. In connection with $1.25 million of Mr. Levy's first quarter 2001 advances, we issued warrants to Mr. Levy to purchase 312,500 shares of our common stock, at $1.20 per share, exercisable at issuance and expiring, principally on March 31, 2004. Effective April 12, 2001, Mr. Levy exchanged all of his outstanding borrowings ($3.6 million) in addition to his 10% Series G Preferred Stock with a face value of $2 million for 5,682 shares of our Series I Convertible Preferred Stock with an aggregate face value of $5.7 million (including $132,000 in accrued interest and dividends) which was convertible into 7,891,416 shares of our common stock, based on a fixed conversion price of $.72 per share. The Series I Convertible Preferred Stock accrued dividends quarterly at 10% per annum.

        From May through September 2001, Mr. Levy advanced an additional $1.45 million under revolving promissory notes at 10% per annum. Effective on the closing date of the Halco Investment, we agreed to satisfy $300,000 of indebtedness to Mr. Levy by issuing 750,000 shares of our common stock. In addition, in December 2001, Mr. Levy assigned $500,000 of his notes to affiliates of W. David Sykes, a former officer of nStor (Mr. Sykes), in a private transaction in which Mr. Levy purchased 1,700 shares of Series H Convertible Preferred Stock with a face value of $1.7 million. The Series H Convertible Preferred Stock accrued dividends quarterly at 10% per annum. The remaining outstanding borrowings to Mr. Levy at December 31, 2001 amounted to $650,000, with interest at 10% per annum, payable quarterly and scheduled to mature on June 15, 2002, as extended. No interest or dividend payments were made in cash to Mr. Levy during 2001.

        In connection with the Halco Investment, Mr. Levy converted his Series E, H and I Convertible Preferred Stock in January 2002 and received 19,062,079 common shares as follows: 10,752,527 shares as Conversion Shares; 6,651,488 shares as Inducement Shares; and 1,658,064 shares as Dividend Shares.

        Subsequent to December 31, 2001 and through July 31, 2002, Mr. Levy advanced $2.1 million to us under revolving promissory notes bearing interest at 8% per annum, with $750,000 maturing April 30, 2003 and requiring quarterly interest payments and the remaining amount maturing December 31, 2002 with interest due at maturity.

        In connection with the Stonehouse Acquisition, on June 7, 2002, Mr. Levy and certain affiliated entities agreed that, (i) through June 7, 2004, they will give PTG a right of first refusal if they intend to sell, pledge or transfer nStor common shares in excess of 20% of the nStor shares which they held as of June 7, 2002 (18,050,074 shares) and (ii) they will vote to elect to our board of directors two designees of Parent reasonably acceptable to Mr. Levy and Halco until Parent ceases to own at least 5% of our capital stock.

        On June 14, 2002, our wholly-owned subsidiary, nStor Corporation, Inc., issued the New Levy Note to replace certain notes payable to Mr. Levy in the principal amount of $650,000. The terms of the New Levy Note are the same as the prior notes payable except that the New Levy Note is convertible into shares of our common stock. The New Levy Note gives us the right, after the date on which we receive a notice of delisting from the AMEX, only to the extent deemed necessary to maintain our listing on the AMEX following the full conversion of the New Halco Note, to convert all or a portion of the outstanding balance of the New Levy Note into our common shares at 85% of the closing bid price on the trading day immediately prior to the date of conversion.

Larry Hemmerich

        See Employment Agreements.

Loans Made by 5% Stockholder

        From December 31, 2000 and through March 27, 2001, Bernard Marden and a trust controlled by Mr. Marden (collectively," Mr. Marden") loaned us $1.3 million under convertible promissory notes bearing interest at 8% per annum, payable semi-annually and maturing on March 31, 2003. Effective April 12, 2001, Mr. Marden agreed to exchange his notes for 1,263 shares of our Series I Convertible Preferred Stock with a face value of $1.3 million (including $13,000 in accrued interest), which was convertible into 1,753,724 shares of our common stock based on a fixed conversion price of $.72 per share. The Series I Convertible Preferred Stock accrued dividends, payable quarterly, at 10% per annum.

        In June 2001, Mr. Marden loaned us an additional $450,000 at 10% per annum, payable monthly, and maturing December 15, 2002, as extended. Mr. Marden has the right to convert the outstanding principal balance, plus accrued but unpaid interest, into our common stock based on a conversion price of $.40 per share.

        In connection with the Halco Investment, Mr. Marden converted his Series E, H, and I Convertible Preferred Stock in January 2002 and received 7,980,288 common shares as follows: 4,448,168 shares as Conversion Shares; 2,802,212 shares as Inducement Shares; and 729,908 shares as Dividend Shares.

        During 2001, we paid $44,261 in interest and dividend payments to Mr. Marden.

Hilcoast Advisory Services, Inc.

        Since October 1999, we have been charged $5,000 per month, plus reimbursement of out-of-pocket expenses, from Hilcoast Advisory Services, Inc. ("Advisor") for certain financial consulting and administrative services provided to us. Mr. Levy is the chairman of the board, and chief executive officer of Advisor and its parent and a majority shareholder of Advisor's parent, Mr. Halperin is a director of Advisor and its parent and Jack Jaiven, our Vice President and Treasurer, is an officer of Advisor and its parent. Since February 2000, Advisor has agreed to defer receipt of these fees.

        Management believes that the terms of the foregoing transactions described above are fair and reasonable and as favorable to us as could be obtained from unaffiliated third parties.

                                 OTHER BUSINESS

        The board knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 promulgated by the SEC, a stockholder intending to present a proposal to be included in our proxy statement for our 2003 annual meeting of stockholders must deliver a proposal in writing to our principal executive offices no later than May 15, 2003.

        If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the annual meeting, and the proposal is received by us on or before May 15, 2003, we will provide information in the proxy statement relating to that annual meeting as to the nature of the proposal and how persons named in the proxy solicited by our board of directors intend to exercise their discretion to vote on the proposal.

                                     GENERAL

        Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 is enclosed with this proxy statement and incorporated by reference hereto. In addition, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 is attached to this proxy statement as Annex 1 and our Current Report on Form 8-K/A filed with the SEC on August 13, 2002, which contains financial statements of Stonehouse, is attached to this proxy statement as Annex 2.

                                        By Order of the board of directors

                                        Orilla F. Floyd, Secretary
West Palm Beach, Florida
September 12, 2002


       A1-1
                                                                         ANNEX 1

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 10-Q


X QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2002

                                       OR

__ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
   EXCHANGE  ACT  OF  1934

            For the transition period from __________ to __________


                         Commission File Number: 0-8354


                            nSTOR TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


                  Delaware                               95-2094565
        -------------------------------              -------------------
        (State of other jurisdiction of              (I.R.S. Employer
         incorporation or organization)              Identification No.)


                              10140 Mesa Rim Road
                          San Diego, California 92121
                 ----------------------------------------
                 (Address of principal executive offices)


                                 (858)453-9191
                        -------------------------------
                        (Registrant's telephone number)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes X No____


Number of shares outstanding of the Registrant's Common Stock, par value $.05 per share, as of July 31, 2002: 137,549,920


       A1-2


                    nSTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
                               TABLE OF CONTENTS


PART I. FINANCIAL INFORMATION

                                                                     Page
                                                                    Number
                                                                   --------
Item 1.  Financial Statements

         Consolidated Balance Sheets as of June 30, 2002
           (uaudited) and December 31, 2001                              3
         Consolidated Statements of Operations
           (unaudited) for the three and six months
           ended June 30, 2002 and 2001                                  4
         Consolidated Statement of Shareholders'
           Equity (uaudited) for the six months
           ended June 30, 2002                                           5
         Consolidated Statements of Cash Flows
           (unaudited) for the six months ended
           June 30, 2002 and 2001                                      6-7
         Notes to Consolidated Financial Statements
           (unaudited)                                                8-19

Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations                         19-23

Item 3.  Quantitative and Qualitative Disclosures about
         Market Risk                                                    23


Part II. OTHER INFORMATION                                           23-24

SIGNATURE                                                               24


       A1-3


PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                            nSTOR TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                                          June 30,
                                                             2002       Dec. 31,
         ASSETS                                          (unaudited)      2001
         ------                                          -----------    --------
Current assets:
  Cash and cash equivalents                                 $   654     $   857
  Marketable securities                                           -       4,255
  Accounts receivable, net                                    2,661       1,925
  Inventories                                                   292       1,364
  Prepaid expenses and other                                    421         211
                                                            -------     -------
    Total current assets                                      4,028       8,612

Property and equipment, net of $5,955 and
  $5,641 accumulated depreciation                               969       1,367
Goodwill and other intangible assets, net of
  $842 and $808 accumulated amortization                     11,241       1,989
                                                            -------     -------
                                                            $16,238     $11,968
                                                            =======     =======
        LIABILITIES
        -----------
Current liabilities:
  Bank lines of credit                                        $ 650     $ 2,991
  Other borrowings                                            3,409       1,100
  Accounts payable and other                                  4,211       3,790
  Deferred revenue                                            1,802           -
                                                            -------     -------
    Total current liabilities                                10,072       7,881

Long-term debt                                                3,100       3,600
                                                            -------     -------
    Total liabilities                                        13,172      11,481
                                                            -------     -------
        SHAREHOLDERS' EQUITY
        --------------------
Preferred stock, $.01 par; 1,000,000 shares authorized;
  Series L Convertible Preferred Stock, 1,000 and 0
  shares issued and outstanding at June 30, 2002
  and December 31, 2001, respectively                             -           -
Common stock, $.05 par; 200,000,000 shares authorized;
  137,549,920 and 114,603,144 shares issued and
  outstanding at June 30, 2002 and December 31, 2001,
  respectively                                                6,877       5,729
Additional paid-in capital                                  102,143      94,104
Deficit                                                    (105,954)    (99,346)
                                                            -------     -------
    Total shareholders' equity                                3,066         487
                                                            -------     -------
                                                            $16,238     $11,968
                                                            =======     =======

          See accompanying notes to consolidated financial statements.


       A1-4



                            nSTOR TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands, except per share data)


                                                Three Months                Six Months
                                                Ended June 30,             Ended June30,
                                             --------------------      --------------------
                                               2002        2001         2002         2001
                                                 (unaudited)                (unaudited)
                                             -------      -------      -------      -------
Sales                                        $ 2,451      $ 3,953      $ 4,010      $10,171
Cost of sales                                  2,351        3,050        4,026        7,555
                                             -------      -------      -------      -------
Gross margin (loss)                              100          903          (16)       2,616
                                             -------      -------      -------      -------
Operating expenses:
  Selling, general and administrative          1,115        2,808        2,645        6,116
  Research and development                       650          892        1,387        1,971
  Depreciation and amortization                  350          368          593          851
                                             -------      -------      -------      -------
    Total operating expenses                   2,115        4,068        4,625        8,938
                                             -------      -------      -------      -------
Loss from operations                          (2,015)      (3,165)      (4,641)      (6,322)
Realized gains (losses) on marketable
  securities                                     206            -       (1,123)           -
Fair value of option granted to customer           -            -         (670)           -
Interest expense                                (120)        (328)        (257)        (654)
Other (expense) income, net                      (14)         (25)         (54)          13
                                             -------      -------      -------      -------
Net loss before preferred stock dividends
  and extraordinary gain (loss)               (1,943)      (3,518)      (6,745)      (6,963)
Extraordinary gain (loss) from debt
  extinguishment (net of tax of $0)              137         (362)         137         (362)
                                             -------      -------      -------      -------
Net loss                                      (1,806)      (3,880)      (6,608)      (7,325)
Preferred stock dividends                          -         (444)           -         (629)
                                             -------      -------      -------      -------
Net loss applicable to common stock         ($ 1,806)    ($ 4,324)    ($ 6,608)    ($ 7,954)
                                             =======      =======      =======      =======
Basic and diluted net loss per
  common share:
  Loss before extraordinary gain (loss)     ($   .01)    ($   .11)    ($   .06)    ($    21)
  Extraordinary gain (loss)                      .00     (    .01)         .00        ( .01)
                                             -------      -------      -------      -------
Net loss per common share                   ($   .01)    ($   .12)    ($   .06)    ($   .22)
                                             =======      =======      =======      =======
Weighted average number of common
 shares used in per share computation,
 basic and diluted                        120,983,986    35,597,434  117,979,041   35,538,290
                                          ===========    ==========  ===========   ==========



          See accompanying notes to consolidated financial statements.


       A1-5



                            nSTOR TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                             (dollars in thousands)
                                   (unaudited)

                                     Common Stock         Preferred Stock     Additional
                                ----------------------   ------------------     Paid-In
                                  Shares       Amount     Shares    Amount      Capital      Deficit     Total
                                -----------   --------   -------   --------   -----------   ---------    -------
Balances, December 31, 2001     114,603,144    $ 5,729        -    $    -      $ 94,104     ( $99,346)    $  487

Issuance of common stock:
  Acquisition of 100% of
    common stock of Stonehouse
    Technologies, Inc.
    ("Stonehouse")               22,500,000      1,125                            5,850                    6,975

  Satisfaction of accrued
    dividends on Series D
    convertible preferred stock     446,776         23                              116                      139

Issuance of Series L
  Convertible Preferred
  Stock in connection with
  acquisition of Stonehouse                               1,000         -         1,403                    1,403

Fair value of option granted
  to customer                                                                       670                      670

Net loss for the six
 months ended June 30, 2002                                                                    (6,608)    (6,608)

                                -----------    -------   ------    ------      --------      --------     ------
Balances, June 30, 2002         137,549,920    $ 6,877    1,000    $    -      $102,143     ($105,954)    $3,066
                                ===========    =======   ======    ======      ========      ========     ======


          See accompanying notes to consolidated financial statements.


       A1-6


                            nSTOR TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                           Six Months
                                                         Ended June 30,
                                                      ---------------------
                                                         2002        2001
                                                      ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                              ($ 6,608)   ($ 7,325)
Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
    Proceeds from the sale of marketable securities      3,132           -
    Realized loses on the sale of marketable
      securities                                         1,123           -
    Fair value of option granted to customer               670           -
    Depreciation                                           558         650
    Provision for inventory obsolescence                   273           -
    Extraordinary (gain) loss from debt extinguishment    (137)        362
    Provision for uncollectable accounts                    77           -
    Amortization of goodwill and intangible assets          35         201
    Amortization of deferred financing costs and other       -         242
    Changes in assets and liabilities, net of
      effects from acquisition:
        Decrease in accounts receivable                    638       1,154
        Decrease in inventories                            799         796
        (Increase) decrease in prepaid expenses
          and other                                       (109)        264
        Decrease in deferred revenue, accounts
          payable and other                                191      (1,024)
                                                       --------    -------
Net cash provided (used) by operating activities           642      (4,680)
                                                       --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                      (75)        (73)
  Cash acquired in acquisition                             298           -
                                                       --------    -------
Net cash provided (used) by investing activities           223         (73)
                                                       --------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments on bank line of credit                 (2,541)       (964)
  Additions to other borrowings                          1,473       5,641
  Issuance of preferred stock                                -         250
  Cash paid for preferred stock dividends                    -         (60)
                                                       --------    -------
Net cash (used) provided by financing activities        (1,068)      4,867
                                                       --------    -------
Net (decrease) increase in cash and cash
  equivalents during the period                           (203)        114

Cash and cash equivalents at the
  beginning of the period                                  857          37
                                                       --------    -------
Cash and cash equivalents at the
  end of the period                                    $   654     $   151
                                                       ========    =======

          See accompanying notes to consolidated financial statements.


       A1-7


                            nSTOR TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                             Six Months
                                                           Ended June 30,
                                                      -----------------------
                                                         2002        2001
                                                      ----------- -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during period for interest                 $    146     $    348
                                                       ========     ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:

  Non-Cash Investing Activities:
    Acquisition:
      Fair value of assets acquired                    $ 11,027     $      -
      Liabilities assumed or incurred                    (2,947)           -
      Common and preferred stock issued                  (8,378)           -
                                                       --------     --------
          Cash acquired                               ($    298)    $      -
                                                       ========     ========

  NON-CASH FINANCING ACTIVITIES:

    Issuance of preferred stock in satisfaction
      of borrowings                                    $      -     $ 11,870
                                                       ========     ========

          See accompanying notes to consolidated financial statements.


       A1-8


                            nSTOR TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of nStor Technologies, Inc. and all wholly-owned subsidiaries (collectively, the "Company"). Significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

In the opinion of management, the unaudited consolidated financial statements furnished herein include all adjustments, consisting only of recurring adjustments necessary for a fair presentation of the results of operations for the interim periods presented. These interim results of operations are not necessarily indicative of results for the entire year. The consolidated financial statements contained herein should be read in conjunction with the consolidated financial statements and related notes contained in the Company's Form 10-K, as amended, for the year ended December 31, 2001.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required for complete financial statements.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced substantial net losses of $14 million, $21.9 million and $18.7 million for the years ended December 31, 2001, 2000 and 1999, respectively, and $6.6 million for the six months ended June 30, 2002. In addition, the Company has negative working capital at June 30, 2002. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

However, since 2001 the Company has devoted substantial efforts to: (i) streamline its operations; (ii) establish the foundation for generating positive cash flow and operating profits; and (iii) obtain sufficient financing to cover its working capital needs.

Since 2001, the Company has significantly reduced its direct sales personnel and related costs as part of its strategy to expand the Company's indirect customer channel base (original equipment manufacturers (OEMs), resellers and systems integrators). Further personnel reductions have been implemented to reflect the Company's lower sales levels and provide certain cost efficiencies.

In July 2002, the Company entered into a contract with Varian, Inc. for outsourcing the production of the Company's 4000 Series of products. The 4000 product family will be expanded later in 2002 to become the Company's universal product offering. The Company expects this agreement to result in immediate improvements in its operating margins by lowering manufacturing costs as well as reducing overall operating costs. The Company's current manufacturing facility, located in San Diego, California, is scheduled to be phased out during the third quarter of 2002.


       A1-9


From January 1, 2001 through July 31, 2002, the Company obtained $20.8 million of equity and debt financing from private investors, principally Maurice Halperin, the Company's Chairman of the Board since August 15, 2001 and a principal shareholder, or companies controlled by Mr. Halperin (collectively "Mr. Halperin"), and H. Irwin Levy, the Company's Vice-Chairman of the Board, Chief Executive Officer and a principal shareholder, or companies controlled by Mr. Levy (collectively, "Mr. Levy").

During 2002, the Company's bank lender advised that it did not intend to renew the Company's credit facility. As of June 30, 2002, the outstanding balance of this facility had been reduced to $450,000, and as of July 30, 2002, was paid in full. The Company is currently negotiating with a replacement lender and expects to be able to complete a new bank credit facility during the third quarter of 2002; however, there can be no assurance that it will be successful in obtaining such a facility on terms acceptable to the Company, if at all. On an interim basis, effective in August 2002, the Company has been able to receive financing based on 80% of qualified accounts receivable.

On June 7, 2002, the Company acquired 100% of the outstanding capital stock of Stonehouse Technologies, Inc. (see Note 2 to Consolidated Financial Statements).

The Company believes that it has sufficient cash and other financial resources to effectively operate until it achieves positive cash flows from operations, which is expected to occur during the second half of 2002; however, there is no assurance that the Company will be able to achieve positive cash flows in the future or that additional financial resources will not be required.

The consolidated financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

Business

nStor Corporation, Inc., ("nStor"), a wholly-owned subsidiary of the Company, is a designer, developer and manufacturer of attached and SAN (Storage Area Network) ready data enclosures and Storage Management Software used in storage solutions for computing operations. The Company's product line supports a variety of operating systems, including Windows NT and Windows 2000, Sun Solaris, Linux, SGI IRIX and Macintosh. Designed for storage intensive environments such as the Internet or other mission-critical applications, the Company's products are offered in Fibre Channel, Fibre-to-SCSI (Small Computer Systems Interface), and SCSI architectures.

In June 2002, the Company acquired Stonehouse Technologies, Inc. ("Stonehouse" - see Note 2 to Consolidated Financial Statements). Stonehouse provides software and services solutions that help large enterprises manage their communications expenses, assets and processes. These solutions include a suite of modular applications and consulting services, which allow enterprises to manage voice, data and wireless services by providing a systematic approach to automate order processing, monitor expenses, manage vendor invoices, track asset inventory and allocate costs.

Revenue Recognition

     nStor

Revenues from the sale of storage products are recognized as of the date shipments are made to customers, net of an allowance for returns.


       A1-10


     Stonehouse

Revenues from computer software sales are recognized when persuasive evidence of a sales arrangement exists, delivery and acceptance of the software has occurred, the price is fixed or determinable, and collectability is reasonably assured . Consulting revenues are recognized when services are performed. Revenues on long-term development contracts are deferred at time of sale and using the percentage-of-completion method, are recognized based upon hours incurred as a percentage of estimated total hours. Maintenance revenues for customer support and product updates are deferred at the time of sale and are included in income on a straight-line basis over the term of the maintenance agreement, generally for one year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year's presentation. These reclassifications had no impact on operating results previously reported.

Net Loss Per Common Share ("EPS")

Basic EPS is calculated by dividing the net loss available to common stock by the weighted average number of common shares considered outstanding for the period, without consideration for common stock equivalents. Diluted EPS includes the effect of potentially dilutive securities. For the periods presented, the effect of potentially dilutive securities would have been antidilutive. Accordingly, basic and dilutive EPS for those periods are the same.

Effective January 11, 2002, the Company issued an aggregate of 76,884,122 new common shares (the "New Common Shares") pursuant to shareholder approval of the Halco Investment (see Note 3 to Consolidated Financial Statements). The Halco Investment was completed on November 20, 2001, subject to shareholder approval; accordingly the calculation of basic and diluted EPS assumes that the New Common Shares were issued as of November 20, 2001.

Recent Authoritative Pronouncements

In October 2001, the Financial Accounting Standards Board the ("FASB") issued Statement of Financial Accounting Standard No. 144 ("SFAS No. 144"), Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 provides guidance on the accounting for the impairment or disposal of long-lived assets. The objectives of SFAS No. 144 are to address issues relating to the implementation of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and to develop a model for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS No. 144 was effective for the Company commencing with its 2002 fiscal year. Upon adoption, this accounting pronouncement had no impact on the Company's financial position or results of operations.


       A1-11


In April 2002, the FASB issued Statement of Financial Accounting Standard No.145 ("SFAS No.145"), Rescission of SFAS No.4, 44, and 64, Amendment of SFAS No.13, and Technical Corrections. SFAS No.145 rescinds SFAS No.4, Reporting Gains and Losses from Extinguishment of Debt, SFAS No.44, Accounting for Intangible Assets of Motor Carriers, and SFAS No.64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. SFAS No.145 requires, among other things (i) that the modification of a lease that results in a change of the classification of the lease from capital to operating under the provisions of SFAS No.13 be accounted for as a sale-leaseback transaction and (ii) the reporting of gains or losses from the early extinguishment of debt as extraordinary items only if they met the criteria of Accounting Principles Board Opinion No.30, Reporting the Results of Operations. The rescission of SFAS No.4 is effective January 1, 2003. The amendment of SFAS No.13 is effective for transactions occurring on or after May 15, 2002. Management is in the process of assessing the effect, if any, of this pronouncement.

In July 2002, the FASB issued Statement of Financial Accounting Standard No.146 ("SFAS No.146"), Accounting for Costs Associated with Exit or Disposal Activities (effective January 1, 2003). SFAS No.146 replaces current accounting literature and requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company does not anticipate the adoption of this statement will have a material affect on the Company's financial position or results of operations.

(2) ACQUISITION

Terms of the Acquisition

On June 7, 2002, the Company acquired 100% of the outstanding capital stock of Stonehouse from Pacific Technology Group, Inc. ("PTG"), a subsidiary of Pacific USA Holdings Corp ("PUSA")(the "Acquisition"). The purchase price of $8.9 million, including approximately $500,000 in transaction costs, was based upon a market value of $.31 per share, the average of the Company's closing market prices for the four days before and after the terms of the Acquisition were agreed to (April 30, 2002), and consisted of the issuance of 22,500,000 shares of the Company's common stock and 1,000 shares of the Company's Series L
Convertible Preferred Stock. The Series L Convertible Preferred Stock is convertible into 4,527,027 shares of common stock, subject to the Company's shareholder approval. In addition, the Company is obligated to issue up to 8,687,258 shares of common stock based on an Earn-Out provision, as defined.

Under the Earn-Out provision, in the event pretax income (defined in the Stock Purchase Agreement as "Net Revenues") of Stonehouse exceeds $1 million for the four consecutive calendar quarters beginning on October 1, 2002, the Company will be required to issue to PTG that number of additional shares of common stock equal to the product of 27.027 and the amount of Net Revenues in excess of $1 million, up to a maximum of 8,687,258 shares of the Company's common stock. The issuance of such shares is subject to the Company's shareholder approval.

Reasons for the Acquisition

In an effort to improve the Company's financial condition and future sales revenues, the Company developed a strategic business relationship with Pacific Electric Wire & Cable Co., Ltd. ("PEWC"), the parent of PUSA. PEWC is a Taiwan-based corporation, traded on the Taiwan Stock Exchange. As described in
Note 8 to the Consolidated Financial Statements, effective March 1, 2002, the Company entered into a Reseller Agreement with another subsidiary of PUSA, and also granted an option to that subsidiary to purchase up to 30 million common shares at an exercise price of $.40 per share. Subsequently, the Company began exploring ways to further its relationship with PEWC by combining nStor with Stonehouse.

The Company believes that the Acquisition will have a positive impact on its operating results from a cash flow standpoint, and will also contribute to the Company's operating income during 2002. Further, Stonehouse has an expansive customer base, including major U.S. corporations and government agencies, through which the Company believes it will be able to market its computer storage products, which in turn should have a positive impact on the Company's operations.


       A1-12


In addition, the Company believed that the increase to its shareholders' equity resulting from the Acquisition would assist the Company in its efforts to regain compliance with the continued listing standards of the American Stock Exchange (see Management's Discussion & Analysis, Liquidity and Capital Resources - American Stock Exchange).

Accounting for the Acquisition

The Acquisition was accounted for under the purchase method of accounting with assets acquired and liabilities assumed recorded at estimated fair values as of the Acquisition date in accordance with Statement of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations, and the results of Stonehouse's operations included in the Company's consolidated financial statements from the Acquisition date. Allocation of the purchase price has been made on a preliminary basis subject to adjustment should new or additional facts about the business become known over the ensuing twelve months after the Acquisition. Based on a valuation analysis completed by an independent valuation firm, the allocation of the purchase price included intangible assets with an aggregate fair value of $3.2 million and goodwill of $6.1 million. Intangible assets with finite useful lives were identified as follows: (i) customer relationships ($2.3 million); (ii) software ($660,000); and (iii) non-compete agreement ($255,000); with corresponding useful lives of ten, five, and four years, respectively. The excess of the purchase price over the fair value of net assets acquired (goodwill) will be subject to an annual review for impairment in accordance with Statement of Financial Accounting Standards No. 142 ("SFAS 142"), Goodwill and Other Intangible Assets, adopted by the Company in 2002 (see
Note 5 to Consolidated Financial Statements).

About Stonehouse

Stonehouse, based in Plano, Texas, provides software and services solutions that help large enterprises manage their communications expenses, assets and processes. These solutions include a suite of modular applications and consulting services, which allow enterprises to manage voice, data and wireless services by providing a systematic approach to automate order processing, monitor expenses, manage vendor invoices, track asset inventory, and allocate costs.

The following unaudited pro forma results of operations assume the Acquisition occurred at the beginning of the three and six months ended June 30, 2002 and 2001 (in thousands, except per share data):



                                      Three Months                              Six Months
                                      Ended June 30,                            Ended June 30,
                          --------------------------------------    -------------------------------------
                                 2002                2001                 2002               2001
                          --------------------------------------    -------------------------------------
                          Histor-     Pro      Histor-    Pro       Histor-    Pro     Histor-    Pro
                          ical(b)    forma      ical     forma      ical(b)   forma     ical     forma
                                    Combined           Combined(a)           Combined          Combined(a)
                          ------    --------   ------- ----------   ------   --------  ------- ----------
Net sales                 $2,451     $3,350    $3,953    $5,528     $4,010    $6,824   $10,171  $13,356

Loss before preferred
 stock dividends and
 extraordinary gain
 (loss)                  ($1,943)   ($2,004)  ($3,518)  ($4,697)   ($6,745)  ($6,612)  ($6,963) ($8,340)

Net loss applicable
 to common stock         ($1,806)   ($1,867)  ($4,324)  ($5,412)   ($6,608)  ($6,475)  ($7,954) ($9,182)

Basic and diluted net
 loss per share          ($  .01)   ($  .01)  ($  .12)  ($  .09)   ($  .06)  ($  .05)  ($  .22)  ($  .16)

Weighted average number
 of common shares used
 in per share computa-
 tion, basic and
 diluted                  120,984    143,484    35,597    58,097    117,979   140,479    35,538    58,038



       A1-13


(a) The 2001 pro forma combined net loss reflects the implementation of a revised business plan by Stonehouse, beginning in February 2001, by a newly-employed business team, which contemplated substantial increases to marketing, sales and administrative programs, in order to significantly expand future revenues. Stonehouse subsequently determined that the new plan was not in its best interests and, as a result, during the fourth quarter of 2001, this plan was discontinued. Stonehouse's previous top executive reassumed the chief executive officer duties and the new business team and certain other employees were terminated in the fourth quarter of 2001 or early 2002. Significant operating expenses related to the discontinued business plan were incurred in 2001.

(b) Historical amounts include Stonehouse's results of operations for June 2002.

The following table shows the amount assigned to each of Stonehouse's major assets and liabilities at the date of Acquisition (in thousands):

               Cash                                            $   298
               Accounts receivable                               1,554
               Prepaid expenses                                    101
                                                               -------
                      Total current assets                       1,953

               Property and equipment                               85
               Goodwill                                          6,113
               Other intangible assets                           3,174
                                                               -------
                      Total assets                             $11,325
                                                               =======

               Borrowings                                      $   200
               Accounts payable and other liabilities              556
               Deferred revenue                                  1,704
                                                               -------
                      Total liabilities                        $ 2,460
                                                               =======


(3) HALCO INVESTMENT

On November 20, 2001 (the "Closing Date"), the Company completed a transaction in which Halco Investments L.C. (Halco), a company controlled by Mr. Halperin, acquired a 34% equity interest in, and made certain loans to, the Company for an aggregate investment of $12.1 million (the Halco Investment). On the Closing Date, Halco acquired 8,970 shares of the Company's newly created Series K Convertible Preferred Stock (the "Series K Preferred Stock"), with a face amount of $8,970,000, and the Company issued a $3.1 million, 5-year, 8% note (the
"Halco Note"). Halco invested $6 million in cash and marketable securities having a quoted market value of $6.1 million, based on the closing price for such securities on November 19, 2001.

Mr. Halperin first submitted an investment proposal to the Company on June 26, 2001. The Company subsequently negotiated the terms of the offer from July to November 2001, during which time, Halco made short-term working capital loans to the Company in the aggregate amount of $5 million at an interest rate of 8% per annum. Of that amount, at the Closing Date, $3.1 million was converted into the Halco Note and the remaining amount was applied to the cash paid by Halco for the Series K Preferred Stock. In connection with Mr. Halperin's proposal and the interim financing provided by Halco, on August 15, 2001, the Company's board of directors elected Mr. Halperin as Chairman, replacing the then Chairman, Mr. Levy, who became Vice Chairman and who is continuing to serve as Chief Executive Officer of the Company.


       A1-14


In connection with and as conditions to the Halco Investment, it was agreed that an aggregate of 76,884,122 New Common Shares were to be issued as follows: (i) the Series K Preferred Stock, owned by Halco, was to be automatically converted into 39,000,000 shares of the Company's common stock, based upon a conversion price of $.23 per share, upon approval of the Company's shareholders; (ii) all of the holders of the Company's other convertible preferred stock (the "Other Preferred Stock") agreed to convert their shares of preferred stock into common stock (20,877,432 shares of common stock, including 10,752,527 to Mr. Levy);
(iii) the Company and the holders of the Other Preferred Stock agreed to the issuance of: (a) 12,993,072 shares of common stock, including 6,651,488 to Mr. Levy, to induce those holders to convert their shares, all of which were entitled to periodic dividends, into shares of common stock, which had never received a dividend (the "Inducement Shares"), and (b) 3,263,618 shares of common stock, including 1,658,064 to Mr. Levy, (the "Dividend Shares") in satisfaction of an aggregate of $1.5 million of accrued dividends (including $.7 million to Mr. Levy) on the date of conversion (the Inducement Shares and Dividend Shares were based upon a conversion price of $.45 per share); and (iv) Mr. Levy agreed to the receipt of 750,000 shares of the Company's common stock in exchange for $.3 million owed by the Company to Mr. Levy (the "Note Shares") based upon a conversion price of $.40 per share.

On the Closing Date, shareholders who owned in excess of 50% of the Company's voting stock executed proxies to vote in favor of the foregoing transactions. However, formal shareholder approval of the transactions was required before the Company could issue the common stock necessary for the conversion of the Series K Preferred Stock, the Note Shares, the Inducement Shares and the Dividend Shares, and for an increase in the number of authorized common shares from 75 million to 200 million. On January 10, 2002, shareholder approval was received and the Company issued the New Common Shares effective January 11, 2002. Accordingly, to appropriately reflect the financial position of the Company in the accompanying consolidated financial statements, the foregoing transactions, as shown in the following table, were assumed to have occurred as of November 20, 2001, the Closing Date of the Halco Investment.


          Balances at January 10, 2002                          New Common Shares
 (Considered Converted to New Common Shares            Issued Effective January 11, 2002
         at December 31, 2001)                   (Considered Outstanding at December 31, 2001)
----------------------------------------------   -------------------------------------------------
                        Aggregate     Accrued                                             Total
Preferred  Number of   Stated Value  Dividends   Conversion    Inducement   Dividend    New Common
  Series     Shares         (in thousands)         Shares        Shares      Shares      Shares
---------  ---------   -----------------------   ----------    ----------  ---------   -----------
   E         3,500       $ 3,500      $  405      1,166,666     1,166,666     899,665    3,232,997
   H         5,100         5,100         383      7,083,333     4,250,000     850,776   12,184,109
   I         9,092         9,092         681     12,627,433     7,576,406   1,513,177   21,717,016
   K         8,970         8,970           -     39,000,000             -           -   39,000,000
                        --------      ------     ----------    ----------   ---------  -----------
                         $26,662      $1,469     59,877,432    12,993,072   3,263,618   76,134,122
                        ========      ======     ==========    ==========   =========
Note Shares                                                                                750,000
                                                                                       -----------
Total New Common Shares issued effective January 11, 2002                               76,884,122

Common shares outstanding at December 31, 2001                                          37,719,022
                                                                                       -----------
Common shares outstanding at January 11, 2002
 (considered outstanding at December 31, 2001)                                         114,603,144
                                                                                       ===========



       A1-15


(4)  TRADING MARKETABLE SECURITIES

In connection with the Halco Investment (see Note 3 to Consolidated Financial Statements) on November 20, 2001, the Company received marketable securities with a quoted market value of $6.1 million, including approximately 434,000 shares of American Realty Investors Inc. ("ARL"), a New York Stock Exchange listed company, with a quoted market value of $5.2 million. Unrealized losses at December 31, 2001 on the ARL shares were $897,000.

Due to ARL's low trading volume, the Company's ability to sell or borrow against the ARL holdings had been extremely limited. From November 2001 through March 19, 2002, the Company had been able to sell only 56,300 shares in the public market, generating cash proceeds of $442,000. To assist in funding the Company's working capital requirements, in February and March 2002, the Company and a company controlled by Mr. Levy, Hilcoast Development Corp. ("Hilcoast"), entered into agreements whereby Hilcoast purchased 195,000 shares of ARL with an aggregate quoted value of $1,470,000 on the respective purchase dates for an aggregate purchase price of $1,240,000. In connection therewith, Hilcoast granted the Company four-month options to repurchase all or a portion of those shares based on the price Hilcoast paid plus 10% per annum (the "Options"). In February and March 2002, the Company sold 183,000 additional shares, representing all of its remaining holdings in ARL, to Mr. Halperin for an aggregate purchase price of $1,278,000, which approximated ARL's quoted value on the respective purchase dates. In April 2002, the Company received $206,000 in cash proceeds from the exercise of the Options. As a result of the ARL sales in 2002, the Company realized a loss of $1.1 million during the six months ended June 30, 2002, net of a $206,000 gain during the second quarter.

(5)  GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill, representing the excess of the cost of an acquired business over the fair value of net assets acquired, is carried at cost and, through December 31, 2001, was amortized under the straight line method over seven years.

Effective January 1, 2002, the Company adopted SFAS 142, which requires that goodwill and certain intangible assets no longer be amortized, but instead be tested at least annually for impairment. Accordingly, there was no goodwill amortization recognized during the three and six months ended June 30, 2002, as compared to $101,000 and $201,000 in the corresponding 2001 periods, respectively. During 2002, the Company engaged an independent valuation firm to prepare an impairment analysis of the Company's goodwill, including goodwill acquired in the Stonehouse Acquisition. Based on this analysis, the Company's goodwill is not considered to be impaired as of January 1, 2002. The Company continues to review the impact of SFAS 142 and will make any necessary adjustments, as appropriate.

As of June 30, 2002, the carrying amount of goodwill and other intangible assets was approximately $8.1 million and $3.2 million, respectively, of which $6.1 million of goodwill and $3.2 million of other intangible assets were acquired in June 2002 in connection with the Stonehouse Acquisition (see Note 2 to Consolidated Financial Statements). Amortization of other intangible assets for the three and six months ended June 30, 2002 was $35,000.


       A1-16


(6)  BORROWINGS

  Revolving Bank Credit Facilities

At December 31, 2001, the Company had a revolving bank credit facility (the "Bank Line of Credit"), as amended, which provided for borrowings principally based on the lesser of $10 million or 85% of eligible accounts receivable, as defined. The Bank Line of Credit bore interest at prime plus 2.5%, was scheduled to mature on April 30, 2002, was collateralized by substantially all of the Company's assets, and provided for certain financial covenants, including minimum net worth and net income requirements.

Since the fourth quarter of 2000, the Company had not been in compliance with its minimum net worth and net income requirements under the Bank Line of Credit. Effective February 4, 2002, the bank increased the interest rate to prime plus 3.5% and advised the Company that it did not intend to renew the Bank Line of Credit. As of June 30, 2002, the outstanding balance of the Bank Line of Credit had been reduced to $450,000 and as of July 30, 2002, the entire outstanding balance was repaid. The Company is currently negotiating with a replacement lender and expects to be able to complete a new bank credit facility during the third quarter of 2002; however, there is no assurance that it will be successful in obtaining such a facility on terms acceptable to the Company, if at all.

Stonehouse has a revolving bank credit facility (the "Stonehouse Revolver") under which Stonehouse may borrow up to $500,000, payable upon demand, with interest at prime plus 1% (5.75% at June 30, 2002). Borrowings under the Stonehouse Revolver are collateralized by accounts receivable and certain other assets of Stonehouse and guaranteed by PTG and PUSA. The Company has agreed to use it's best efforts to cause the guarantees to be released by September 5, 2002 and has provided an indemnification to PTG and PUSA on their guarantees. At June 30, 2002, the outstanding principal balance under the Stonehouse Revolver was $200,000.

        Other Borrowings

The Company's other borrowings consisted of the following (in thousands):

                                               June 30,       December 31,
                                                2002              2001
                                            -----------      ------------
Current:

Notes payable to Mr. Levy, interest
  ranging from 8%-10% per annum,
  maturing on various dates from
  December 2002 through June 2003 (b)          $2,123          $  650

Other notes payable, interest ranging
  from 8%-10% per annum, maturing on
  various dates from December 2002
  through June 2003 (c)                         1,286             450
                                               ------          ------
                                               $3,409          $1,100
                                               ======          ======
Long-term:

Note payable to Halco, interest at
  8% per annum, maturing on
  November 20, 2006 (a)                        $3,100          $3,100

Other                                               -             500
                                               ------          ------
                                               $3,100          $3,600
                                               ======          ======


       A1-17


(a) As a condition to the closing of the Stonehouse Acquisition, the Company issued an 8% convertible subordinated promissory note (the "New Halco Note") to Halco in the principal amount of $3.1 million. The New Halco Note replaced the Halco Note dated November 20, 2001, in the principal amount of $3.1 million (see
Note 3 to Consolidated Financial Statements). The New Halco Note is convertible at the Company's option at any time prior to maturity on November 20, 2006 and after the earlier of: (i) May 31, 2002 or (ii) the date on which the Company receives a notice of delisting from the AMEX, in each case, only to the extent deemed necessary to maintain the Company's listing on AMEX, at a per share conversion price equal to 85% of the closing bid price of the Company's common stock on AMEX on the trading day immediately prior to the date of conversion. The New Halco Note is convertible at the holder's option at any time after May 31, 2003 and prior to maturity at a per share conversion price equal to 110% of the closing bid price of the common Stock on AMEX on the trading day immediately prior to the date of conversion.

(b) Effective June 14, 2002, the Company issued a 10% convertible subordinated promissory note (the "New Levy Note") to Mr. Levy in the amount of $650,000. The New Levy Note replaced three previously issued 10% notes, aggregating $650,000 and is convertible at the Company's option at any time prior to maturity on June 14, 2003 and after the date on which (i) the Company receives notice of delisting from AMEX, and (ii) the New Halco Note has been converted into shares of the Company's common stock and in each case, only to the extent deemed necessary to maintain the Company's listing on AMEX, at a per share conversion price equal to 85% of the closing bid price of the Company's common stock on the trading day immediately prior to the date of conversion.

(c) The holder of a $450,000 note, payable December 15, 2002, as extended, has the right at any time prior to maturity, to convert the note into shares of the Company's common stock based on a fixed conversion price of $.40 per share.

(7)  EXTRAORDINARY GAIN (LOSS) FROM DEBT EXTINGUISHMENT

During the three and six months ended June 30, 2002, the Company recognized a $137,000 extraordinary gain from negotiated discounts with vendors. During the three and six months ended June 30, 2001, the Company recognized a $362,000 extraordinary loss, representing the unamortized discount on certain notes payable exchanged for preferred stock.

(8)  FAIR VALUE OF OPTION GRANTED TO CUSTOMER

Effective March 1, 2002, the Company entered into a Reseller Agreement with a wholly-owned subsidiary of PEWC. The Agreement grants the subsidiary of PEWC the right to market and sell the Company's products for a period of two (2) years in Mainland China and Taiwan on an exclusive basis, and in the United States and Europe on a non-exclusive basis. The exclusivity right is conditioned, among other items, upon minimum purchases by PEWC of $5 million through February 28, 2003 and $10 million during the subsequent year.

In connection with its efforts to develop further strategic business relationships with PEWC, effective March 1, 2002, the Company granted a subsidiary of PEWC an option to purchase up to thirty (30) million newly issued shares of the Company's common stock for a purchase price of $.40 per share, expiring on November 30, 2002. The option was valued at $670,000 as of the date of grant based on the Black-Scholes option-pricing model and other provisions of SFAS 123 and related EITF guidance. This amount was recorded as an expense in the accompanying Statement of Operations for the six months ended June 30, 2002.


       A1-18


(9) INCOME TAXES

The Company accounts for income taxes in accordance with SFAS 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year(s) in which the differences are expected to reverse.

As of December 31, 2001, there were unused net operating loss carryforwards (the NOL's) for regular federal income tax purposes of approximately $54.8 million and for California tax purposes of approximately $11.5 million expiring from 2012 through 2021 and 2002 through 2011, respectively. In addition, the Company has research and development tax credit carryforwards of approximately $1.2 million, which expire from 2002 through 2018 and in conjunction with the Alternative Minimum Tax (AMT) rules, the Company has available AMT credit carryforwards of approximately $800,000, at December 31, 2001, which may be used indefinitely to reduce regular federal income taxes.

The usage of approximately $8 million of the NOL's and approximately $2 million of the California NOL's is limited annually to approximately $400,000 due to an acquisition, which caused a change in ownership for income tax purposes under Internal Revenue Code Section 382.

At June 30, 2002 and December 31, 2001, a 100% valuation allowance has been provided on total deferred tax assets because it is more likely than not that the NOL's will not be realized based on recent operating results.

(10) SEGMENT INFORMATION AND SIGNIFICANT CUSTOMERS

Prior to the Acquisition in June 2002, the Company operated predominantly in one business segment, information storage solutions ("Storage Solutions"). The Company's customers include end users, OEMs, systems integrators and value added resellers.

Following the Acquisition, the Company began operating under a second business segment, Telecommunication Software/Services. Stonehouse offers telemanagement solutions targeted to large corporations, educational institutions, state governments and other large public, private and hybrid communications networks.

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily accounts receivable. The Company performs ongoing credit evaluations of its customers, generally requires no collateral and maintains allowances for potential credit losses and sales returns. During the three months ended June 30, 2002, sales to two customers accounted for 40% and 15% of the Company's sales. During the six months ended June 30, 2002, a single customer accounted for 34% of the Company's sales. In the three and six months ended June 30, 2001, no single customer accounted for greater than 10% of the Company sales. Sales to geographic areas other than the United States have not been significant.

Presented below for the three months ended June 30, 2002 is selected financial information for the two segments in which the Company now operates (in thousands). The Storage Solution segment includes all corporate revenues and expenses except those specifically attributable to the Telecommunications Software/Services segment. Since the Acquisition occurred in June 2002, segment information is not applicable for the 2001 periods.


       A1-19


                                         Storage      Telecommunication
                                        Solutions     Software/Services

                                     -------------   --------------------

Revenues                                 $ 2,028           $  423

Gross (loss) margin                      $   (96)          $  196

Net loss before preferred
 stock dividends and
 extraordinary gain                     ($ 1,931)         ($   12)

Net loss applicable
 to common stock                        ($ 1,794)         ($   12)


Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

With the exception of discussion regarding historical information, "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements. Such statements inherently involve risks and uncertainties that could cause actual results of operations to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our inability to increase sales to current customers and to expand our customer base, continued acceptance of our products in the marketplace, timing and volume of sales orders, our inability to improve the gross margin on our products, material cost fluctuations, competitive factors, dependence upon third-party vendors, our future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the technology industry and the economy in general, legal proceedings and other risks detailed in our periodic report filings with the Securities and Exchange Commission (the "SEC"). Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this Form 10-Q and in other reports we file with the SEC. The following discussion should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this report

                              Results of Operations

For the three months ended June 30, 2002 and 2001, we incurred a net loss of $1.8 million and $3.9 million, respectively. We incurred a net loss of $6.6 million and $7.3 million for the six months ended June 30, 2002 and 2001, respectively. Included in the net loss for the six months ended June 30, 2002 were $1.1 million in realized losses on marketable securities, a $670,000 charge for the fair value of an option granted to a customer and a $137,000 extraordinary gain from debt extinguishment. Included in the net loss for the three and six months ended June 30, 2001 was a $362,000 extraordinary loss from debt extinguishment.


       A1-20


Sales

Sales for the three and six months ended June 30, 2002 decreased to $2.45 million and $4 million, respectively, from $3.95 million and $10.2 million for the same periods in 2001, respectively. Included in sales for the 2002 periods was $423,000 attributable to Stonehouse following our acquisition in June 2002. The significant decrease in sales reflects the economic downturn, which has caused customer delays in purchasing technology and other equipment. During the six months ended June 30, 2002, sales revenues attributable to our storage business, included $1.5 million in direct sales to end users and $2 million in indirect sales to OEMs, value-added resellers (VARs) and other channel business, representing 42% and 56%, respectively. During the corresponding period in 2001, direct, indirect and service revenues represented 27%, 56%, and 17% respectively, of our sales revenues. In August 2001, we sold substantially all of our service revenue business; accordingly, service revenues for 2002 are insignificant.

Cost of Sales/Gross Margins

Gross margins decreased to 4% and 0% for the three and six months ended June 30, 2002, respectively, as compared to 23% and 26% for the same periods in 2001, respectively. Gross margins for 2002 were positively affected by a 46% gross margin attributable to $423,000 of Stonehouse revenues for June 2002. The decrease in gross margin percentage was primarily due to economies of scale attributable to the level of fixed costs inherent in our operations as well as the price we paid for materials, coupled with significantly lower sales revenues. Our gross margins are dependent, in part, on product mix, which fluctuates from time to time.

See Note 1 to Consolidated Financial Statements regarding expected future gross margin improvements attributable to a new manufacturing outsource contract effective in July 2002.

Operating Expenses

Selling, General and Administrative (SG&A)

Selling, general and administrative expenses decreased to $1.1 million and $2.6 million for the three and six months ended June 30, 2002, respectively, from $2.8 million and $6.1 million for the same periods in 2001, representing a 60% and 57% decline for each period, respectively. The significant decrease was primarily the result of the reduction of our overall work force and related costs (including occupancy) partially offset by an additional $173,000 in SG&A costs resulting from the Stonehouse Acquisition in June 2002.

Research and Development

Research and development expenses for the three and six month periods ended June 30, 2002 were $650,000 and $1.4 million, respectively, as compared to $892,000 and $2 million for the same periods in 2001. The decrease was primarily attributable to costs incurred in 2001 as a result of the development of our 4000 Series product line. We believe that considerable investments in research and development will be required to remain competitive and expect that these expenses will increase in future periods.

Research and development costs are expensed as incurred and may fluctuate considerably from time to time depending on a variety of factors. These costs are substantially incurred in advance of related revenues, or in certain situations, may not result in generating revenues.


       A1-21


Depreciation and Amortization

Depreciation and amortization for the three and six months ended June 30, 2002 was $350,000 and $593,000, respectively, as compared to $368,000 and $851,000 for 2001, respectively. The decrease reflects the discontinuation of amortization of goodwill pursuant to the implementation of SFAS 142 effective January 1, 2002 (see Note 5 to Consolidated Financial Statements). During the three and six months ended June 30, 2001, amortization of goodwill amounted to $101,000 and $201,000, respectively.

Interest Expense

Interest expense decreased to $120,000 and $257,000 for the three and six months ended June 30, 2002, from $328,000 and $654,000 for the corresponding 2001 period. This decrease is attributable to lower average borrowings and lower interest rates.

Preferred Stock Dividends

Preferred stock dividends were $444,000 and $629,000, for the three and six months ended June 30, 2001, respectively. Effective November 20, 2001, all of the Company's then remaining convertible preferred stock was converted to common stock pursuant to the Halco Investment (see Note 3 to Consolidated Financial Statements). Accordingly, there were no preferred stock dividends in 2002.

The Series L Convertible Preferred Stock issued in connection with the Stonehouse Acquisition in June 2002 is not entitled to receive dividends.

                         Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. This contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred net losses of $14 million, $21.9 million and $18.7 million for the years ended December 31, 2001, 2000 and 1999, respectively, and $6.6 million for the six months ended June 30, 2002. In addition, we have negative working capital at June 30, 2002. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

However, since 2001 we have devoted substantial efforts to: (i) streamline our operations; (ii) establish the foundation for generating positive cash flow and operating profits; and (iii) obtain sufficient financing to cover our working capital needs. For a description of these efforts, see Notes 1 and 2 to Consolidated Financial Statements.

Consolidated Statements of Cash Flows

        Operating Activities

Net cash provided by operating activities amounted to $642,000 for the six months ended June 30, 2002. The most significant use of cash was our loss from operations (before changes in assets and liabilities) of $877,000 (net of $3.1 million of cash proceeds from the sale of marketable securities), which was more than offset by reductions in accounts receivable ($638,000) and inventories ($799,000). Inventory reductions have been effectuated in connection with our new manufacturing outsource contract in July 2002 (see Note 1 to Consolidated Financial Statements).


       A1-22


Net cash used by operating activities for the six months ended June 30, 2001 amounted to $4.7 million with the most significant use of cash being our loss from operations (before changes in assets and liabilities) of $5.9 million. The operating loss was offset by an aggregate reduction in accounts receivable, inventories and prepayments of $2.2 million, net of a $1 million decrease in account payable and other liabilities.

        Investing Activities

The most significant component of net cash provided by investing activities for the six months ended June 30, 2002 consisted of $298,000 of cash acquired in the Stonehouse Acquisition.

        Financing Activities

Net cash used in financing activities for the six months ended June 30, 2002 was $1.1 million, consisting of a $2.5 million net reduction of our Bank Line of Credit, partially offset by $1.5 million of borrowings from Mr. Levy.

Net cash provided by financing activities for the six months ended June 30, 2001 amounted to $4.9 million and primarily consisted of borrowings of $5.6 million from private investors (including $2.7 million from Mr. Levy), of which $4.4 million was satisfied by the issuance of convertible preferred stock in April 2002 and $250,000 from the issuance of convertible preferred stock, partially offset by a net reduction of our Bank Line of Credit of $1 million.

        American Stock Exchange ("AMEX")

On May 28, 2002, we received correspondence from AMEX regarding the potential delisting of our common stock from AMEX due to our failure to meet certain of AMEX's continued listing standards, related to minimum shareholders' equity and our ability to continue operations and/or meet our obligations as they mature. On June 26, 2002, we submitted a plan and supporting documentation (the "Plan") to AMEX to demonstrate our ability to regain compliance. On August 13, 2002, AMEX notified us that it had accepted our Plan and granted us an extension through June 20, 2003 within which we must regain compliance, subject to periodic review by AMEX's Staff. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the extension period could result in our being delisted. We believe that we will be successful in regaining compliance, although there can be no assurance that we will remain listed on AMEX.

                   Critical Accounting Policies and Estimates

Revenue from the sale of products is recognized as of the date shipments are made to customers, net of an allowance for returns. Revenues from computer software sales are recognized upon execution of a contract and shipment of the software provided that the product is accepted by the customer. Consulting revenues are recognized when services are performed. Revenues on long-term development contracts are deferred at time of sale, and using the percentage-of-completion method are recognized based upon hours incurred as a percentage of estimated total hours. Maintenance revenues for customer support and product updates are deferred at the time of sale and are included in income on a straight-line basis over the term of the maintenance agreement, generally for one year.

Our preliminary allocation of the Stonehouse purchase price included $6.1 million in goodwill and $3.2 million in other intangible assets in accordance with SFAS 141. These values were based on a valuation analysis completed by an independent valuation firm. In addition, we have unamortized goodwill of $2 million that arose from an acquisition in 2000. Goodwill will be tested for possible impairment at least on an annual basis in accordance with SFAS No. 142 (see Note 5 to Consolidated Financial Statements).


       A1-23


The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Results for the interim periods presented in this report are not necessarily indicative of results that may be reported for any other interim period or for the entire fiscal year.

Effect of Inflation

Inflation has not had an impact on our operations and we do not expect that it will have a material impact in 2002.


Item 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Currently we do not have debt that is tied to floating interest rates. Therefore, at this time we are not subject to risk arising from increases in interest rates.


Part II  -  OTHER INFORMATION

Item 1.  Legal Proceedings

Not Applicable


Item 2.  Changes in Recent Sales of Unregistered Securities and Use of Proceeds

In connection with the Stonehouse Acquisition in June 2002, we issued 22,500,000 shares of common stock and 1,000 shares of Series L Convertible Preferred Stock, which is convertible into 4,527,027 shares of common stock, subject to shareholder approval.

All of the foregoing issuances were exempt from registration under section 4(2) of the Act.


Item 3.  Defaults Upon Senior Securities

Not applicable


Item 4.  Submission of Matters to a Vote of Security Holders

Not applicable


       A1-24


Item 5.  Other Information

Not applicable

Item 6.  Exhibits and Reports on Form 8-K:

(a)     Exhibits:

2.1 Stock Purchase Agreement dated June 7, 2002 by and among the Registrant, Pacific USA Holdings Corp., Pacific Technology Group, Inc. and Stonehouse Technologies, Inc. (3)

4.1  Certificate of Designation of Series L Convertible Preferred Stock (3)

4.2 Stockholders' Agreement dated June 7, 2002 by and among the Registrant, H. Irwin Levy, Hilcoast Development Corp., MLL Corp., Maurice A. Halperin, Halco Investments, L.C. and Pacific Technology Group, Inc. (3)

4.3 Registration Rights Agreement dated June 7, 2002 between Registrant and Pacific Technology Group, Inc. (3)

4.4 8% Convertible Subordinated Promissory Note for $3,100,000, dated June 7, 2002, between Registrant and Halco Investments, L.C. (3)

10.1 Working  Capital  Assurance  Agreement   dated June 7, 2002, by and between
     Registrant and Hilcoast Development Corp. (3)

10.2 Employment  Agreement   dated  June 7,  2002,  between  John E.  Gates  and
     Stonehouse. (3)

10.3 Form of Agreement between Registrant and Hilcoast Development Corp. (2)

10.4 Promissory Note for $750,000 between Registrant and Hilcoast Development Corp., dated June 14, 2002 (1)

10.5 Promissory Note for $500,000 between Registrant and Hilcoast Development Corp., dated May 18, 2002 (1)

10.6 Convertible Promissory Note for $650,000 between Registrant and H. Irwin Levy, dated June 14, 2002. (1)

     (1)  Filed herewith.

     (2) Incorporated by reference to the Exhibits previously filed as Exhibits to the Registrant's Form 8-K filed April 12, 2002.

     (3) Incorporated by reference to the Exhibits previously filed as Exhibits to the Registrant's 8-K filed June 21, 2002.

(b)     Reports on Form 8-K:

A report on Form 8-K dated April 10, 2002 was filed April 12, 2002, reporting under Item 2 - Disposition of Assets, in which the Registrant reported the sale of its remaining marketable securities.

A report on Form 8-K dated March 1, 2002 was filed June 21, 2002, reporting under (i) Item 2 - Acquisition or Disposition of Assets, in which the Registrant reported the acquisition of 100% of the outstanding capital stock of Stonehouse Technologies, Inc. on June 7, 2002, and (ii) Item 5 - Other Events, in which the Registrant reported (a) the grant of an option in March 2002 to an affiliate of Stonehouse, and (b) an employment agreement in connection with the Stonehouse Acquisition.

A report on Form 8-K/A dated March 1, 2002 was filed on August 13, 2002, reporting under Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits, in which the Registrant reported historical financial statements of Stonehouse Technologies, Inc. and Pro Forma financial information.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             nSTOR TECHNOLOGIES, INC.
                                   (Registrant)

                                 /s/ Thomas L. Gruber

August 13, 2002           ---------------------------------
                           Thomas L. Gruber,
                           Acting President, Chief Operating
                           and Financial Officer


       A2-1


                                                                         ANNEX 2


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 August 13, 2002
                                 ---------------
                           Date of Filing of Form 8-K

                                  March 1, 2002
                                  -------------
                Date of Report (Date of earliest event reported)

                            nSTOR TECHNOLOGIES, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                        0-8354                    95-2094565
       --------                        ------                    -----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                               10140 MESA RIM ROAD
                           SAN DIEGO, CALIFORNIA 92121
                           ---------------------------
                    (Address of principal executive offices)

                                 (858) 453-9191
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


       A2-2


This Form 8-K/A amends the information contained in Item 7 of the Form 8-K filed by the Registrant with the Commission on June 21, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

a)      Financial Statements of Business Acquired

        Report of Independent Accountants dated March 22, 2002 and the accompanying balance sheets of Stonehouse Technologies, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the two years ended December 31, 2001 and 2000

        Balance sheet of Stonehouse Technologies, Inc. as of March 31, 2002 and the related statements of operations and cash flows for the three months ended March 31, 2002 (unaudited)

b)      Pro Forma Financial Information

        nStor Technologies, Inc. and Subsidiaries Unaudited Proforma Condensed Combined Financial Statements

c)      Exhibits

        None


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   nStor Technologies, Inc.

                                                   /s/ Jack Jaiven
                                                   ----------------------------
                                                   Jack Jaiven
                                                   Vice President and Treasurer


       A2-3


                          Stonehouse Technologies, Inc.

                        Report of Independent Accountants
                                       and

                              Financial Statements

  December 31, 2001 and 2000 and for the Years ended December 31, 2001 and 2000


       A2-4


Independent Auditors' Report

To the Board of Directors of
Stonehouse Technologies, Inc.

We have audited the accompanying balance sheets of Stonehouse Technologies, Inc. (the "Company") as of December 31, 2001 and 2000 and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stonehouse Technologies, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  BDO Seidman, LLP
Los Angles, California

March 22, 2002


       A2-5


                          Stonehouse Technologies, Inc.
                                 Balance Sheets

 December 31,                                              2001           2000
--------------------------------------------------------------------------------
 Assets

 Current assets
         Cash                                           $  411,394   $  819,135
         Accounts receivable, net of allowance for
           doubtful accounts of $76,940 and $86,565,
           respectively                                  1,041,980    1,051,418
         Receivable from affiliate (Note 7)                313,344    1,298,596
         Inventory                                               -       18,780
         Prepaid expenses                                  108,306      160,136
 -------------------------------------------------------------------------------
 Total current assets                                    1,875,024    3,348,065
 -------------------------------------------------------------------------------
 Property and equipment, net (Note 3)                      177,534      130,516

 Deferred tax asset (Note 5)                               524,394      524,394

 Goodwill, net of accumulated amortization of $656,409
     and $455,156, respectively                          4,880,392    5,081,646
 -------------------------------------------------------------------------------
                                                        $7,457,344   $9,084,621
 ===============================================================================

Liabilities and Stockholder's Equity

 Current liabilities
         Accounts payable and accrued liabilities       $  860,211   $  600,407
         Deferred revenue                                1,861,077    2,060,603
         Payable to affiliates                               5,341        3,097
         Line of credit (Note 4)                           200,000            -
 -------------------------------------------------------------------------------
 Total current liabilities                               2,926,629    2,664,107
 -------------------------------------------------------------------------------
 Commitments and contingencies (Notes 8 and 9)

 Stockholder's Equity (Note 6)
   Common stock - no par value; 25,000,000 shares
     authorized 16,000,000 shares issued and
     outstanding                                                 -            -
   Additional paid-in capital                            7,567,139    6,627,139
   Accumulated deficit                                  (3,036,424)    (206,625)
 -------------------------------------------------------------------------------
 Total stockholder's equity                              4,530,715    6,420,514
 -------------------------------------------------------------------------------
                                                        $7,457,344   $9,084,621
 ===============================================================================


                                 See accompanying notes to financial statements.


       A2-6


                          Stonehouse Technologies, Inc.
                            Statements of Operations


Years ended December 31,                              2001               2000
--------------------------------------------------------------------------------
Revenues                                          $ 6,608,049       $ 7,269,550

Cost of sales, including depreciation
  of $57,444 and $107,531, respectively             3,698,892         4,083,705
--------------------------------------------------------------------------------
Gross margin                                        2,909,157         3,185,845
--------------------------------------------------------------------------------
Operating expenses
  Other operating expenses                          2,630,993           902,924
  Sales and marketing expenses                      1,972,900         1,141,948
  Research and development                            939,776         1,188,944
  Goodwill amortization                               201,253           201,253
--------------------------------------------------------------------------------
                                                    5,744,922         3,435,069
--------------------------------------------------------------------------------
Operating loss                                     (2,835,765)         (249,224)

Other (income) and expense
  Interest expense                                          -               (38)
  Interest income                                       5,966            20,162
--------------------------------------------------------------------------------
                                                        5,966            20,124
--------------------------------------------------------------------------------
Loss before income taxes                           (2,829,799)         (229,100)

Income tax (benefit) (Note 5)                               -            (1,000)
--------------------------------------------------------------------------------
Net loss                                          $(2,829,799)      $  (228,100)
================================================================================


                                 See accompanying notes to financial statements.


       A2-7


                          Stonehouse Technologies, Inc.
                        Statement of Stockholders' Equity


                                         Additional     Retained
                               Common      Paid-in      Earnings
                               Stock       Capital      (Deficit)      Total
 -------------------------------------------------------------------------------
 Balance, January 1, 2000     $     -    $6,627,139   $    21,475    $6,648,614

 Net loss                           -             -      (228,100)     (228,100)
 -------------------------------------------------------------------------------
 Balance, December 31, 2000         -     6,627,139      (206,625)    6,420,514

 Contributed capital from
   Pacific USA                      -       920,000             -       920,000

 Stock compensation due to
   issuance of warrants             -        20,000             -        20,000

 Net loss                           -             -    (2,829,799)   (2,829,799)
 -------------------------------------------------------------------------------
 Balance, December 31, 2001   $     -    $7,567,139   $(3,036,424)   $4,530,715
================================================================================


                                 See accompanying notes to financial statements.


       A2-8


                          Stonehouse Technologies, Inc.
                            Statements of Cash Flows

Increase (Decrease) in Cash

Years ended December 31,                                 2001            2000
--------------------------------------------------------------------------------
Cash flows from operating activities

  Net loss                                           $(2,829,799)   $  (228,100)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Issuance of warrants for services rendered            20,000              -
    Depreciation and amortization                        287,191        320,077
    Deferred income taxes                                      -         (1,000)
    Changes in operating assets and liabilities:
      Accounts receivable                                  9,438        551,057
      Receivable from affiliate                          987,496              -
      Inventory                                           18,780          9,280
      Prepaid expenses                                    51,830         45,204
      Accounts payable and accrued liabilities           259,804        (58,896)
      Deferred revenue                                  (199,526)       (78,542)
--------------------------------------------------------------------------------
Net cash provided by (used in) operating activities   (1,394,786)       559,080
--------------------------------------------------------------------------------
Cash flows from investing activities
  Purchase of property and equipment                    (132,955)       (67,852)
--------------------------------------------------------------------------------
Net cash used in investing activities                   (132,955)       (67,852)
--------------------------------------------------------------------------------
Cash flows from financing activities
  Advances to affiliates, net                                  -         (5,232)
  Capital contributions                                  920,000              -
  Advances to parent                                           -     (1,298,596)
  Borrowings on line of credit                           200,000              -
--------------------------------------------------------------------------------
Net cash provided by (used in) financing activities    1,120,000     (1,303,828)
--------------------------------------------------------------------------------
Decrease in cash                                        (407,741)      (812,600)

Cash, beginning of year                                  819,135      1,631,735
--------------------------------------------------------------------------------
Cash, end of year                                    $   411,394    $   819,135
================================================================================
Supplementary disclosure of cash flow information
 Cash paid for:
    Interest                                         $         -    $        38
================================================================================


                                 See accompanying notes to financial statements.


       A2-9


                          Stonehouse Technologies, Inc.
                          Notes to Financial Statements


1.     Organization and Business

       Stonehouse Technologies, Inc. ("Stonehouse" or the "Company") is engaged in the design, sale (of both product and subscription service), maintenance and support of telecommunications management software. The Company also provides consulting services and sells computer hardware in conjunction with software sales, primarily in the United States. On April 1, 1996, all of the Company's outstanding capital stock was acquired by Pacific Technology Services, Inc. ("PTS"), a wholly-owned subsidiary of Pacific Technology Group, Inc. ("PTG"), which is 100% owned by Pacific USA Holdings Corp. ("Pacific USA"). In March 2000, PTS sold 20% of its interest in the Company to Venturelink Holdings, a majority-owned subsidiary of Pacific USA. During 2001, PTS transferred its remaining 80% interest in the Company to PTG. The ultimate parent company is Pacific Electric Wire & Cable Company, Ltd. ("PEWC") based in Taiwan.

       During 2001, the Company experienced significant changes in its top management. In connection with these changes, throughout most of 2001, the Company's expenses were significantly higher than normal, pursuant to the expansion plans implemented by new management. Prior to December 31, 2001, the Company determined that these new plans were not in the best interest of the Company. As a result, the Company's previous CEO reassumed the CEO duties and has committed to bring expenses in line with revenues.

       The   Company's   management   believes   that   the   Company   will  be
       self-sustainable in the near future. However, the Company's parent, Pacific USA Holdings Corp, is substantially dependent on continued financial support from PEWC. PEWC has committed to provide continued
       financial support to Pacific USA and its subsidiaries, including Stonehouse, for at least another year and one day from the auditors report date.

2.     Summary of Significant Accounting Policies

       Revenue Recognition

       Revenues from computer software sales are recognized upon execution of a contract and shipment of the software provided that the product is accepted by the customer. Consulting revenues are recognized when services are performed. Revenues on long-term development contracts are deferred at time of sale, and using the percentage-of-completion method are recognized based upon hours incurred as a percentage of estimated total hours. Maintenance revenues for customer support and product updates are deferred at the time of sale and are included in income on a pro-rata basis over the term of the maintenance agreement.

       Property and Equipment

       Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the respective assets, ranging from three to seven years.


       A2-10


       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

       Reclassification

       Certain changes in classification have been made to the prior year's consolidated financial statements to conform to the current presentation.

       Goodwill

       The excess of cost over the fair value of net assets acquired was recorded as goodwill and is amortized on a straight-line basis over thirty years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       Stock-Based Compensation

       The Company accounts for employee stock options or similar equity instruments in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 defines a fair-value-based method of accounting for employee stock options or similar equity instruments. This statement gives entities a choice to recognize related compensation expense by adopting the new fair-value method or to measure compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), the former standard. If the former standard for measurement is elected, SFAS No. 123 requires supplemental disclosure to show the effect of using the new measurement criteria.

       The Company currently uses the disclosure standards of SFAS 123 but accounts for stock based compensation using APB 25.

       Income Taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


       A2-11


       The Company files as part of a consolidated federal income tax return with Pacific USA. The Company and Pacific USA have entered into a tax sharing agreement whereby taxes are computed as if the Company filed a separate tax return. Such agreement allows Pacific USA to utilize all net operating tax losses realized by the Company.

       New Accounting Pronouncements

       In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

       SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

       The Company has not  determined  the impact of adopting  SFAS 141 or SFAS
       142.

       The October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. The Company believes the adoption of this statement will have no material impact on its financial statements.

3.     Property and Equipment

       Property and equipment are summarized as follows at December 31:

       December 31,                                        2001          2000
       -------------------------------------------------------------------------

       Office equipment                                 $  32,420     $  20,144
       Furniture and fixtures                              63,919        91,496
       Transportation equipment                            56,576        45,620
       Computer equipment and software                    217,556       641,162
       Leasehold improvements                               3,338             -
       -------------------------------------------------------------------------
                                                          373,809       798,422
       Accumulated depreciation and amortization         (196,275)     (667,906)
       -------------------------------------------------------------------------
                                                        $ 177,534     $ 130,516
       =========================================================================


       A2-12


4.     Line of Credit

       The Company has a $500,000 revolving line of credit with a bank payable upon demand, bearing interest at a rate of the bank's prime rate plus 1%. Amounts borrowed pursuant to this line of credit are secured by accounts receivable and certain other assets of the Company and are guaranteed by Pacific USA. The outstanding principal at December 31, 2001 and 2000 was $200,000 and $0, respectively, with a corresponding interest rate of 5.75%.

5.     Income Tax

       At December 31, 2001, the Company has net operating loss carry forwards of approximately $4,182,000 for federal income tax purpose, which expire through 2021.

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2001 consisted of $1,421,965 primarily from net operating loss carryforwards offset by a valuation allowance of $897,571, resulting in a net deferred tax asset of $524,394.

       Based on the ability of the Company to generate future taxable income through operations, management believes more likely than not that the Company will realize the benefits of the net deferred tax asset in future periods.

6.     Transactions in Stockholders' Equity

       In February 2001, a 21.77226221-to-1 stock split in the form of a stock dividend was approved by the Board of Directors of the Company, which would have resulted in 5,000,000 common shares issued and outstanding. However, rights to receive 1,000,000 common shares were waived. Accordingly, only 4,000,000 shares were issued and outstanding after this split. In February 2001, a 4-to-1 stock split was also approved. After these splits (which were effected through stock dividends to existing shareholders at the date of the split) and waivers, there were 16,000,000 shares issued and outstanding and the prior year's common shares issued and outstanding has been retroactively restated.

       In February 2001, the Company's Board of Directors approved a stock option plan. The maximum number of shares that may be purchased pursuant to the plan is 3,800,000. Options granted under the plan are generally considered incentive stock options. However, to the extent that options become exercisable by any participant for shares having a fair market value in excess of $100,000, the portion of such options that exceeds such amount will be treated as non-statutory stock options. Options granted under the plan vest in equal monthly increments over a period of 4 years, with the first 3 months vesting 90 days after the grant date, and are exercisable for 7 years after the date of grant at an exercise price of $0.32 per share.

       The following table summarizes the activity under the Company's stock option plan:

                                                                       Price
                                                           Number       Per
       Year ended December 31, 2001                      of Shares     Share
       -------------------------------------------------------------------------
       Options outstanding, beginning of year                   -  $        -
          Granted                                       2,596,200        0.32
          Cancelled/expired                             1,546,140        0.32
       -------------------------------------------------------------------------
       Options outstanding, end of year                 1,050,060  $     0.32
       -------------------------------------------------------------------------
       Options exercisable, end of year                   511,556  $     0.32
       =========================================================================
       Weighted average fair value of options granted              $     0.10
       =========================================================================


       A2-13


       All outstanding options were granted on February 19, 2001 and, as of December 31, 2001, had a remaining contractual life of 6.13 years.

       The Company has elected to account for its stock-based compensation plans under APB No. 25 and has therefore recognized no compensation expense in the accompanying consolidated financial statements for stock-based employee awards granted as the exercise price for all employees options was equal to the estimated fair value of the Company's common stock on the date of grant. Additionally, the Company has computed for pro forma disclosure purposes the value of all options granted during 2001, using the Black-Scholes option pricing model with the following weighted average assumptions:

              Risk free interest rate                                      5.23%
              Expected dividend yield                                          -
              Expected lives                                             5 years
              Expected volatility                                             0%

       If the Company had accounted for its stock-based compensation plans using a fair value method of accounting, the Company's net loss would have been as follows for the year ended December 31, 2001:

              Net loss:
                 As reported                                       $ (2,829,799)
                 Pro forma                                         $ (2,869,177)

       The effects of applying SFAS No. 123 for providing pro forma disclosures for 2001 are not likely to be representative of the effects on reported net loss for future years, because options vest over several years and additional awards generally are made each year.

7.     Related Party Transactions

       In 2000, the Company provided funds to PTS, resulting in a receivable of $1,298,596 at December 31, 2000. At December 31, 2001, this receivable has been reduced to $313,344.

       In March 2000, PUSA entered into a sale leaseback transaction, which involved certain subsidiary assets, including many fixed assets of the Company. Management has elected to disclose the sale leaseback transaction on the financials of PUSA, and continue to report these fixed assets and the related depreciation on the financials of the Company.

       In October 2000, the Company distributed its Monies - communications cost
       management   software  to  Pacific  USA.  There  was  no  carrying  value associated with this software.

8.     Benefit Plan

       The employees of the Company are covered under the Pacific USA Holdings Corp. 401(k) Savings Plan. Upon completion of certain eligibility requirements, employees are allowed to contribute up to 15% of their annual compensation. The Company matches 50% of such contributions up to 6%. Contributions by the Company totaled $70,508 for the year ended December 31, 2001.


       A2-14


9.     Commitments and Contingencies

       Leases

       The Company leases office space and office equipment under a month-to-month arrangement with Pacific USA. Rent expense was approximately $406,013 and $267,000 for the years ended December 31, 2001 and 2000, respectively.

       The Company leases additional office space through 2002. The future minimum lease payments are $43,381 payable in 2002.

       Litigation

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

10.    Concentrations

       Approximately $2,789,266 and $3,771,000 of the Company's revenues were generated from three customers during 2001 and 2000, respectively. At December 31, 2001, one customer represents approximately 24% of the accounts receivable balance.

       From time to time, the Company maintains cash balances in excess of FDIC insured limits. The total cash balances are insured by the F.D.I.C. up to $100,000 per bank. The Company had cash balances on deposit that exceeded the balance insured by the F.D.I.C. in the amount of $405,632 at December 31, 2001.

11.    Subsequent Events (Unaudited)

       Pacific USA signed a letter of intent with nStor Technologies, Inc. ("nStor"), dated March 21, 2002 and amended April 30, 2002, whereby Pacific USA intends to sell 100% of the fully-diluted capital stock of the Company to nStor. The purchase price will consist of 1,000 shares of preferred stock convertible into 27,027,027 shares of nStor common stock (based on a fixed stock price of $0.37 per share and a total purchase price of $10,000,000) plus additional common shares, not to exceed
       8,687,258, contingent upon future net revenues exceeding a specified "threshold amount." The terms of the letter of intent are expected to be finalized later in a formal acquisition agreement.


       A2-15


                          Stonehouse Technologies, Inc.
                              Financial Statements
                                   (unaudited)
          March 31, 2002 and for the three months ended March 31, 2002


       A2-16


                          Stonehouse Technologies, Inc.
                                  Balance Sheet
                                 March 31, 2002
                                   (unaudited)
                             (dollars in thousands)

       Assets
       ------
       Current assets:
         Cash                                                     $   425
         Accounts receivable, net of allowances
           for doubtful accounts of $77                             1,050
         Receivable from affiliate                                    397
         Prepaid expenses                                             125
                                                                  -------
           Total current assets                                     1,997

       Property and equipment, net                                    156
       Deferred tax asset                                             524
       Goodwill, net of accumulated amortization of $656            4,880
                                                                  -------
                                                                  $ 7,557
                                                                  =======

       Liabilities and Stockholders' Equity
       ------------------------------------
       Current liabilities:
       Line of credit                                             $   200
       Accounts payable and accrued liabilities                     1,004
       Deferred revenue                                             1,564
       Payable to affiliates                                           65
                                                                  -------
         Total current liabilities                                  2,833
                                                                  -------
       Commitments and contingencies

       Stockholders' equity:
       Common stock - no par value:
         25,000,000 shares authorized; 16,000,000
         shares issued and outstanding                                  -
       Additional paid-in capital                                   7,567
       Retained deficit                                            (2,843)
                                                                  -------
            Total stockholder's equity                              4,724
                                                                  -------
                                                                  $ 7,557
                                                                  =======


       A2-17


                          Stonehouse Technologies, Inc.
                               Statement of Income
                        Three Months Ended March 31, 2002
                                   (unaudited)
                                 (in thousands)


       Revenues                                                    $1,915
       Cost of sales                                                  911
                                                                  -------
          Gross margin                                              1,004
                                                                  -------
       Operating expenses

         Sales and marketing expenses                                 276
         Research and development                                     196
         Other operating expenses                                     338
                                                                  -------
                                                                      810
                                                                  -------
       Operating income                                               194

       Other (income) expense
         Interest income                                               (3)
         Interest expense                                               3
                                                                  -------
       Income before income taxes                                     194
       Income tax expense                                               -
                                                                  -------
          Net income                                              $   194
                                                                  =======


       A2-18


                          Stonehouse Technologies, Inc.
                             Statement of Cash Flow
                        Three Months Ended March 31, 2002
                                   (unaudited)
                                 (in thousands)


       Cash flow from operating activities
         Net income                                               $   194
         Adjustments to reconcile net income to net
           cash provided by operating activities:
          Depreciation and amortization                                22
          Changes in operating assets and liabilities:
             Accounts receivable                                      293
             Prepaid expenses and other                               (16)
             Accounts payable and accrued liabilities                 143
             Deferred revenue                                        (297)
                                                                  -------
             Net cash provided by operating activities                339
                                                                  -------
       Cash flow from financing activities
         Advances to affiliates, net                                 (325)
                                                                  -------
        Net cash used in financing activities                        (325)
                                                                  -------
       Increase in cash                                                14
       Cash, beginning of period                                      411
                                                                  -------
       Cash, end of period                                        $   425
                                                                  =======

       Supplementary disclosure of cash flow information:
       Cash paid for interest                                     $     3
                                                                  =======


       A2-19


Notes to Financial Statements (unaudited)

1)      Business

        Stonehouse Technologies, Inc. ("Stonehouse" or the "Company") is engaged in the design, sale (of both product and subscription service), maintenance and support of telecommunications management software. The Company also provides consulting services and sells computer hardware in conjunction with software sales, primarily in the United States.

        During 2001, the Company experienced significant changes in its top management. In connection with these changes, throughout most of 2001, the Company's expenses were significantly higher than normal, pursuant to the expansion plans implemented by new management. Prior to December 31, 2001, the Company determined that these new plans were not in the best interest of the company. As a result, the Company's previous CEO reassumed the CEO duties and has committed to bring expenses in line with revenues.

2)      Significant Accounting Policies

               Revenue Recognition

        Revenues from computer software sales are recognized in accordance with Statement of Position 97-2, Software Revenue Recognition, and are recognized upon execution of a contract and shipment of the software, provided the product is accepted by the customer. Consulting revenues are recognized when services are performed. Revenues on long-term development contracts are deferred at time of sale, and using the percentage-of-completion method are recognized based upon hours incurred as a percentage of estimated total hours. Maintenance revenues for customer support and product updates are deferred at the time of sale and are included in income on a pro-rata basis over the term of the maintenance agreement.

               Goodwill

        The excess of cost over the fair value of net assets acquired was recorded as goodwill. Effective January 1, 2002, the Company implemented SFAS 142 which discontinued the amortization of unamortized goodwill (see Recent Authoritative Pronouncements).

               Recent Authoritative Pronouncements

        In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.


       A2-20


        SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized.

        The Company has not determined the impact of adopting SFAS 141 or SFAS 142.

3.      Bank Line of Credit

        The Company has a $500,000 revolving line of credit with a bank that is payable upon demand, and bears interest at the bank's prime rate plus 1%. Amounts borrowed pursuant to this line of credit are secured by accounts receivable and certain other assets of the Company and are guaranteed by an affiliate of the Company, Pacific USA Holdings Corp. ("Pacific"). The outstanding principal at March 31, 2002 was $200,000 with an interest rate of 5.75%

4.      Income Taxes

        At December 31, 2001, the Company had net operating loss carry forwards (NOL's) of approximately $4 million for federal income tax purposes, which expire through 2021.

        The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31, 2001 consisted of $1.4 million primarily from NOL's offset by a valuation allowance of $.9 million, resulting in a net deferred tax asset of $.5 million. Accordingly, no income tax provision was required on the Company's pre-tax income for the three months ended March 31, 2002.

5.      Subsequent Event

        On June 7, 2002, 100% of the Company's outstanding capital stock was acquired by nStor Technologies, Inc. ("nStor") pursuant to a Stock Purchase Agreement between Pacific Technology Group, Inc., the Company's parent ("Parent"), Pacific, and nStor. The purchase price consisted of 22,500,000 shares of nStor's common stock and 1,000 shares of nStor's convertible preferred stock, which is convertible into an additional 4,527,027 shares of nStor common stock, subject to approval by nStor's shareholders. nStor may also issue contingent consideration to Parent of up to 8,687,258 additional shares of nStor common stock based upon future operating results of the Company.


       A2-21


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements reflect the Company's acquisition (the "Acquisition") on June 7, 2002 of 100% of the outstanding capital stock of Stonehouse Technologies, Inc. ("Stonehouse") from Pacific Technology Group, Inc. ("Seller"). The purchase price consisted of 22,500,000 shares of the Company's common stock and 1,000 shares of Series L convertible preferred stock. The preferred stock is convertible into an additional 4,527,027 shares of the Company's common stock subject to shareholder approval. The Company may also issue contingent consideration to Seller of up to 8,687,258 additional shares of the Company's common stock based upon future operating results of Stonehouse. The statements are derived from and should be read in conjunction with the historical financial statements and notes thereto of the Company, as presented in the Company's Form 10-Q for the quarter ended March 31, 2002 and Annual Report on Form 10-K/A for the year ended December 31, 2001. They should also be read in conjunction with Stonehouse's historical financial statements, included elsewhere herein.

The Acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, with assets acquired and liabilities assumed recorded at fair value, and Stonehouse's operating results included in the Company's consolidated financial statements, effective as of the date of Acquisition.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and for the three months ended March 31, 2002 give effect to the Acquisition as if it had occurred as of January 1, 2001. The unaudited pro forma condensed combined balance sheet as of March 31, 2002 assumes the Acquisition was consummated on March 31, 2002. The pro forma adjustments are based on management's preliminary estimates of the value of tangible and intangible assets acquired, including a valuation of goodwill and certain other intangible assets performed by an independent valuation firm. However, those estimates could change as additional information becomes available or as additional events occur.

The unaudited pro forma financial information is not designed to represent and does not represent what the combined results of operations or financial position would have been had the Acquisition been completed as of the dates assumed, and is not intended to project the combined results of operations for any future period or the combined financial position as of any future date.

As shown in the  historical  Statement  of  Operations,  during 2001  Stonehouse incurred a net loss of $2,830,000, which represents a significant decline in operating results from prior years. During 2000, Stonehouse incurred a net loss of $228,000 and during 1999, Stonehouse realized net income of $114,000. These amounts are net of depreciation and amortization of $320,000 and $592,000, respectively. The 2001 loss reflects the implementation of a revised business plan beginning in February 2001, by a newly-employed business team, which contemplated substantial increases to marketing, sales and administrative programs, in order to significantly expand future revenues. Stonehouse subsequently determined that the new plan was not in its best interests and, as a result, during the fourth quarter of 2001, this plan was discontinued. Stonehouse's previous top executive reassumed the chief executive officer duties and the new business team and certain other employees were terminated in the fourth quarter of 2001 or early 2002. Stonehouse estimates that operating expenses in excess of $3 million related to the discontinued business plan were incurred in 2001. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 excludes the pro forma effect of the operating expense reductions implemented during the fourth quarter of 2001 and in early 2002 as a result of the discontinuation of the business plan, as well as certain additional expense reductions that are expected to result from the Acquisition.


       A2-22


                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET
                                 MARCH 31, 2002
                                   (unaudited)
                                 (in thousands)


                                          Historical                     Pro Forma
                                -----------------------------    -----------------------
                                    nStor        Stonehouse
                                Technologies    Technologies     Adjustments    Combined
                                -----------------------------    -----------------------
             ASSETS
             ------
Current assets:
  Cash                             $ 1,028        $   425         $     -      $ 1,453
  Accounts receivable, net           1,198          1,050               -        2,248
  Receivable from affiliate              -            331               -          331
  Inventories                          865              -               -          865
  Prepaid expenses and other           120            125               -          245
                                   -------        -------         -------      -------
     Total current assets            3,211          1,931               -        5,142

Property and equipment, net          1,183            156               -        1,339
Deferred tax asset                       -            524            (524)(a)        -
Goodwill and other intangible
  assets, net                        1,989          4,880          (4,880)(b)   11,533
                                                                    9,544 (c)
                                   -------        -------         -------      -------
                                   $ 6,383        $ 7,491         $ 4,140      $18,014
                                   =======        =======         =======      =======
             LIABILITIES
             -----------
Current liabilities:
  Borrowings                       $ 2,079        $   200         $     -      $ 2,279
  Accounts payable and other         4,210          1,003             486 (d)    5,699
  Deferred revenue                       -          1,564               -        1,564
                                   -------        -------         -------      -------
     Total current liabilities       6,289          2,767             486        9,542

Long-term debt                       3,600              -               -        3,600
                                   -------        -------         -------      -------
     Total liabilities               9,889          2,767             486       13,142
                                   -------        -------         -------      -------

Shareholders' (Deficit) Equity      (3,506)         4,724          (4,724)(e)    4,872
                                                                    8,378 (f)
                                   -------        -------         -------      -------
                                   $ 6,383        $ 7,491         $ 4,140      $18,014
                                   =======        =======         =======      =======



        See accompanying notes to unaudited proforma condensed combined financial statements.


       A2-23



                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                  (dollars in thousands, except per share data)

                                      Historical (audited)               Pro Forma
                                 -----------------------------    -----------------------
                                    nStor         Stonehouse
                                 Technologies    Technologies     Adjustments    Combined
                                 -----------------------------    -----------------------
Sales                               $17,886         $ 6,608       $    -         $24,494
Cost of sales                        15,837           3,699          (57)(g)      19,415
                                                                     (64)(h)
                                    -------         -------       ------         -------
    Gross  margin                     2,049           2,909          121           5,079
                                    -------         -------       ------         -------
Operating expenses:
  Selling, general
    and administrative               10,354           4,604         (227)(g)      14,678
                                                                     (53)(h)
  Research and development            3,579             940            -           4,519
  Depreciation and amortization       1,622             201          284 (g)       2,529
                                                                     422 (i)
                                    -------          ------       ------         -------
 Total operating expenses            15,555           5,745          426          21,726
                                    -------         -------       ------         -------
Loss from operations                (13,506)         (2,836)        (305)        (16,647)
Realized and unrealized losses
  on marketable securities, net        (811)              -            -            (811)
Interest expense                       (912)              -            -            (912)
Other income, net                       402               6            -             408
                                    -------         -------       ------         -------
Loss before preferred stock
  dividends, extraordinary
  items and induced conversion      (14,827)         (2,830)        (305)        (17,962)

Extraordinary gains from debt
  extinguishment                        869               -            -             869
                                    -------         -------       ------         -------
Net loss                            (13,958)         (2,830)        (305)        (17,093)

Preferred stock dividends            (1,560)              -            -          (1,560)
Induced conversion of convertible
  preferred stock                    (3,000)              -            -          (3,000)
                                    -------         -------       ------         -------
Net loss available to
  common stock                     ($18,518)       ($ 2,830)      ($ 305)       ($21,653)
                                    =======         =======       ======         =======
Basic and diluted net loss per
  common share:
   Loss before extraordinary
    items                          ($   .43)                                    ($   .33)
   Extraordinary gains                  .02                                          .01
                                    -------                                      -------
   Net loss per common share       ($   .41)                                    ($   .32)
                                    =======                                      =======
Weighted average number of
  common shares considered
  outstanding, basic and
  diluted                        44,832,503                    22,500,000(f)  67,332,503
                                 ==========                    ==========     ==========


         See accompanying notes to unaudited proforma condensed combined financial statements.


       A2-24



                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2002
                                   (unaudited)
                  (dollars in thousands, except per share data)


                                          Historical                     Pro Forma
                                -----------------------------    -----------------------
                                   nStor         Stonehouse
                                Technologies    Technologies     Adjustments    Combined
                                -----------------------------    -----------------------
Sales                              $ 1,559         $ 1,915       $    -          $ 3,474
Cost of sales                        1,675             911          (13)(g)        2,558
                                                                    (15)(h)
                                   -------         -------       ------          -------
     Gross (loss) margin              (116)          1,004           28              916
                                   -------         -------       ------          -------
Operating expenses:
  Selling, general and
   administrative                    1,530             611           (8)(g)        2,124
                                                                     (9)(h)
  Research and development             737             196            -              933
  Depreciation and amortization        243               -           21 (g)          369
                                                                    105 (i)
                                  --------         -------       ------          -------
     Total operating expenses        2,510             807          109            3,426
                                   -------         -------       ------          -------
(Loss) income from operations       (2,626)            197          (81)          (2,510)

Realized losses on marketable
  securities                        (1,329)              -                        (1,329)
Fair value of option granted
  to customer                         (670)              -            -             (670)
Interest expense                      (137)             (3)           -             (140)
Other expense, net                     (40)              -            -              (40)
                                   -------         -------       ------          -------
Net (loss) income available
  to common stock                 ($ 4,802)        $   194      ($   81)        ($ 4,689)
                                   =======         =======       ======          =======
Basic and diluted net loss
  per common share                ($   .04)                                     ($   .03)
                                   =======                                       =======

Weighted average number of
  common shares considered
  outstanding, basic
  and diluted                  114,940,708                    22,500,000(f)  137,440,708
                               ============                   ==========     ===========


         See accompanying notes to unaudited proforma condensed combined financial statements.


       A2-25


      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



NOTE 1.    PURCHASE PRICE

The Company acquired 100% of the outstanding common stock of Stonehouse by issuing (i) 22,500,000 shares of common stock, and (ii) 1,000 shares of Series L Convertible Preferred Stock which is convertible into an additional 4,527,027 shares of common stock subject to shareholder approval. The purchase price was calculated assuming a market value of $.31 per share, the average of the Company's closing market prices for the four days before and after the terms of the Acquisition were agreed to (April 30, 2002). The total purchase price is as follows (in thousands):

Fair value of shares issued (including 4,527,027
  shares of common stock issuable upon conversion
  of the Series L Convertible Preferred Stock)
  based on a market price of $.31 per share                        $ 8,378

Estimated transaction costs:
  Brokerage fees                                     336
  Legal, accounting and other                        150               486
                                                   -----           -------
Total purchase price                                               $ 8,864
                                                                   =======


NOTE 2. ALLOCATION OF PURCHASE PRICE (in thousands)

Cash                                                               $   425
Accounts receivable, net                                             1,050
Receivable from affiliate                                              331
Prepaid expenses and other                                             125
Property and equipment, net                                            156
Goodwill                                          $6,370
                                                  ------
Other intangible assets:
  Customer relationships                           2,259
  Software                                           660
  Non-compete agreement                              255
                                                  ------
    Total                                          3,174
                                                  ------

Total goodwill and other intangible assets                           9,544

Current borrowings                                                    (200)
Accounts payable, accrued expenses
  and other liabilities                                             (1,003)
Deferred revenue                                                    (1,564)
                                                                    ------
Total purchase price                                               $ 8,864
                                                                    ======


       A2-26


NOTE 3.    PRO FORMA ADJUSTMENTS

The following are descriptions of the pro forma purchase accounting entries and other Acquisition related adjustments, identified as (a) through (i), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations (in thousands):

a)      elimination of Stonehouse's historical deferred tax asset
b)      elimination of Stonehouse's historical goodwill
c) recording goodwill and other intangible assets as part of the purchase price allocation detailed in Note 2
d)      accrual of estimated transaction costs detailed in Note 2
e)      elimination of historical shareholder's equity of Stonehouse
f) recording issuance of common and preferred stock based on an estimated market value of $.31 per share
g reclassification of depreciation expense included in cost of sales and selling, general and administrative expenses to depreciation and amortization
h) reduction in historical rent expense pursuant to a new lease for the Stonehouse office facilities
i) amortization of fair value of intangible assets acquired based on the following estimated useful lives:

               Customer relationships       ten (10) years
               Software                     five (5) years
               Non-compete agreements       four (4) years


       A3-1


                                                                         ANNEX 3
                                 CHARTER OF THE
                            nSTOR TECHNOLOGIES, INC.
                                 AUDIT COMMITTEE
                                    ARTICLE 1

                                     PURPOSE

The purpose of the Audit Committee (the "Committee") of the board of directors of nStor Technologies, Inc., (the "Corporation") is to provide assistance to the board of directors in fulfilling its responsibility to the stockholders and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of financial reports of the Corporation. In so doing, it is the responsibility of the Committee to establish and maintain free and open communication between the directors, the independent auditors, and the financial management of the Corporation.

                                   ARTICLE II

                              COMMITTEE MEMBERSHIP

        2.1    Number of Committee Members.

        The authorized number of members of the Committee shall be three (3) and must be independent of the Corporation and otherwise duly qualified as set forth in Exhibit B. The board of directors may designate one or more Directors as alternate Committee members, who may replace any absent member at any meeting of the Committee.

        2.2    Appointment and Term of Office of Committee Members.

        Committee members shall be appointed by the board of directors to hold office until replaced by a resolution of the Board. Each Committee member, including a member elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation, or removal of such a member.

        2.3    Removal.

        The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the board of directors of the Corporation.

                                   ARTICLE III

                               COMMITTEE STRUCTURE

        3.1    Chairman of the Committee.

        The Chairman of the Committee, if such an officer be elected, shall, if present, preside at meetings of the Committee and exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or as may be prescribed by this Charter. The Chairman of the Committee shall be elected by resolution of the board of directors. The Chairman of the Committee shall in all cases be an independent director. In the absence or disability of the Chairman of the Committee, the board of directors shall appoint an alternative Chairman to preside at the Committee meetings.


       A3-2


        3.2    Secretary.

        The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the Committee.

                                   ARTICLE IV

                                RESPONSIBILITIES

        In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order best to react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. Notwithstanding the foregoing, the following duties should be performed at a minimum on an annual or as needed basis.

        4.1    Annual Duties.

(a) Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate.

(b) Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation.

(c) Have a clear understanding with the independent auditors that the independent auditors are ultimately accountable to the board of directors and the Committee, as the stockholders' representatives, and that the board of directors and the Committee have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

(d) Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

(e)     Review  with the  independent  auditors  and  financial  and  accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

(f) Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders.

(g) Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors.

(h) Review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Corporation's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.


       A3-3


(i) Report the results of the annual audit to the board of directors. If requested by the Board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are received).

(j) Obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take appropriate action to ensure the continuing independence of the auditors.

(k) Review the report of the Committee in the annual report to stockholders and the Annual Report on Form 10-K disclosing whether or not the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statement. In addition, disclose the Committee's conclusion on the fairness of presentation of the financial statements in conformity with generally accepted accounting principles based on those discussions.

(l) Review the Corporation's disclosure in the proxy statement for its annual meeting of stockholders that describes the Committee as having satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

        4.2    Duties as Needed.

(a) Review reports received from regulators and other legal and regulatory matters that may have a material affect on the financial statements or related Corporation compliance policies.

(b) Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                    ARTICLE V

                                 INDEMNIFICATION

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Committee member of the Corporation shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability and loss, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person.

This indemnification is intended to provide at all times the fullest indemnification permitted by the laws of the State of Delaware and the Corporation may purchase and maintain insurance on behalf of any person who is or was a Committee member of the Corporation against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.


       A3-4


                                   ARTICLE VI

                                   AMENDMENTS

This Charter and any provision contained herein may be amended or repealed by the board of directors. Whenever an amendment or a new Charter is adopted, it shall be copied in the book of minutes with the original Charter. If any provision of this Charter is repealed, the provisions repealed, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.


       A3-5


                                                                      EXHIBIT B

Professional Qualifications

Each of the members of the Audit Committee must be qualified to read and understand fundamental financial statements, including balance sheets, income statements, and cash flow statements or become qualified to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive office, chief financial officer or other senior officer with financial oversight responsibilities.

Independence

Directors with any of the following five relationships will not be considered independent: (1) employment by the Corporation or any of its affiliates for the current year or any of the past three years; (2) acceptance of any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (3) member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer; (4) partnership in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed five percent of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (5) employment as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

One director who is not independent and is not a current employee or an immediate family member of such employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.


       A4-1


                                                                         ANNEX 4

TEXT OF PROPOSED AMENDMENT TO nSTOR'S CERTIFICATE OF

INCORPORATION

The Certificate of Incorporation of nStor Technologies, Inc. is to be amended as follows:

1.  Article Fourth (a) thereof is amended in its entirety to read as follows:

The total number of shares which the Corporation is authorized to issue is Two Hundred and Thirty One Million (231,000,000). The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is One Million (1,000,000) and the number of shares of Common Stock authorized to be issued is Two Hundred and Thirty Million (230,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.05 per share. The aggregate par value of all shares of Preferred Stock is $10,000 and the aggregate par value of all shares of Common Stock is $11,500,000.

                                   PROXY CARD

nSTOR TECHNOLOGIES, INC.
10140 Mesa Rim Road
San Diego, CA  92121

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                          COMPANY'S BOARD OF DIRECTORS

The undersigned holder of common stock of nStor Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints Jack Jaiven and H. Irwin Levy and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2002 annual meeting of Stockholders of the Company, to be held at 10:00 a.m., local time, on October 8, 2002, at The Hilton Palm Beach Airport, 150 Australian Ave, West Palm Beach, Florida, and at any adjournment(s) or postponement(s) thereof.

(1) To approve the issuance of the following shares of our common stock to Pacific Technology Group, Inc. in connection with our acquisition of 100% of the outstanding capital stock of Stonehouse Technologies, Inc. on June 7, 2002:(a) 4,527,027 shares upon the conversion of our Series L Convertible Preferred Stock, and (b) up to 8,687,258 shares as earn-out consideration;

               [  ]  FOR         [  ]   AGAINST       [  ]   ABSTAIN

        The members of our board of directors recommend that you vote "FOR" the approval of Proposal 1.

(2) To approve the issuance of shares of our common stock to Halco Investments L.C., an entity controlled by Maurice Halperin, the Chairman of our board of directors, in connection with the potential conversion of a $3,100,000 promissory note in order to maintain our listing on The American Stock Exchange;

               [  ]  FOR         [  ]   AGAINST       [  ]   ABSTAIN

        The disinterested members of our board of directors recommend that you vote "FOR" the approval of Proposal 2.

(3) To approve the issuance of shares of our common stock to H. Irwin Levy, the vice-chairman of our board of directors and our chief executive officer, in connection with the potential conversion of a $650,000 promissory note in order to maintain our listing on The American Stock Exchange;

               [  ]  FOR         [  ]   AGAINST       [  ]   ABSTAIN

        The disinterested members of our board of directors recommend that you vote "FOR" the approval of Proposal 3.

(4)     To approve the issuance of up to 30,000,000 shares of our common   stock
        upon the potential exercise of an option granted to Pacific Technology Services, Inc.;

               [  ]  FOR         [  ]   AGAINST       [  ]   ABSTAIN

        The board of directors recommends that you vote "FOR" the approval of Proposal 4.

(5) To approve an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 200,000,000 to 230,000,000;

               [  ]  FOR         [  ]   AGAINST       [  ]   ABSTAIN

        The members of our board of directors recommends that you vote "FOR" the approval of Proposal 5.

(6) To approve and ratify an amendment to our 2001 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 5,000,000 to 7,500,000.

               [  ]  FOR         [  ]   AGAINST       [  ]   ABSTAIN

        The members of our board of directors recommends that you vote "FOR" the approval of Proposal 6.

(7) To elect five persons to our board of directors to hold office until our next annual meeting of stockholders or until their successors are duly elected and qualified as follows;

               Roger H. Felberbaum
               Bernard R. Green
               Maurice A. Halperin
               H. Irwin Levy
               Michael L. Wise

        [ ]    VOTE FOR all nominees  listed  above,  except  vote  withheld for the following nominees (if any).
               ------------------------------------------------------
        [  ]   VOTE WITHHELD for all nominees.

        The board of directors recommends that you vote "FOR" the election of all the nominees for election as directors.

(8) To ratify the re-appointment of Swenson Advisors LLP, certified public accountants, as our independent auditors for 2002; and

               [  ]  FOR         [  ]   AGAINST       [  ]   ABSTAIN

        The board of directors recommends that you vote "FOR" the approval of Proposal 8.

(9) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Approval of Proposals 2 and 3 is conditioned upon the approval of Proposal 5. If Proposal 5 is not approved, Proposals 2 and 3 will also not be approved even if Proposals 2 and 3 receive the requisite stockholder approval.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF THE REMAINING PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Notice of annual meeting,
(ii) the Proxy Statement, and (iii) the Company's Form 10-K, as amended, for the year ended December 31, 2001.

                    Dated_________________________, 2002


                    ------------------------------------
                               (Signature)


                    ------------------------------------
                        (Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, dministrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.